UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________
SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
COTY INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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September 24, 2020

TO OUR STOCKHOLDERS:
On behalf of the Board of Directors and Executive Committee of Coty Inc., I cordially invite you to the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Coty Inc. to be held via live audio webcast over the Internet at www.virtualshareholdermeeting.com/COTY2020, at 8:30 a.m., Eastern Time, on Tuesday, November 3, 2020.
In connection with changes during fiscal year 2020, the composition of the Board of Directors has evolved and several executive leadership changes have been made. On September 1, 2020, we welcomed a new Chief Executive Officer, Sue Nabi, a recognized global innovator and beauty industry entrepreneur, to lead Coty. Our ownership structure has changed as well. As a result of the purchase of Series B Convertible Preferred Stock by affiliates of Kohlberg Kravis Roberts & Co. L.P., for $1 billion, in the event of the full conversion of the shares and no other changes in capitalization, the JAB Group would remain our largest stockholder with approximately 50% ownership in the Company and the Kohlberg Kravis Roberts affiliates would be the second largest stockholder with an approximate 17% stake, which also reflects its current voting power. I have been pleased to serve as Chairman of the Board since November 2018 and to work with Erhard Schoewel and Robert Singer who have served as our Lead Independent Director since September 2019 and June 2020, respectively.
Details about the Annual Meeting, nominees for election to the Board of Directors and other matters to be acted on at the Annual Meeting are presented in the Notice of 2020 Annual Meeting of Stockholders and Proxy Statement that follow.
It is important that your stock be represented at the Annual Meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by so marking and dating the enclosed proxy card or following the voting instruction accompanying these materials, as described below. If you wish to vote in accordance with directors’ recommendations, all you need to do is sign, date and return the card or voting instruction.
Please vote over the Internet, by telephone or by completing and returning the proxy card in the enclosed envelope whether or not you plan to attend the Annual Meeting.
You may virtually attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/COTY2020 on the meeting date. If you virtually attend the Annual Meeting and wish to vote at the Annual Meeting, you may do so by revoking your proxy at any time so long as you are the holder of record of your shares. If you are not the holder of record, you must follow your broker’s procedures for obtaining a legal proxy in order to vote your shares at the Annual Meeting.
Thank you for your support.

Sincerely,

Peter Harf
Chairman of the Board

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS
AND PROXY STATEMENT
September 24, 2020
To Coty Inc. Stockholders:
The Annual Meeting of Coty Inc. (the “Company”) will be held via audio webcast over the Internet at www.virtualshareholdermeeting.com/COTY2020 at 8:30 a.m., Eastern Time, on Tuesday, November 3, 2020 (the “Annual Meeting”). This means that you can attend the Annual Meeting online, vote your shares electronically and submit questions during the online meeting by visiting the above mentioned Internet site. The principal business of the Annual Meeting will be the consideration of the following matters:
1.To elect the twelve directors named in this proxy statement;
2.To approve the Amended and Restated Coty Inc. Equity and Long-Term Incentive Plan to increase the aggregate number of shares authorized for issuance thereunder;
3.To approve the Amended and Restated Coty Inc. Stock Plan for Directors;
4.    To approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement;
5.    To approve, on an advisory (non-binding) basis, the frequency of the vote on the Company’s named executive officer compensation;
6.    To ratify the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2021; and
7. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
This proxy statement describes these items in more detail. We have not received notice of any other matters that may be properly presented at the Annual Meeting. The close of business on September 9, 2020 has been fixed as the date for determining the holders of shares of the Company’s Class A Common Stock and Series B Convertible Preferred Stock entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

By order of the Board of Directors,

Kristin Blazewicz
Chief Legal Officer & Secretary
WHETHER OR NOT YOU PLAN TO VIRTUALLY ATTEND THE ANNUAL MEETING, YOU MAY VOTE AND SUBMIT YOUR PROXY. YOU MAY SUBMIT YOUR PROXY ELECTRONICALLY, BY TELEPHONE OR BY REQUESTING A PRINTED COPY OF THE PROXY MATERIALS AND COMPLETING AND RETURNING BY MAIL THE PROXY CARD YOU WILL RECEIVE IN RESPONSE TO YOUR REQUEST.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON NOVEMBER 3, 2020: The Company’s Proxy Statement for the Annual Meeting and the Annual Report on Form 10-K for the fiscal year ended June 30, 2020 are available at materials.proxyvote.com/222070.

COTY INC.
350 Fifth Avenue
New York, New York 10118

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 3, 2020

These proxy materials are being made available to you electronically or, if you have requested, printed versions of these materials, have been delivered to you by mail in connection with the solicitation of proxies by the Board of Directors of Coty Inc. (the “Company”, “we” or “us”), a Delaware corporation, for our 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 8:30 a.m. Eastern Time (“ET”) on Tuesday, November 3, 2020 via the Internet at www.virtualshareholdermeeting.com/COTY2020.
When used in these proxy materials, the term “includes” and “including” means, unless the context otherwise indicates, including without limitation.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
Proxy Materials and Voting Information
1.    What are proxy materials?
A proxy statement is a document which includes information that we are required to provide to you under Securities and Exchange Commission (“SEC”) rules and is designed to assist you in voting your shares (your “shares”) of the Company’s Class A common stock, par value $0.01 per share (“Class A Common Stock”) and/or of the Company’s Series B Convertible Preferred stock, par value $0.01 per share (“Series B Preferred Stock”), at the Annual Meeting. The proxy materials include our proxy statement for the Annual Meeting (this “Proxy Statement”), our Annual Report to Stockholders (including our Annual Report on Form 10-K for the fiscal year ended June 30, 2020) (“Annual Report”), and the proxy card or a voting instruction card for the Annual Meeting.
This Proxy Statement contains information about the Annual Meeting and was prepared by our management. We sent a Notice of Internet Availability of Proxy Materials (the “Notice”), and made these proxy materials and the Notice available online, on or about September 24, 2020 to stockholders of record entitled to receive notice of the Annual Meeting. All stockholders may access the proxy materials online and download printable versions of the proxy materials or request a printed set of the proxy materials by following the instructions in the Notice. As a stockholder, you are invited to attend the virtual audio Annual Meeting online and are requested to vote on the items of business described in this Proxy Statement.
2.    What is the difference between holding shares as a stockholder of record and as a beneficial owner?
If your shares are registered directly in your name with the Company’s registrar and transfer agent, Computershare Trust Company, N.A., you are considered a stockholder of record with respect to those shares. If your shares are held in a bank or brokerage account, you are considered the “beneficial owner” of those shares.
3.    Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
In accordance with SEC rules, we may furnish proxy materials, including this Proxy Statement and our Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Accordingly, we are sending the Notice to our stockholders of record and beneficial owners as of the close of business on September 9, 2020 (the “Record Date”).
4.    I share an address with another stockholder. Why did we receive only one copy of the proxy materials and how may I obtain an additional copy of the proxy materials?
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for the Notice or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding”, is intended to provide extra convenience for stockholders and cost savings for companies.
A number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice, please notify your broker. Stockholders who have multiple accounts in their names or who share an address with other stockholders can request “householding” and authorize their broker to discontinue mailings of multiple annual reports and proxy statements by contacting their broker.
We will promptly deliver to a stockholder who received one copy of the Notice as a result of “householding” a separate copy upon the stockholder’s written or oral request directed to Investor Relations at Coty Inc., 350 Fifth Avenue, New York, New York 10118 or (212) 389-7300.
5.    Who is entitled to vote at the Annual Meeting?
Only stockholders of record of our Class A Common Stock and Series B Preferred Stock at the close of business on the Record Date are entitled to vote at the Annual Meeting or at any adjournment or postponement of the Annual Meeting. Each stockholder of record is entitled to one vote per share of Class A Common Stock. On the Record Date, there were 765,127,050 shares of Class A Common Stock issued and outstanding and 1,000,000 shares of Series B Preferred Stock issued and outstanding.
Holders of the Series B Preferred Stock are entitled to vote with the holders of the Class A Common Stock on an “as converted” basis as set out in the Certificate of Designations for the Series B Preferred Stock (“Series B Certificate of Designations”). The Series B Preferred Stock is convertible, in whole or in part, at any time at the option of the holder, into shares of Class A Common Stock at an initial conversion rate of 160.2564 shares of Class A Common Stock per share of Series B Preferred Stock, subject to certain anti-dilution adjustments and accounting for accrued dividends through the designated date, as described in the Series B Certificate of Designations. As of the Record Date, the Series B Preferred Stock is convertible in the aggregate into 163,803,362 shares of Class A Common Stock and provides 163.803362 votes per share of Series B Preferred Stock.
Pursuant to the Series B Certificate of Designations, holders of a majority of the then outstanding shares of Series B Preferred Stock, voting as a separate class, have the right to appoint and elect the KKR Investor Designees (Ms. Ford and Mr. Huth). In addition, pursuant to the Investment Agreement (as defined below), the Company has agreed to include the KKR Investor Designees on the Company’s slate of nominees and to recommend that the holders of Class A Common Stock vote in favor of the KKR Investor Designees. See “Certain Relationships and Related Party Transactions — Relationship with KKR”.
Registered Stockholders. The Notice was provided to you directly by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote virtually at the Annual Meeting.
Beneficial Stockholders. The Notice was forwarded to you by your broker or nominee. Your broker or nominee is considered the stockholder of record of those shares and you are considered to hold your shares in “street name”. Beneficial owners are also invited to virtually attend the Annual Meeting. However, since you are not a stockholder of record, you may not vote your shares virtually at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of your proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.

6.    What items of business will be voted on at the Annual Meeting? How does the Board of Directors (the “Board”) recommend I vote on these items and what are the voting standards?

Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions or Withhold Votes (for Director Elections)	Effect of “Broker Non-Votes”	Board Recommendation
Proposal 1: Election of Directors	For all, withhold all, or for all except.
A plurality of votes — nominees receiving the highest number of affirmative votes will be elected (up to the total number of available board seats).
A majority of the Series B Preferred Stock, voting as a separate class, have the right to appoint and elect the KKR Investor Designees (Ms. Ford and Mr. Huth).
			No effect.	No effect.	Our Board recommends a vote FOR each director nominee.
Proposal 2: Approval of Amended and Restated Coty Inc. Equity and Long-Term Incentive Plan	For, against or abstain.	The affirmative vote of a majority of the votes cast.	No effect.	No effect.	Our Board recommends a vote FOR the approval of the Amended and Restated Coty Inc. Equity and Long-Term Incentive Plan.
Proposal 3: Approval of Amended and Restated Coty Inc. Stock Plan for Directors	For, against or abstain.	The affirmative vote of a majority of the votes cast.	No effect.	No effect.	Our Board recommends a vote FOR the approval of the Amended and Restated Coty Inc. Stock Plan for Directors.
Proposal 4: Approval of Advisory Resolution on Named Executive Officer Compensation	For, against, or abstain.	The affirmative vote of a majority of the votes cast.	No effect.	No effect.	Our Board recommends a vote FOR the approval of the advisory resolution on named executive officer compensation.
Proposal 5: Approval of Advisory Resolution on the Frequency of the Vote on Named Executive Officer Compensation	For, against, or abstain.	The affirmative vote of a majority of the votes cast.	No effect.	No effect.	Our Board recommends a vote for the approval, on an advisory basis, of an ANNUAL advisory vote on named executive officer compensation.

Proposal 6: Ratification of Appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm	For, against, or abstain.	The affirmative vote of a majority of the votes cast.	No effect.	Brokers have discretion to vote.	Our Board recommends a vote FOR ratification of the appointment of Deloitte.
The advisory resolutions to approve named executive officer compensation (Proposal 4) and to approve the frequency of the vote on such approval vote (Proposal 5) are not binding on the Company. However, the Remuneration and Nomination Committee (the “RNC”), which is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders and will take into account the outcome of the vote when making future compensation and governance decisions.
7.    How do I cast my vote if I am a stockholder of record entitled to vote at the Annual Meeting?
If you are a stockholder of record entitled to vote at the Annual Meeting, you can vote your shares by proxy electronically, by telephone or by mail by following the instructions set forth below:
Voting Electronically. You can vote at www.proxyvote.com, 24 hours a day, seven days a week. You will need the control number included on your Notice or your proxy card (if you received a printed copy of the proxy materials).
Voting By Telephone. You can vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. You will need the control number included on your Notice or your proxy card (if you received a printed copy of the proxy materials).
Voting By Mail. If you have requested and received a printed copy of the proxy materials by mail, you may complete, sign and return the proxy card by mail to Coty Inc., c/o Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, New York 11717.
Voting at the Annual Meeting. Although we encourage you to complete and return a proxy prior to the Annual Meeting to ensure that your vote is counted, you can virtually attend the Annual Meeting and vote your shares online by visiting www.virtualshareholdermeeting.com/COTY2020. You will need your control number included on your Notice or proxy card (if you receive a printed copy of the proxy materials) in order to be able to vote during the Annual Meeting. If you vote by proxy prior to the Annual Meeting and also virtually attend the Annual Meeting, there is no need to vote again at the Annual Meeting unless you wish to change your vote.
The procedures for voting online, by telephone, by mail and virtually at the Annual Meeting comply with Delaware law and are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded.
8.    Is there a deadline for submitting proxies electronically or by telephone or mail?
Proxies submitted electronically or by telephone as described above must be submitted by 11:59 p.m. ET on November 2, 2020.
Proxies submitted by mail must be received before the close of the Annual Meeting on November 3, 2020.
Each valid proxy received in time will be voted at the Annual Meeting in accordance with your instructions, regardless of the submission method used.
9.    What if I am a stockholder of record entitled to vote at the Annual Meeting and do not specify a choice for a matter when returning a proxy?
All proxies properly submitted pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. If you properly submit a proxy but do not provide specific voting instructions, your shares will be voted:
1.    FOR the election of each nominee as director;

2.    FOR the Amended and Restated Coty Inc. Equity and Long-Term Incentive Plan;
3.    FOR the Amended and Restated Coty Inc. Stock Plan for Directors;
4.    FOR the advisory resolution on the compensation of our named executive officers;
5.    FOR an ANNUAL advisory vote on the advisory resolution on the compensation of our named executive officers; and
6.    FOR the ratification of the appointment of Deloitte as our independent registered public accounting firm.
    If you have returned your signed and completed proxy card and other matters are properly presented at the Annual Meeting for consideration, the proxy holders appointed by our Board (the persons named in your proxy card if you are a stockholder of record) will have the discretion to vote on those matters for you.
10.    What if I am a beneficial owner and do not give voting instructions to my broker?
As a beneficial owner, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your bank, broker or other nominee by the deadline provided in the materials you receive from your bank, broker or other nominee. Under the rules of the New York Stock Exchange (the “NYSE”), if you do not provide voting instructions to your bank, broker or other nominee, whether your shares can be voted by such person depends on the type of item being considered for vote.
Under the rules of the NYSE, if you hold your shares in street name and do not provide voting instructions to the broker, bank or other nominee that holds your shares, the nominee has discretionary authority to vote on routine matters but not on non-routine matters. If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors (Proposal 1); the Amended and Restated Coty Inc. Equity and Long-Term Incentive Plan (Proposal 2); the Amended and Restated Coty Inc. Stock Plan for Directors (Proposal 3); the advisory resolution to approve named executive officer compensation (Proposal 4); and the advisory resolution on the frequency of the vote on the advisory resolution on named executive officer compensation (Proposal 5), which are considered non-routine matters. Only the ratification of the appointment of the independent registered public accounting firm (Proposal 6) is considered a routine matter.
11.    How are broker non-votes and abstentions counted?
A broker non-vote occurs when shares held by a broker are not voted with respect to a particular proposal because the broker does not have authority to vote on the non-discretionary item and has not received voting instructions from its clients.
Broker non-votes, withheld votes and abstentions by stockholders from voting (including brokers holding their clients’ shares of record who cause abstentions to be recorded) will be counted towards determining whether or not a quorum is present. However, because broker non-votes and abstentions are not considered votes “cast” under Delaware law, they will have no effect on the approval of Proposals 1 through 5, except where brokers may exercise their discretion on routine matters, as discussed above.
12.    What constitutes a quorum?
A quorum will be present if holders of a majority of the outstanding voting power of our Class A Common Stock and Series B Preferred Stock entitled to vote and voting together as a single class at the Annual Meeting are present in person or represented by proxy at the Annual Meeting. Abstentions, broker non-votes and votes withheld are included in the count to determine if a quorum is present.
13.    What can I do if I change my mind after I vote my shares? Can I revoke my proxy?
At any time prior to the completion of voting at the Annual Meeting, you may change your vote either by:
•giving written notice to our Corporate Secretary revoking your proxy;
•by submitting a later-dated proxy by telephone or electronically before 11:59 p.m. ET on November 2, 2020;
•by a later-dated mailed proxy received before the close of the Annual Meeting on November 3, 2020; or
•by voting online at the Annual Meeting.

14.    Who will count the vote?
A representative of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspector of election.
15.    May I see a list of stockholders entitled to vote as of the Record Date?
A list of registered stockholders as of the close of business on the Record Date will be available for examination by any stockholder for any purpose germane to the meeting. During the Annual Meeting, such list will be available for examination at www.virtualshareholdermeeting.com/COTY2020.
16.    How do I attend the Annual Meeting virtually?
We will host the Annual Meeting live online via audio webcast. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/COTY2020. The webcast will start at 8:30 a.m. ET. Stockholders may vote and submit questions while attending the Annual Meeting online. In order to enter the Annual Meeting, you will need the 16-digit control number included on your Notice, the instructions that accompanied your proxy materials or your proxy card (if you received a printed copy of the proxy materials). Instructions on how to attend and participate online, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/COTY2020. We encourage you to access the meeting prior to the start time to allow ample time to complete the online check-in process. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be provided on the log-in page.
17.     Why is the Annual Meeting a virtual, online meeting?
As we have done in prior years, our Annual Meeting will be a virtual meeting of stockholders using cutting edge technology, conducted via live audio webcast. By conducting our annual meeting solely online, we eliminate many of the costs associated with a physical meeting. In addition, we believe that hosting a virtual meeting facilitates stockholder attendance and broader participation by enabling stockholders to participate from any location around the world and improves our ability to communicate more effectively with our stockholders during the meeting. We have designed the virtual meeting to provide the same rights to participate as you would have at an in-person meeting, including providing opportunities to submit questions during the meeting. Moreover, in light of the ongoing COVID-19 pandemic, a virtual-only meeting also enables our management, directors and all stockholders to safely participate.
18.    Who will pay the cost of solicitation?
We will pay the cost of soliciting proxies for the Annual Meeting. Proxies may be solicited by our employees and directors, without additional compensation, in person, or by mail, courier, telephone, email or facsimile. We may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of shares held of record by such persons. We may reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.
19.    How can I access the Notice, Proxy Statement and Annual Report? How can I sign up for electronic delivery of proxy materials?
Our Proxy Statement (including the Notice) and Annual Report are available at materials.proxyvote.com/222070.
These proxy materials are also available in the “Investor Relations” section of our website: www.coty.com within the “Reports & Filings” subsection. Instead of receiving future copies of our Proxy Statement (including the Notice) and Annual Report by mail, stockholders can access these materials online. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business, and will also give you an electronic link to the proxy voting site.
If you hold your shares in a bank or brokerage account, you also may have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your bank, broker or other nominee regarding the availability of this service.

Any stockholder who would like to receive a copy of our Annual Report, including the related financial statements and financial statement schedules, may obtain one, without charge, by addressing a request to the attention of the Corporate Secretary, Coty Inc., 350 Fifth Avenue, New York, New York 10118. Our copying costs will be charged if copies of exhibits to the Annual Report are requested.

CORPORATE GOVERNANCE
We are committed to good governance practices. Our governance practices seek to ensure that we conduct our affairs in a manner that matches the high standards we have set for our people and products. We believe that good governance builds integrity and trust, strengthens the accountability of our Board, management and employees, promotes the long-term interests of stockholders and allows us to be a good corporate citizen in each of the countries where we do business.
Principles of Corporate Governance and Code of Business Conduct
Our Board has developed corporate governance practices to help it fulfill its responsibilities to stockholders in providing general direction and oversight of management. These practices are set forth in our Principles of Corporate Governance. We also have a Code of Business Conduct (the “Code”) applicable to all our employees, officers and directors, including the Chief Executive Officer (“CEO”), the Chief Financial Officer and other senior officers. These documents and any waivers of provisions of the Code granted to any senior officer or any material amendments to the Code may be found in the “Investor Relations” section of our website: www.coty.com within the “Corporate Governance” subsection under the heading “Governance Documents”. The Principles of Corporate Governance and charters for the Audit and Finance Committee (the “AFC”) and the RNC may be found under the heading “Committees” within the “Corporate Governance” subsection. Stockholders may also contact Investor Relations at 350 Fifth Avenue, New York, New York 10118 or call (212) 389-7300 to obtain hard copies of these documents without charge.
Controlled Company Status
As previously disclosed, on April 30, 2019, Cottage Holdco B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands (“Cottage Holdco”) and a subsidiary of JAB Holdings B.V. (“JAB Holdings”) (collectively with certain of its affiliated entities, “JAB Group”), acquired, pursuant to a tender offer (the “JAB Tender Offer”), 150,000,000 shares of Class A Common Stock at a purchase price of $11.65 per share, for aggregate consideration of approximately $1,747,500,000. Following the consummation of the JAB Tender Offer, JAB Group owns approximately 60% of the issued and outstanding Class A Common Stock and related voting power. As a result, the Company is deemed a “controlled company” for purposes of the governance rules of the NYSE because more than 50% of the voting power is held by an individual, a group or another company. As a controlled company, we are not required under those rules to maintain a Board of Directors with a majority of independent directors or a nominating/corporate governance committee or a compensation committee composed entirely of independent directors. The Company has, however, currently decided not to take advantage of these exemptions, and the Board continues to have a majority of independent directors and the RNC continues to be composed entirely of independent directors. In addition, under the terms of the Stockholders Agreement (as defined and discussed below), the parties thereto have agreed, among other things, that, for so long as the Stockholders Agreement is in effect, they will take all necessary actions within their control to maintain no fewer than four directors on the Company’s Board of Directors who are independent and also disinterested as it relates to Cottage Holdco and JAB Group.

Series B Preferred Stockholder
Pursuant to the terms of the Investment Agreement, dated as of May 11, 2020 and as amended on June 1, 2020 (the “Investment Agreement”), by and between the Company and KKR Rainbow Aggregator L.P., a Delaware limited partnership (the “KKR Investor”), the Company issued and sold 1,000,000 shares of Series B Preferred Stock to the KKR Investor for an aggregate purchase price of $1.0 billion. As a result of its beneficial ownership of Series B Preferred Stock, the KKR Investor may be deemed to beneficially own an aggregate of 163,803,362 shares of Class A Common Stock as of the Record Date, which would be received upon full conversion of the Series B

Preferred Stock (including dividends accrued through the Record Date), which represents, in the aggregate, approximately 17.6% of the outstanding shares of the Class A Common Stock, as calculated pursuant to Rule 13d-3 of the Exchange Act assuming no other changes in capitalization. Accordingly, JAB Group would remain Coty’s largest shareholder, with approximately 50% ownership in the Company.
Structure of our Board
Our Amended and Restated Certificate of Incorporation provides that the number of directors will be fixed from time to time by a resolution adopted by our Board, but must not consist of fewer than five or more than 13 directors. Our Board is currently composed of 13 directors, including the appointment by the Board of Isabelle Parize and Justine Tan effective on February 27, 2020, Johannes Huth effective on May 26, 2020, Nancy G. Ford effective on July 31, 2020 and Sue Y. Nabi effective on September 1, 2020. In determining the appropriate size and composition of the Board, the Board considers the current and anticipated need for directors with specific qualities, skills, experience and backgrounds (including diversity of ethnicity, gender, nationality and age), the availability of highly qualified candidates, committee workloads and membership needs, and the impact of any anticipated director retirements.
Directors are elected by the stockholders at the annual meeting of stockholders by a plurality of the voting power of the Class A Common Stock and Series B Preferred Stock, voting together, present and voted, which means that the nominees receiving the highest number of affirmative votes will be elected. Unless his or her office is earlier vacated in accordance with our Amended and Restated Bylaws (the “Bylaws”), each director holds office for a one-year term or until his or her successor is duly elected and qualified, or, if earlier, until such director’s death, resignation or removal.
Under the terms of the Series B Preferred Stock, the KKR Investor has the right to designate two directors to the Company’s Board (the “KKR Investor Designees”). KKR has designated Nancy Ford and Johannes Huth as the KKR Investor Designees, each of whom is an executive of Kohlberg Kravis Roberts & Co. L.P. and/or one or more of its affiliates (collectively, “KKR”), receives compensation for the services each provides to KKR and disclaims beneficial ownership over any securities of the Company owned by KKR. Pursuant to the Series B Certificate of Designations, holders of a majority of the then outstanding shares of Series B Preferred Stock, voting as a separate class, have the right to appoint and elect the KKR Investor Designees. In addition, pursuant to the Investment Agreement, the Company has agreed to include the KKR Investor Designees on the Company’s slate of nominees and to recommend that the holders of Class A Common Stock vote in favor of the KKR Investor Designees.
    Four directors on our Board are directors or partners of JAB Holding Company S.à r.l. and JAB Group companies (which comprises JAB Cosmetics, B.V. (“JABC”)). Each of Joachim Creus, Olivier Goudet, Peter Harf and Justine Tan, due to their service as a partner of JAB Holding Company S.à r.l., may be deemed to have an indirect pecuniary interest in a portion of the shares of our outstanding Class A Common Stock beneficially owned by JAB Group, and, together with certain other persons, each exercises voting and investment control over the shares of the Company beneficially owned by JAB Group. Each of these directors receives compensation for the services each provides to JAB Holding Company S.à r.l.
Board Leadership
While our Board believes it is important for its chairman to have both a stake in and deep understanding of the Company, our Principles of Corporate Governance permit our Board flexibility in determining whether or not to separate the roles of the Chairman and CEO based upon the circumstances, and from May 31, 2020 to August 31, 2020, Mr. Harf served as Interim CEO in addition to his role as Chairman. Our Board determined that, under current circumstances, it is appropriate to separate the roles and appointed Ms. Nabi to serve as CEO commencing September 1, 2020. In addition, the Principles of Corporate Governance also permit our Board the opportunity periodically to evaluate and make a determination regarding whether to appoint an independent director to serve as the Lead Independent Director. Erhard Schoewel served as our Lead Independent Director from September 2019 through May 2020, at which time, the Board appointed Robert Singer to serve as our Lead Independent Director. The duties of the Lead Independent Director include:
•presiding at all meetings of the Board at which the Chairman or Vice Chairman is not present, including executive sessions of the independent directors;
•serving as liaison between the Chairman and the independent directors;

•reviewing and approving meeting agendas, meeting schedules and other information, as appropriate;
•calling meetings of the independent directors;
•ensuring availability for consultation and direct communication if requested by major shareholders, as appropriate; and
•such other duties specified by the Board from time to time.
Our Board believes the present structure provides the Company and the Board with strong leadership, continuity of experience and appropriate independent oversight of management.
Committees of Our Board
The standing committees of our Board are the AFC and the RNC. From time to time, when appropriate, ad hoc committees may be formed by our Board.
AFC. The members of the AFC are Sabine Chalmers, Isabelle Parize and Robert Singer (Chair). As Ms. Chalmers is not standing for re-election at the Annual Meeting, the Board expects to appoint Erhard Schoewel to serve on the AFC, subject to his election at the Annual Meeting. Our Board has determined that Mr. Singer is an audit committee financial expert, as that term is defined under SEC rules. Our Board has also determined that each member of the AFC meets the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and that each member is financially literate as required by NYSE rules. The AFC has adopted a written charter that describes its primary duties and responsibilities, and the AFC and our Board review its charter each year. The AFC’s primary duties and responsibilities include:
•monitoring the integrity of our financial reporting process and systems of internal controls regarding finance, accounting, and compliance with our Code and laws and regulations;
•being responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm and assessing and monitoring the independence and performance of our independent registered public accounting firm and internal audit department;
•providing an objective, direct communication between our Board, independent registered public accounting firm, management and the internal audit department;
•reviewing and pre-approving both audit and non-audit services to be provided by our independent registered public accounting firm and establishing policies and procedures for the pre-approval of audit and non-audit services to be provided by the independent registered public accounting firm;
•meeting to review the audited and quarterly financial statements and discussing these statements with management and our independent registered public accounting firm, including reviewing the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K and based on such review and discussion, recommending to the Board as to the approval of the Company’s audited financial statements and if they should be included in the Company’s Annual Report on Form 10-K;
•establishing procedures for the review, approval and ratification of related person transactions; and
•reviewing and discussing the Company’s practices with respect to risk assessment and risk management, overseeing and evaluating the Company’s risk management policies in light of the Company’s business strategy, capital strength and overall risk tolerance and periodically evaluating the Company’s cybersecurity and privacy programs and receiving information on cybersecurity and privacy compliance.
RNC. The members of the RNC are Beatrice Ballini (Chair), Johannes Huth, Paul S. Michaels and Erhard Schoewel. Our Board has determined that Ms. Ballini and Messrs. Huth, Michaels and Schoewel satisfy the independence criteria for RNC members.
The RNC has adopted a written charter that describes its primary duties and responsibilities, and the RNC and our Board review the RNC’s charter each year. The RNC’s primary duties and responsibilities include:
•identifying individuals qualified to become Board members (consistent with criteria recommended by the RNC and approved by the Board) and recommending to our Board nominees for election at the annual meeting of stockholders and nominees for each Board committee;

•reviewing and making recommendations to our Board concerning size, structure, composition and functioning of the Board and its committees;
•discharging our Board’s responsibilities relating to the remuneration of our senior executives, including our Chief Executive Officer;
•approving and evaluating our executive remuneration plans, policies and programs and ensuring that these plans, policies and programs enable us to attract and retain exceptional talents and incentivize them to achieve exceptional performance;
•recommending to our Board the corporate governance principles, annually reviewing them and recommending changes to the Board as appropriate;
•reviewing and making recommendations to our Board with respect to the remuneration of all directors;
•assessing the results of the Company’s most recent advisory vote on executive compensation;
•reviewing and discussing with management the Company’s compensation discussion and analysis and SEC-required disclosures and recommending to the Board based on that review and discussion whether the compensation discussion and analysis should be included in the Company’s Annual Report on Form 10-K and/or proxy statement;
•preparing the compensation committee report required by SEC rules to be included in the Company’s Annual Report on Form 10-K and/or proxy statement; and
•overseeing the evaluation of the performance of our Board and management; and
•reviewing and assessing the Company’s strategies and policies relating to Company culture, human capital and talent management, diversity and inclusion, including appropriate goals and disclosure, and review and monitor strategic initiatives associated with the Company’s people and culture.

Executive Sessions
Our Board meets regularly in executive session without management directors or any members of management. In addition, the independent directors on our Board meet annually in executive session. Generally, the Chairman of our Board serves as Chairman in sessions without management directors or any members of management. Generally, the Lead Independent Director will preside at all meetings of the Board at which the Chairman or Vice Chairman is not present, including executive sessions of the independent directors.
Board Meetings
Regular meetings of our Board are held at such times as our Board may determine. In addition, special meetings of our Board may be called by the Chairman of our Board, the Vice Chairman, if any, or by a majority of the directors then in office. In fiscal year 2020, our Board held thirteen meetings, the AFC held eight meetings and the RNC held nine meetings. Each director attended more than 75% of the aggregate of the total number of meetings of the Board (held during the period for which she or he has been a director) and the total number of meetings held by all committees of the Board on which she or he served (during the periods that she or he served).
Our Board and its committees also act from time to time by written consent in lieu of meetings.
Board Qualifications and Membership Criteria
The RNC and the Board believe that a board composed of directors who have diverse personal backgrounds and experiences and who bring a fresh perspective is a priority for the Company. We seek to mix a diverse range of skills, backgrounds and experiences such as leadership, consumer products, international and strategic planning experience; financial and accounting expertise; and corporate governance, governmental policy and regulatory experience. We also value and consider broad diversity for our Board, including ethnicity, gender, nationality and age. The Board conducts an annual self-evaluation process and periodically considers its composition and refreshment in order to effectively align the Board’s mix of skills, experience and attributes with the Company’s business strategy.

Director Nomination Process
The RNC recommends nominees for our Board consistent with the criteria determined by our Board. The RNC may receive recommendations from other directors and executives and may seek assistance from third-party search firms with respect to identifying and vetting qualified candidates for the Board’s consideration. The RNC will also consider nominations from stockholder(s) to the extent the nomination complies with all procedures and includes all information about the candidate(s) required by our Bylaws. Nominations from stockholder(s) that are made in accordance with these procedures and include all required information will be considered by the RNC in accordance with the criteria discussed above and in the same manner as other nominations, and the RNC will present its recommendation to our Board. Other than the KKR Investor Designees, recommendations for recent Board refreshment have come from directors and executives.
Director Independence
We have incorporated in our Principles of Corporate Governance the NYSE’s independence standards for evaluating the independence of each director on our Board. These standards are available in the “Investor Relations” section of our website, www.coty.com within the “Corporate Governance” subsection under the heading “Governance Documents”. Under these standards, a director is considered “independent” if the Board has determined that such director has no material relationship with us or our subsidiaries, either directly or as a partner, stockholder or officer of an organization that has a relationship with us, and will not be considered “independent” if:
•the director is, or has been within the last three years, our employee, or an immediate family member of the director is, or has been within the last three years, our executive officer;
•the director has received, or has an immediate family member who has received, during any 12-month period during the last three years, more than $120,000 in direct compensation from us (other than Board and committee fees, and pension or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service). Compensation received by an immediate family member for service as our employee (other than an executive officer) is not considered for purposes of this standard;
•(a) the director, or an immediate family member of the director, is a current partner of our internal or external auditor; (b) the director is a current employee of our internal or external auditor; (c) an immediate family member of the director is a current employee of our internal or external auditor who personally works on our audit; or (d) the director, or an immediate family member of the director, was within the last three years (but is no longer) a partner or employee of our internal or external auditor and personally worked on our audit within that time;
•the director, or an immediate family member of the director, is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers serves or served at the same time on that company’s compensation committee;
•the director is a current employee, or an immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, us for property or services in an amount that, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of the other company’s consolidated gross revenues; or
•the director, or the director’s spouse, is an executive officer of a non-profit organization to which we make, or in the past three years have made, payments that, in any single fiscal year, exceeded the greater of $1 million or 2% of the non-profit organization’s consolidated gross revenues.
Our Board has determined that each of the following directors and nominees for director satisfies our independence standards and the independence standards of the NYSE: Mses. Ballini, Chalmers, Ford, Parize and Tan and Messrs. Creus, Goudet, Harf, Huth, Michaels, Schoewel and Singer, and that Ms. Nabi does not qualify as independent due to her position as our CEO. Our Board determined that due to the interim nature of his role as CEO, Mr. Harf currently qualifies as independent. Our Board determined that, during his Board service, Mr. Laubies did not qualify as independent due to his position as our CEO.

In addition, our Board has determined that each of Ms. Ballini, Chalmers and Parize and Messrs. Michaels, Schoewel and Singer are independent under Rule 10A-3 under the Exchange Act. The Board has also determined that each of Ms. Chalmers and Parize and Messrs. Michaels, Schoewel and Singer satisfy the NYSE independence criteria applicable to members of compensation committees and each is considered a “non-employee director” under Rule 16b-3 of the Exchange Act. The Board has also determined that Ms. Ballini and Mr. Huth, currently members of the RNC, satisfy the NYSE independence criteria applicable to members of the compensation committee, but are not considered a “non-employee director” under Rule 16b-3.
Communications with our Board
Stockholders, employees and other interested parties may communicate with any or all of our directors, including our non-management directors as a group, by writing to such director(s) at c/o Board of Directors, Coty Inc., 350 Fifth Avenue, New York, New York 10118, Attention: Corporate Secretary. Each communication should specify the applicable director(s) to be contacted, the general topic of the communication, and the number of shares of our Class A Common Stock owned of record (if a record holder) or beneficially. Our Corporate Secretary will initially receive and process communications before forwarding them to the applicable director(s), and generally will not forward a communication that is unrelated to the duties and responsibilities of the director(s), including communications our Corporate Secretary determines to be primarily commercial in nature, is related to an improper or irrelevant topic, or is a request for general information about the Company or our products. In addition, communications that are unduly hostile, threatening, illegal, or similarly unsuitable will be excluded, with the provision that any communication that is so filtered will be made available to any director upon any such director’s request.
Our Board’s Role in Risk Oversight
Our Board oversees, with management, the various risks we face. Our Board and management consider risks in all facets of the Company, our business strategy and our overall business.
Our Board dedicates a portion of one meeting each year to evaluating and discussing risk, risk mitigation strategies and the Company’s internal control environment. At this meeting, our Board considers an enterprise risk management analysis. Topics examined in the enterprise risk management analysis include, but are not limited to, strategic, operational, financial and compliance risks. Our Board’s risk oversight also includes a comprehensive annual review of our strategic plan. Because overseeing risk is an ongoing process and inherent in our strategic decisions, our Board also receives input from senior management and considers risk at other times in the context of specific proposed actions.
In addition to our Board’s risk oversight responsibility, the Board’s committees are also charged with overseeing risks within their areas of responsibility and reviewing with the Board significant risks identified by management and management’s response to those risks. The AFC is responsible for oversight of accounting, auditing and financial-related risks, as well as the Company’s compliance program and its cybersecurity and privacy programs. The RNC is responsible for overseeing the management of legal and regulatory risks as they relate to the Company’s corporate governance structure and processes, as well as risks related to our employee compensation policies and practices. In fiscal year 2020, the RNC reviewed our compensation policies and practices to determine whether they encouraged excessive or inappropriate risk taking. Following such evaluation, the RNC determined that our compensation policies and practices do not encourage excessive or inappropriate risk taking that could result in a material adverse effect on us.
While our Board oversees risk, management is responsible for assessing and managing risk on a day-to-day basis. Certain departments, such as treasury, legal and internal audit, our compliance function, and individuals within other departments, focus on specific risks associated with different aspects of our business, from regulatory, environmental and financial risks to commercial and strategic risks. Senior members of management responsible for risk management report regularly to the AFC or the Board as appropriate.
During the COVID-19 crisis, which began to impact the Company’s business in the third quarter of fiscal 2020, the Board has exercised oversight of the Company's response and risk management through periodic meetings and regular communications with management on business performance, employee health and safety, risk mitigation efforts, and long-term planning.

Board Attendance at the Annual Meeting
We expect directors to attend the Annual Meeting absent unusual circumstances. All of the directors on our Board at the time of the Annual Meeting of Stockholders in 2019 attended the Annual Meeting.
Compensation Committee Interlocks and Insider Participation
Messrs. Huth, Michaels and Schoewel and Ms. Ballini served on the RNC during fiscal year 2020 and each is considered an independent director, and Messrs. Michaels and Schoewel are also considered “non-employee” directors. Mr. Harf served as a member of the RNC from February 2019 until May 31, 2020 and was considered an independent director during that time. Mr. Harf ceased his service as a member of the RNC when he served as interim CEO. None of the other members of the RNC who served during fiscal year 2020 is or was an employee during fiscal year 2020, or is or within the last three years has been an officer of our Company. None of our executive officers has served during fiscal year 2020 on the board of directors of another public company with executive officers who serve as members of the RNC.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Stockholders Agreement
The Company and JAB Holdings and certain JAB Holdings affiliates are parties to a Stockholders Agreement (the “Stockholders Agreement”), dated March 17, 2019, which became effective on April 30, 2019, the date of the consummation of JAB Group’s acquisition of 150,000,000 outstanding shares of Class A Common Stock pursuant to the JAB Tender Offer. The Stockholders Agreement was negotiated at the direction of a special committee of the Board comprised solely of independent directors in connection with its evaluation of the JAB Tender Offer and was entered into at the recommendation of such special committee and with the approval of the Board. The Stockholders Agreement was agreed to by JAB Group as a condition to such special committee’s willingness to render its recommendation with respect to the JAB Tender Offer.
The Stockholders Agreement provides, among other things, that:
(i) during the three-year period following the consummation of the JAB Tender Offer, JAB Group shall not, subject to certain exceptions, effect or enter into any agreement to effect any acquisition of additional shares of Class A Common Stock; except that JAB Group may acquire shares of capital stock of the Company (including shares of Class A Common Stock, “Company Securities”) on an established securities exchange or through privately negotiated transactions that, after giving effect to such acquisition, does not result in an increase in JAB Group and its affiliates’ collective beneficial ownership percentage of the voting power of the then issued and outstanding Company Securities to an amount greater than approximately 69%,
(ii) during the three-year period following the consummation of the JAB Tender Offer, JAB Group shall not, subject to certain exceptions, transfer any shares of Class A Common Stock to any other person or group (other than an affiliate of JAB Group) that, after giving effect to such transfer, would beneficially own in excess of 20% of the voting power of the Company,
(iii) for so long as the Stockholders Agreement is in effect, JAB Group shall not effect or seek to effect, or announce any intention to effect, any “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act unless such transaction is conditioned on both (A) the affirmative approval of a special committee of the Board comprised solely of individuals who are each (1) independent under the requirements of Rule 10A-3 under the Exchange Act, and under the rules of the applicable securities exchange and (2) disinterested as it relates to JAB Group and its affiliates and (B) the affirmative vote of the stockholders of the Company representing at least a majority of the voting power of the Company beneficially owned by stockholders other than JAB Group or its affiliates,
(iv) for so long as the Stockholders Agreement is in effect, material related transactions involving any member of JAB Group and the Company will require the approval of a special committee of the Board comprised solely of independent directors who are disinterested as to the matter under consideration,
(v) JAB Group and the Company have agreed, for so long as the Stockholders Agreement is in effect, to take all necessary actions within their control to maintain on the Board no fewer than four independent directors who are disinterested as it relates to JAB Group and to cause, no later than September 30, 2019, to be elected to the Board two new independent directors who are disinterested as it relates to JAB Group, and
(vi) JAB Group has customary registration rights with respect to their shares of Class A Common Stock.
The Stockholders Agreement will terminate upon the earlier of the mutual consent of the parties to the Stockholders Agreement (including, with respect to the Company, the approval by a special committee comprised solely of independent directors who are disinterested as it relates to JAB Group) or such time as JAB Group and its affiliates cease to beneficially own 40% of the voting power of the Company on a fully diluted basis. This description of the Stockholders Agreement is not complete and is qualified in its entirety by reference to the Stockholders Agreement, which is filed with the SEC.
Consent Agreement to Tax Matters Agreement
In connection with the acquisition of the Beauty Business of The Procter & Gamble Company (the “P&G Beauty Business”), we entered into a tax matters agreement, dated as of October 1, 2016, with The Procter and Gamble Company (“P&G”) and certain of their and our subsidiaries (the “Tax Matters Agreement”), which, for the two year period ended October 1, 2018, governed the parties’ respective rights, responsibilities and obligations with respect to tax liabilities and attributes, efforts to protect the intended tax-free treatment of the P&G Beauty Business transaction and certain other transactions, the preparation and filing of tax returns, the control of audits, reviews, examinations or other tax proceedings and other matters regarding taxes.
    We are party to a consent agreement with JAB Holding Company S.à r.l., JABC and P&G whereby P&G has consented under the Tax Matters Agreement to the purchase by JABC of shares of our Class A Common Stock in certain open market transactions and JAB Holding, JABC and the Company have agreed to indemnify P&G for any taxes resulting from such purchases or due to breach of the consent agreement.
Relationship with KKR
On May 11, 2020, the Company entered into an Investment Agreement with the KKR Investor (the “Investment Agreement”), relating to the issuance and sale by the Company to the KKR Investor of up to 1,000,000 shares of Series B Preferred Stock, for an aggregate purchase price of up to $1.0 billion, or $1,000 per share (the “Issuance”). The Issuance was proposed to be issued in two tranches: (i) an initial issuance of 750,000 shares of Series B Preferred Stock and (ii) a subsequent issuance of 250,000 shares of Series B Preferred Stock, which was subject to the execution and delivery of a definitive purchase agreement between the Company and the KKR Investor or certain of its affiliates in respect of the Wella Business.
On May 26, 2020, the Company and the KKR Investor completed the issuance and sale of 750,000 shares of the Company’s Series B Preferred Stock for an aggregate purchase price of $750 million. Cumulative preferred dividends accrue daily on the Series B Preferred Stock at a rate of 9.0% per year. The Series B Preferred Stock had accrued dividends of $6.5 million as of June 30, 2020. There were no cash dividends paid in relation to the Series B Preferred Stock in the year ended June 30, 2020. On July 31, 2020, the Company completed the issuance and sale of the remaining 250,000 shares of Series B Preferred Stock to the KKR Investor for an aggregate purchase price of $250 million.
This Series B Preferred Stock conveys to the KKR Investor the right to designate two directors to the Company’s Board of Directors and voting rights on an as-converted basis. Assuming full conversion of the Series B Preferred Stock and no other changes to the Company’s capitalization, the KKR Investor would be the second largest shareholder, with an approximate 17.6% stake as of the Record Date. Pursuant to the Series B Certificate of Designations, holders of a majority of the then outstanding shares of Series B Preferred Stock, voting as a separate class, have the right to appoint and elect the KKR Investor Designees. In addition, pursuant to the Investment Agreement, the Company has agreed to include the KKR Investor Designees on the Company’s slate of nominees and to recommend that the holders of Class A Common Stock vote in favor of the KKR Investor Designees.
In June 2020, Rainbow UK Bidco Limited, an affiliate of funds and/or separately managed accounts advised and/or managed by KKR, and the Company entered into a separate definitive agreement regarding a strategic transaction (“Wella Transaction”) for the sale of the Company’s Wella Business. KKR will own 60% of this separately managed entity and Coty will own the remaining 40%.

During fiscal 2020, fees of $25.5 million were paid to KKR in connection with the initial and subsequent closings of the Series B Preferred Stock.
The Company also entered into agreements with KKR for potential consulting and advisory services. No fees were incurred under such agreements in fiscal 2020. From time to time, certain funds managed by KKR may hold the Company’s debt instruments. These funds may receive principal and interest payments on the same terms as other investors in these debt instruments.

Consulting Services and Other Arrangements
    The Company had engaged certain affiliates of JAB to provide us with marketing technology services on customary market terms. As of June 30, 2020, these arrangements were no longer in effect. In addition, our former subsidiary, Beamly, entered into service agreements with affiliates of JAB for the provision of digital media services on customary market terms. Fees under each of these arrangements totaled less than $1.0 million in fiscal 2020 and 2019, respectively.
Beatrice Ballini, a director, serves as a senior member of the Retail Practice and a leader of the Board and CEO Advisory Partners group at Russell Reynolds Associates. From time to time, the Company has engaged Russell Reynolds Associates, a global leadership and search firm, for recruiting assistance. The amounts of such services provided to the Company for fiscal 2020 and 2019 were approximately $600,000 and $100,000, respectively.
In connection with the appointment of Fiona Hughes as our Chief Marketing Officer, Consumer Beauty, the Company agreed in principle to a secondment arrangement with Jacobs Douwe Egberts B.V., an affiliate of JAB, for the reimbursement of certain employment-related expenses through a transition period that ended February 2020. The amount of such reimbursement was approximately $600,000 for fiscal 2020.
    Review, Approval or Ratification of Transactions with Related Persons
Our Board has adopted a written policy regarding the approval or ratification of “related person transactions”. A related person transaction is one in which we or any of our subsidiaries participate, in which the amount involved since the beginning of our last completed fiscal year exceeds $120,000 and in which a “related person” has or will have a direct or indirect interest, other than solely as a result of being a director of, or, together with all other related persons, a less than 10% beneficial owner of an equity interest in another entity, or both. “Related persons” are the following persons and their immediate family members: our directors, director nominees, executive officers and stockholders beneficially owning more than 5% of our outstanding Class A Common Stock. Under this policy, the AFC reviews and approves, disapproves or ratifies related person transactions, other than those in which the chair of the AFC may have an interest, in which case, the Chairman of the Board will review the transaction. In determining whether or not to approve a related person transaction, the AFC takes into account, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. If advance approval by the AFC is not possible, then a related person transaction may be considered and subsequently ratified, if appropriate, by the AFC. The chair of the AFC may pre-approve or ratify related person transactions in which the aggregate amount involved is expected to be less than $1 million. The chair reports to the AFC each transaction so approved or ratified. If a related person transaction will be ongoing, the AFC may establish guidelines for our management to follow in its ongoing dealings with the related person, after which such related person transaction will be reviewed on an annual basis for guideline compliance and ongoing appropriateness.
The related party transaction policy adopted by the AFC pre-approves the following types of related person transactions:
•certain types of executive officer compensation;
•compensation paid to a director if required to be reported under Item 402 of the SEC’s compensation disclosure requirements;
•any transaction with another company to which a related person’s only relationship is as an employee (other than an executive officer) if the amount involved does not exceed the greater of $1 million or 2% of that company’s total annual revenue;

•any charitable contribution, grant, or endowment by us to a charitable organization, foundation, or university to which a related person’s only relationship is as an employee (other than an executive officer) if the amount involved does not exceed the lesser of $1 million or 2% of the charitable organization’s total annual receipts;
•any related person transaction where the related person’s interest arises solely from the ownership of our Class A Common Stock and in which all stockholders receive proportional benefits; and
•any related person transaction in which the rates or charges involved are determined by competitive bids.
A director who is a related person with respect to a transaction may not participate in the discussion or approval of the transaction, except that the director will provide all material information concerning the related person transaction to the AFC. Each transaction described above was approved or ratified under our related person transaction policy.
PROPOSAL NO. 1
ELECTION OF DIRECTORS
The election of 12 directors is proposed by our Board, each director to hold office, in accordance with our Amended and Restated Certificate of Incorporation and Bylaws, until the next annual meeting or until his or her successor is duly elected and qualified. Pierre Denis and Pierre Laubies resigned from the Board during the 2020 fiscal year. Sue Y. Nabi, coincident with her appointment as CEO, was appointed as a director effective September 1, 2020, Nancy Ford was appointed as a director effective July 31, 2020, Johannes P. Huth, was appointed as a director on May 26, 2020, and Isabelle Parize and Justine Tan were appointed as directors on February 27, 2020, and the size of the full Board was increased appropriately upon each change to the Board’s composition. Ms. Chalmers is not standing for re-election at the Annual Meeting, and, accordingly, the size of the full Board will be reduced to 12 directors at the Annual Meeting. All nominees are currently serving as directors of the Company and, except for Mses. Nabi, Ford, Parize and Tan and Mr. Huth, were elected by the stockholders.
The nominees are Beatrice Ballini, Joachim Creus, Nancy Ford, Olivier Goudet, Peter Harf, Johannes P. Huth, Paul S. Michaels, Sue Y. Nabi, Isabelle Parize, Erhard Schoewel, Robert Singer and Justine Tan.
Proposal: Election of each nominee for director.
Recommendation: The Board recommends a vote FOR the election of each nominee for director.
Vote Required: Election of each nominee for director requires a plurality of the votes cast by the holder of Class A Common Stock and Series B Preferred Stock (on an as converted basis) voting together. Pursuant to the Series B Certificate of Designations, holders of a majority of the then outstanding shares of Series B Preferred Stock, voting as a separate class, have the right to appoint and elect the KKR Investor Designees (Ms. Ford and Mr. Huth). In addition, pursuant to the Investment Agreement, the Company has agreed to include the KKR Investor Designees on the Company’s slate of nominees and to recommend that the holders of Class A Common Stock vote in favor of the KKR Investor Designees.

Director Nominees

Name	Age	Director Since
Beatrice Ballini	62	2019
Joachim Creus	44	2019
Nancy G. Ford	45	2020
Olivier Goudet	55	2013
Peter Harf	74	1996
Johannes P. Huth	60	2020
Paul S. Michaels	68	2015
Sue Y. Nabi	52	2020
Isabelle Parize	63	2020
Erhard Schoewel	71	2006
Robert Singer	68	2010
Justine Tan	44	2020
We believe that each of the director nominees is well-qualified to serve on our Board and offers significant individual attributes and contributions important to our Board’s overall composition and functioning. The following biographical summaries provide details of their skills and experience:
Beatrice Ballini joined the Board in September 2019 and has served as the Chair of the RNC since May 31, 2020. Ms. Ballini is a senior member of the Retail Practice at Russell Reynolds Associates, a global leadership advisory and search firm, where she leads family business services and is a leader of the Board and CEO Advisory Partners group. Prior to joining Russell Reynolds Associates 21 years ago, Ms. Ballini was the Chief Executive Officer of a prominent men’s clothing manufacturer in Milan where she assisted with the company’s strategic growth. Prior to that, she held positions at Goldman Sachs & Co. and Bain & Co. Ms. Ballini has also taught in the Master in Marketing program at Sciences Politiques in Paris and is a member of the European and Middle Eastern Executive Board of the MIT Sloan School of Management. She holds a laurea degree in chemical engineering from the Polytechnic of Milan, a Master of Science from the Massachusetts Institute of Technology and an MBA from the MIT Sloan School of Management.
Ms. Ballini brings to our Board significant leadership, management and business experience and an understanding of executive skill and training and Board governance.
Joachim Creus joined the Board in 2019. Mr. Creus has served as a Partner, General Counsel and Head of Tax at JAB Holding Company S.à r.l. (“JAB Sarl”) since October 2010 and has held various executive officer roles at several JAB Group entities from time to time. Prior to that, he served as the Tax Director at Siemens from 2007 and held other legal- and tax-related positions from 2000. He is also a director of JDE Peets N.V. Mr. Creus holds several degrees from KU Leuven and an LL.M. in international tax law from Vienna University of Economics and Business.
Mr. Creus brings to our Board more than 18 years of experience in managing complex legal and tax matters and transactions in law firm, corporate and fund environments, including deal structuring, financing, contract negotiation and antitrust matters. His extensive work experience in Europe, Asia and North America provides a global perspective on business, tax and law.
Nancy G. Ford joined the Board in July 2020. Ms. Ford has served a Managing Director in the Consumer Retail group at KKR since 2017. Prior to that, Ms. Ford spent fourteen years at FFL Partners, a private equity firm, where she was actively involved in many of the firm’s investments, with a particular focus on consumer products. Previously, Ms. Ford worked at Thomas H. Lee Partners, a private equity firm, and in the investment banking division at Goldman Sachs & Co. She also serves on the board of directors of several non-publicly traded companies, Upfield Europe BV, Nature's Bounty, Channel Control Merchants, Gibson Brands and Heartland Dental Care Inc. She holds a B.S. in Economics, summa cum laude, from Duke University and an M.B.A. from Stanford Graduate School of Business. Ms. Ford currently serves as a board member of The Fit Kids Foundation.

Ms. Ford brings to our Board extensive investment experience from her many years at KKR and other investment banking, private equity and management firms with a focus on consumer products. She also has significant experience serving on the Boards of private companies.
Olivier Goudet joined the Board in 2013. Mr. Goudet is a Managing Partner and Chief Executive Officer of JAB Sarl, a position he has held since 2012. He serves as Chairman of the Board of Jacobs Douwe Egberts B.V., Peet’s Coffee & Tea, Inc., Panera Bread Company, Pret A Manger and Krispy Kreme Doughnuts, Inc. He is also a Director of Keurig Dr Pepper Inc. (since July 2018), Caribou Coffee Company, Inc. (being the parent company of Einstein Noah Restaurant Group, Inc.), Espresso House Holding AB and Compassion First. He served as a director of Anheuser-Busch InBev SA/NV from 2011 to April 2019, serving as Chairman of the Board from 2016 to April 2019. He is the former Executive Vice President and Chief Financial Officer of Mars, Incorporated and served as an independent advisor to the Mars, Incorporated Board of Directors. Mr. Goudet began his career at Mars, Incorporated, serving on the finance team of its French business and held several senior executive positions at the VALEO Group, including Group Finance Director. Mr. Goudet holds a Degree in Engineering from l’Ecole Centrale de Paris and graduated from the ESSEC Business School in Paris with a major in Finance.
Mr. Goudet brings to our Board extensive financial expertise and senior executive experience, including experience in strategic planning and leadership of complex organizations, as well as significant governance and oversight experience attained through his tenure as a director of several public companies. In addition, Mr. Goudet has significant experience overseeing transformational mergers and integration.
Peter Harf joined the Board in 1996 and has served as Chairman of the Board since November 2018. Mr. Harf served as Chief Executive Officer of the Company from 1993 to 2001, as interim Chief Executive Officer from May 31, 2020 to August 31, 2020, as Chairman of the Board from 2001 to 2011 and Chair of the RNC from 2011 until December 2016. He is a Managing Partner and Chairman of JAB Sarl, having joined JAB Sarl in 1981, and Managing Director of Lucresca SE and Agnaten SE, privately-owned holding companies affiliated with JAB Group. Mr. Harf is also a Director of Keurig Dr Pepper Inc. (since July 2018), Jacobs Douwe Egberts B.V., Peets Coffee & Tea Inc. and Compassion First. He is also co-founder and Executive Chairman of Delete Blood Cancer DKMS. Previously, he served as Deputy Chairman of Reckitt Benckiser plc and Chairman of Anheuser-Busch InBev SA/NV, Chairman of Espresso House Holding AB and Director of Panera Bread Company, Pret A Manger, Caribou Coffee Company/Einstein Noah and Krispy Kreme Doughnuts Inc. Mr. Harf holds a Master of Business Administration degree from Harvard Business School and a Diploma and a Doctorate in Economics from the University of Cologne in Germany.
As our former Chief Executive Officer, Mr. Harf has intimate knowledge of our business and operations and brings a valuable perspective to the Board. In addition, Mr. Harf brings to our Board more than 30 years of experience in our industry, including executive, operating, strategic planning and international business experience. In light of his background and experience, we believe that Mr. Harf is also well qualified to serve as Chairman of the Board.
Johannes Huth joined the Board on May 26, 2020 and serves as Vice Chairman of the Board. Mr. Huth is a Partner of KKR, an investment firm, and Head of KKR's operations in Europe, the Middle East and Africa. He joined KKR in May 1999 and is also a member of KKR's Management Committee and several of its Investment Committees. Prior to joining KKR, Mr. Huth was a member of the Management Committee of Investcorp and jointly responsible for Investcorp's operations in Europe. From 1986 to 1991, he worked at Salomon Brothers, where he was a Vice President in the Mergers and Acquisitions departments in London and New York. Mr. Huth is currently Chairman of Hensoldt AG, an aerospace company based in Germany, and Vice Chairman and a member of the Boards of SoftwareOne Holdings AG, a technology services company based in Switzerland, and Axel Springer SE, a digital publishing company based in Germany. He is Tresorier and a member of the Conseil d'Administration of the Musee des Arts Decoratifs, Paris; Vice-Chair of the Board of Trustees of the Design Museum, trustee of the Staedel Museum in Frankfurt, Member of Council and Audit Committee, LSE, and a member of the Global Advisory Board of the University of Chicago Booth School of Business. He is a Visiting Fellow of Oxford University and a Fellow of the Royal Society of Arts. Mr. Huth earned a BSc with Highest Honors from the London School of Economics and an MBA from the University of Chicago.

Mr. Huth brings to our Board extensive investment banking, management and leadership experience from his many years at KKR and other investment banking and management firms. His extensive work experience in Europe, the Middle East and Africa provides a valuable global perspective.
Paul S. Michaels joined the Board in 2015. He also has served as a Director of Krispy Kreme Doughnuts Inc. since August 2017 and Keurig Dr Pepper Inc. since July 2018. Prior to joining our Board, Mr. Michaels served as the President of Mars, Incorporated, a manufacturer of food products and parent company of William Wrigley Jr. Co., from January 2004 to January 2015. Mr. Michaels began his career at The Procter & Gamble Company and later moved to Johnson & Johnson, where he spent 15 years building many of the company’s flagship brands. Mr. Michaels holds a Bachelor of Arts from the University of Notre Dame.
Mr. Michaels brings to our Board senior executive leadership experience as well as demonstrated expertise and creativity in launching, building and supporting global brands in the consumer products industry, as well as financial acumen developed through his executive experience.
Sue Y. Nabi joined the Board on September 1, 2020 in connection with her appointment as our Chief Executive Officer. Prior to joining the Company as its Chief Executive Officer, Ms. Nabi was the founder and chief executive officer of the ultra-luxury skincare line, Orveda from 2017. Ms. Nabi began her career at L’Oréal in 1993 and in 2005, she became the Worldwide President of L’Oréal where she helped boost the growth of its makeup brands, and in 2009, she was named the Worldwide President of Lancôme, where she contributed to its revival, including breakthrough product and brand successes, and served until 2013. Ms. Nabi has an Advanced Master’s degree in Marketing Management from ESSEC (Paris Business School) and an engineering degree in Agronomy and Environment.
Ms. Nabi brings to our Board her abilities as a global innovator and beauty industry entrepreneur, as well as her 20 years of leadership experience at L’Oreal, including breakthrough product and brand successes, her ability to build and manage diverse, multi-functional global teams and strategic transformations.
Isabelle Parize joined the Board in February 2020. Ms. Parize has served as Chief Executive Officer and Chairman of the Board of Directors of DELSEY, SA, a luggage and travel accessories company, since January 2019, having served as Chief Executive Officer at DELSEY Paris since September 2018. Prior to that, she was Chief Executive Officer of Douglas Holding SA, a German fragrance and cosmetics retail company, from 2016 until March 2018 and Chief Executive Officer at Nocibe, a French fragrance and cosmetics retail company, from 2011 to 2016. Ms. Parize is also a director and audit committee member of Pandora Group, a Danish jewelry company, and of Air France-KLM S.A., an airline company, and a director of The Robertet Group, a sustainable natural raw materials company, which are publicly listed outside the United States. Ms. Parise obtained an MBA from Ecole Superieure de Commerce de Paris.
Ms. Parize brings to our Board extensive operational and leadership experience in global beauty and cosmetics businesses as well as international retail and brand execution via omni-channel and digital and strategic turnarounds. She also brings governance and advisory experience from serving on the boards of other public companies.
Erhard Schoewel joined the Board in 2006, and has served as the Lead Independent Director from November 2018 to May 31, 2020. He also served as the Chair of the Remuneration and Nomination Committee until May 31, 2020. From 1999 to 2006, he was Executive Vice President responsible for Europe at Reckitt Benckiser plc. From 1979 to 1999, he held positions of increasing responsibilities at Benckiser. Prior to that, he worked for PWA Waldhof. In 2012, Mr. Schoewel was elected to the Supervisory Board of the Jahr Holding GmbH & Co. KG in Hamburg Germany. In 2018, he became a member of the advisory Board of Medoderm GmbH. From 2007 to 2015, he was Chairman of Birdseye Iglo Ltd London and director of Phorms SE Berlin. Mr. Schoewel received a Diplom-Kaufmann degree from University of Pforzheim.
Mr. Schoewel brings to our Board extensive experience in the consumer products industry, including executive, operating and international business experience, as well as governance and advisory experience from serving on the boards of other companies.
Robert Singer joined the Board in 2010, and serves as Chair of the Audit and Finance Committee and as Lead Independent Director since May 31, 2020. From 2006 to 2009 he served as Chief Executive Officer of Barilla Holding S.p.A., an Italian food company, and before that, he served as the President and Chief Operating Officer of

Abercrombie and Fitch Co. from 2004 to 2005. He served as Chief Financial Officer of Gucci Group N.V. from 1995 to 2004. Mr. Singer started his career at Coopers & Lybrand in 1977. Mr. Singer also served as a director of Gianni Versace S.p.A. from 2009 to December 2016 and served as a director of Mead Johnson Nutrition from 2009 to June 2017. He has also served as a director and chair of the audit committees of Tiffany & Co. since 2012, Keurig Dr. Pepper Inc. since July 2018, and Panera Bread Company since September 2017 and provides similar services to certain private companies affiliated with JAB Group. Since 2019, Mr. Singer has served as a member of the board of the private fashion company, Acne Studios. Mr. Singer has served as an advisor to the private equity firm IDG Capital, a private equity firm, since November 2018, and served as a senior advisor to CCMP Capital Advisors, LLC from 2011 to January 2016. He also served as a director and Chairman of the audit committee of Jimmy Choo PLC from September 2014 to 2017. He received a Bachelor of Arts Humanities degree from Johns Hopkins University, a Master of Arts degree in Comparative Literature from University of California, Irvine and graduated from New York University with a Master of Science in Accounting.
Mr. Singer brings to our Board many years of operating, financial and executive experience, including in the fashion industry. Mr. Singer has significant public company board and audit committee experience and extensive risk management experience.
Justine Tan joined the Board in February 2020. Ms. Tan has served as a Partner at JAB Sarl since 2020. Prior to that, she served as a founding member of the United States operations of Temasek International Pte. Ltd., a generational global investment company, from 2013, and as an investment banker at Goldman Sachs & Co. from 2012. Ms. Tan is also a director of JDE Peet’s N.V. She has a B.A. from the University of Chicago and is a CFA Charterholder.
Ms. Tan brings more than 20 years of experience in investing, banking and operations as well as a global perspective from her residence in and coverage of key markets in North America, Europe and Asia across a range of businesses in the consumer retail, real estate, services and industrials sector.
Director Compensation
The following summary describes compensation paid to directors in fiscal year 2020.
Annual Cash Compensation for Board Service
For fiscal year 2020, each non-employee director, except the Chairman of our Board (“Chairman”), was entitled to receive a cash retainer fee of $100,000 annually, payable in November. The Chairman was entitled to receive a cash retainer fee of $250,000 annually, the Lead Independent Director was entitled to receive an additional annual cash retainer fee of $30,000 and each of the Chairs of the AFC and RNC was entitled to receive an additional cash retainer fee of $30,000 annually. The annual cash retainer is prorated based on the anticipated period of each director’s service during the fiscal year at the time of payment.
During fiscal year 2020, there were several director changes and changes to the Board’s leadership. Mr. Harf continued to serve as Chairman and was appointed as interim Chief Executive Officer, at which point, he became Executive Chairman, and Mr. Schoewel was appointed as Lead Independent Director, serving from November 2019 until May 31, 2020, when Mr. Singer was appointed Lead Independent Director. Mr. Singer continued to serve as Chair of the AFC and Mr. Schoewel continued to serve as Chair of the RNC until May 31, 2020, when Ms. Ballini was appointed the RNC Chair. In addition, Mses. Ballini, Parize and Tan and Messrs. Creus, Denis and Huth joined the Board during the 2020 fiscal year, and Joachim Faber and Anna-Lena Kamenetzky served on the Board until the 2019 annual meeting of stockholders at which they did not stand for reelection. Mr. Huth and Ms. Ford (who joined the Board following the end of fiscal year 2020) agreed not to receive compensation for their service as a director.
In light of the COVID-19 pandemic, the Board approved a 25% reduction of the cash remuneration for the fiscal year ending June 30, 2021 for each of the Directors, including amounts payable for serving as the Chairman of the Board, Lead Independent Director and Chair of each of the AFC and RNC in each case, prorated as appropriate for the applicable period of service.
Annual Restricted Stock Unit Grant

Each non-employee director except the Chairman was entitled to receive an annual grant of 10,000 restricted stock units (“RSUs”) under the 2007 Stock Plan for Directors for fiscal year 2020. The Chairman is entitled to receive an annual grant of 30,000 RSUs. RSUs vest on the fifth anniversary of the grant date, subject to acceleration upon termination of service due to death or disability or upon a change in control and upon termination of service for any other reason if such termination occurs at least one year after the grant date, with pro rata vesting for RSUs granted within one year of the termination date. Each RSU represents the right to receive one share of the Company’s Class A Common Stock upon vesting.
Subject to stockholder approval of the Amended and Restated Stock Plan for Directors, effective in May 2020, the Board has approved an increase in the annual grant of RSUs from an annual grant of 10,000 RSUs per director to 25,000 for fiscal year 2021 and thereafter, as described in more detail under “Proposal No. 3” below.
Management Directors
Directors who are currently our employees generally receive no additional compensation for service on our Board. During fiscal year 2020, Mr. Laubies was the only management director on our Board and he did not receive additional compensation for his service as director. During Mr. Harf’s term as interim Chief Executive Officer, he did not receive additional compensation in that capacity.
Reimbursement of Expenses
Directors are reimbursed for reasonable expenses (including costs of travel, food and lodging) incurred when attending Board, committee and stockholder meetings. Directors are also reimbursed for other reasonable expenses relating to their service on our Board, such as expenses incurred during visits to our offices and facilities.
Non-Employee Directors Compensation for Fiscal Year 2020
The following table sets forth compensation information for our non-employee directors in fiscal year 2020.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)	Total ($)
Beatrice Ballini	77,869	92,993	—	170,862
Sabine Chalmers	100,000	119,100	—	219,100
Joachim Creus	65,301	77,975	—	143,276
Pierre Denis(4)	77,869	92,993	—	170,862
Joachim Faber	34,973	40,179	—	75,152
Olivier Goudet	100,000	119,100	—	219,100
Peter Harf	250,000	357,300	—	607,300
Johannes Huth	—	—	—	—
Anna-Lena Kamenetzky	81,000	40,179	—	121,179
Paul S. Michaels	100,000	119,100	—	219,100
Isabelle Parize	—	43,017	—	43,017
Erhard Schoewel	160,000	119,100	—	279,100
Robert Singer	130,000	119,100	—	249,100
Justine Tan	—	43,017	—	43,017

(1)	Amounts represent annual cash compensation for service as a director, Chairman, Lead Independent Director or AFC or RNC Chair, as applicable. Amounts are prorated based on the anticipated period of each director’s service during the fiscal year at the time of payment. Ms. Kamenetzky and Mr. Faber served on the Board through the 2019 annual meeting in November 2019. Their prorated annual retainers for service through such annual meeting were paid in November 2019. The prorated annual retainer for each of Mses. Parize and Tan in the amount of $33,880 for her fiscal year 2020 service will be paid in November 2020.

(2)	Amounts represent the grant date fair value of RSUs issued to non-employee directors on November 15, 2019 (unless otherwise indicated) calculated in accordance with FASB ASC Topic 718. See Note 24, “Share-Based Compensation Plans” in the notes to our Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended June 30, 2020 for certain assumptions used to calculate the valuation. Mses. Ballini, Parize and Tan and Messrs. Creus and Denis earned 7,808, 8,468, 8,468, 6,547 and 7,808 RSUs, respectively, as prorated compensation for their service as a director during fiscal year 2020 and are included in the Stock Awards total in the table. The RSU awards to Ms. Kamenetzky and Mr. Faber were made on November 5, 2019 and vested pursuant to the terms of the award agreements. The awards to Mses Parize and Tan were granted in June 2020 for service from February 2020.
(3)	Presented below are the aggregate number of shares of Class A Common Stock underlying RSUs held by the non-employee directors as of June 30, 2020:

Name	Total Number of Shares of Class A Common Stock Underlying RSUs Outstanding as of June 30, 2020		Total Number of Shares of Class A Common Stock Underlying Stock Options Outstanding as of June 30, 2020
Beatrice Ballini	7,808		—
Sabine Chalmers	32,054		—
Joachim Creus	6,547		—
Pierre Denis	—	*	—
Joachim Faber	—	*	—
Olivier Goudet	50,000		—
Peter Harf	82,657		—
Johannes Huth	—		—
Anna-Lena Kamenetzky	—	*	—
Paul S. Michaels	50,000		—
Isabelle Parize	8,468		—
Erhard Schoewel	50,000		—
Robert Singer	50,000		—
Justine Tan	8,468		—

*	Pursuant to the terms of the 2007 Stock Plan for Directors, upon their departure from the Board, a pro rata portion of the RSUs awarded to Messrs. Denis and Faber and Ms. Kamenetzky vested in full and the remainder were forfeited.

(4)
On February 27, 2020, the Board appointed Pierre Denis, who had served as a Director of the Company since November 2019, to the position of Chief Executive Officer, to be effective by summer 2020 following the effectiveness of Mr. Laubies’ resignation. In connection with such appointment, Mr. Denis and the Company entered into an employment agreement, pursuant to which Mr. Denis was expected to serve as the Company’s Chief Executive Officer on an at will basis, during which time he would have been entitled to certain compensation and benefits. In light of the Wella Transaction and the Company’s new management structure, Mr. Denis agreed that he would not become the Chief Executive Officer of the Company and instead would act as a senior advisor to the Company through June 30, 2021. For a discussion of his resignation and advisory services arrangement, see “Executive Compensation — Compensation Discussion and Analysis — Fiscal Year 2020 Compensation Decisions and Structure — Base Salary and Target Incentive Compensation Determinations — Chief Executive Officer Transition-Related Compensation Decisions — Arrangements with Pierre Denis”; such amounts are not included in the above Directors Compensation table. Mr. Denis ceased to serve as a Director of the Company on May 31, 2020.

EXECUTIVE OFFICERS
Executive Officers
The following table sets forth certain information concerning our executive officers as of September 23, 2020. Information regarding Ms. Nabi is set forth above under “Proposal No. 1: Election of Directors—Director Nominees”.

Name	Age	Position Held(1)
Sue Y. Nabi	52	Chief Executive Officer
Pierre-André Terisse	53	Chief Operating Officer and Chief Financial Officer
Kristin Blazewicz	42	Chief Legal Officer and General Counsel
Anna von Bayern	42	Chief Corporate Affairs Officer
Gordon von Bretten	47	Chief Transformation Officer

(1) As of September 1, 2020, in conjunction with Ms. Nabi joining the Company as Chief Executive Officer, the Company’s leadership was refined and the executive officers (and the Executive Committee) was reconstituted.

Pierre-André Terisse has served as Chief Financial Officer since February 2019 and added the responsibilities as Chief Operating Officer in February 2020 and is a member of our Executive Committee. Mr. Terisse oversees our finance organization. Mr. Terisse has nearly 30 years of public company finance experience, the majority of which was spent at Danone, S.A., a leading global food processing group, most recently as General Manager of Danone’s Africa Division from 2015 to 2017, where he designed and implemented the division’s strategy, operational foundations and innovation pipeline, and Group Chief Financial Officer and member of the Executive Committee from 2008 to 2015, and Secretary of the Board from 2010. In 2017, he founded MAYI Africa, a privately-held bottled water company. Mr. Terisse holds a Bachelor’s Degree in Business and Management from IAE Lyon III and a Master’s Degree in Finance from EM Lyon Business School.
Kristin Blazewicz has served as Chief Legal Officer, General Counsel and Secretary since March 2020 and is a member of our Executive Committee. She is responsible for overseeing the Company’s legal affairs worldwide. Prior to joining the Company, Ms. Blazewicz served most recently as Vice President, Assistant General Counsel at Keurig Dr Pepper Inc., a coffee and beverage company, where she held various positions of increasing responsibility from January 2013, where she was responsible for a number of areas, including securities, corporate governance, and mergers and acquisitions. Prior to that, she was an associate at Gibson Dunn & Crutcher, a law firm, from 2006 to January 2013. Ms. Blazewicz brings more than a decade of in-house and law firm experience and has lived and worked in several global locations including her native U.S., China and the Netherlands. Ms. Blazewicz received a Juris Doctor and a Master of Laws in International Law and Legal Studies from Duke University School of Law and a Bachelor of Science in Business Administration and Management, magna cum laude, from the University of Vermont and studied international business at Wirtschaftsuniversitat Wien in Vienna, Austria.
Anna von Bayern has served as Chief Corporate Affairs Officer and a member of our Executive Committee since September 1, 2020. Ms. von Bayern is a journalist, moderator and author of two. bestselling political biographies. She started and has anchored the first political talk show “Die Richtigen Fragen” on BILD, Germany's most widely followed media brand, since 2016. Through these experiences, she has established a strong reputation among her peers in the press and has gained a strong understanding of both the beauty industry and the communications landscape. She began her career at Publicis Consultants in Paris in 2001 and then attended Journalism School (Axel Springer Academie) in Berlin. She was a political correspondent for BILD am Sonntag and a member of the Federal Press Conference. She also runs the Lichtblick Children and Youth Foundation, in Munich, for children with special needs. Ms. Von Bayern holds a BA in History and Politics, Phi Beta Kappa, from Stanford University, a MA in Creative Writing from the University of East Anglia, and a Master’s degree in Politics, Philosophy and Economics from Ludwig-Maximilians-University. She was a Young Leader of Atlantik-Brücke and of the American Council on Germany.

Gordon von Bretten has served as Chief Transformation Officer and a member of our Executive Committee since May 2020. Mr. von Bretten has more than 25 years of experience in creating value and performance enhancement. Prior to joining the Company, from 2015, he served as an operating partner at KKR Capstone, a team of operating professionals at KKR, focusing on corporate carve-outs and procurement and supply chain value creation across the KKR private equity portfolio. Prior to that, he was part of the senior management team at KlöcknerPentaplast Group, a plastics manufacturer, where he drove significant performance improvement, and spent 15 years in management consulting, most recently with AlixPartners and A.T. Kearney, where he focused on corporate turnarounds and implementing sustainable cost reductions. Mr. von Bretten holds a Bachelor degree in International Business from IBS, Lippstadt (Germany) and an M.B.A. from Wilfrid Laurier University in Waterloo (Canada).
Each executive officer serves for a one-year term ending at the next meeting of our Board at which executive officers are elected or, if earlier, his or her death, resignation or removal, subject to his or her applicable employment agreement.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
    The following table shows the number of shares of our Class A Common Stock beneficially owned as of August 31, 2020, by (i) each person who is known by us to own beneficially more than 5% of our Class A Common Stock, (ii) each current member of our Board of Directors and Director nominees, (iii) each named executive officer, as identified below, and (iv) all current directors on our Board, nominees and executive officers, as a group. A person is a “beneficial owner” of a security if that person has or shares voting or investment power over the security or if that person has the right to acquire sole or shared voting or investment power over the security within 60 days. Unless otherwise noted, these persons, to our knowledge, have sole voting and investment power over the shares listed.
    Applicable percentage ownership is based on 765,080,968 outstanding shares of Class A Common Stock as of August 31, 2020, except that the percentage for KKR Rainbow Aggregator (KKR Investor) with respect to common stock has been calculated assuming the conversion of the outstanding shares of Series B Preferred Stock.
    In computing the number of shares of Class A Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of Class A Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of August 31, 2020 and subject to RSUs that are vested but not settled or that are going to vest and are expected to settle within 60 days of August 31, 2020. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Class A Common Stock Beneficially Owned (August 31, 2020)
Name of Beneficial Owner	Shares(1)		%
Cottage Holdco B.V./JAB Cosmetics B.V.	461,299,223	(2)	60.3(3)
KKR Rainbow Aggregator L.P.	163,448,334	(4)	17.6
The Vanguard Group, Inc.	44,512,656	(5)	5.8
Pierre Laubies	—		*
Pierre-André Terisse	844,952	(6)	*
Edgar Huber	268,495	(6)	*
Richard Jones	245,700	(6)	*
Sylvie Moreau	137,220	(6)	*
Giovanni Pieraccioni	108,303	(6)	*
Beatrice Ballini	—		*
Sabine Chalmers	—		*
Joachim Creus	—		*
Nancy G. Ford	—		*
Olivier Goudet	129,129	(7) (8)	*
Peter Harf	12,324,548	(7)	1.6
Johannes Huth	—		*
Paul S. Michaels	685		*
Isabelle Parize	—		*
Erhard Schoewel	391,473		*
Robert Singer	284,982		*
Justine Tan	—		*
All current Directors, Nominees and current Executive Officers as a Group (17) persons)	14,668,721	(6)(7)(8)	1.9

*	Less than one percent
(1)	Includes shares of Class A Common Stock subject to Stock Options or matching Elite Stock Options (as defined below) that are currently exercisable or exercisable within 60 days of August 31, 2020, and RSUs that are vested but not settled or that will vest and are expected to settle within 60 days of August 31, 2020. The RSUs issued to the non-employee directors as compensation, and shown in footnote 3 to the Non-Employee Directors Compensation for Fiscal Year 2020 table above, represent the right to receive shares of Class A Common Stock after termination of service as a member of the Board and thus may be deemed to be beneficially owned by such non-employee directors. These shares are not included in the “Shares” column.
(2)
Based solely on a Schedule 13D/A and a Form 4/A each filed with the SEC on March 19, 2020. Cottage Holdco B.V., a private limited liability company organized under the laws of the Netherlands, and a wholly owned subsidiary of JAB Cosmetics B.V., a private limited liability company organized under the laws of the Netherlands, has voting power and dispositive power over these shares. JAB Cosmetics B.V., a direct subsidiary of JAB Holdings B.V. and an indirect subsidiary of Lucresca SE (“Lucresca”), Agnaten SE (“Agnaten”), each of which is a company with its registered seat in Austria, and JAB Holdings B.V., a Netherlands corporation, Lucresca and Agnaten indirectly have shared voting and investment control over the shares held by Cottage Holdco B.V. Lucresca and Agnaten are each controlled by Renate Reimann-Haas, Wolfgang Reimann, Stefan Reimann-Andersen and Matthias Reimann-Andersen, who with Peter Harf and Olivier Goudet exercise voting and investment authority over the shares held by JAB Cosmetics B.V. Lucresca, Agnaten, JAB Cosmetics B.V. and JAB Holdings B.V. disclaim the existence of a “group” and disclaim beneficial ownership of these securities except to the extent of a pecuniary interest therein. The address of Lucresca and Agnaten is Rooseveltplatz 4-5/Top 10, A-1090 Vienna, Austria and the address of Cottage Holdco B.V., JAB Cosmetics B.V. and JAB Holdings B.V. is Oosterdoksstraat 80, NL 1011 DK Amsterdam, The Netherlands.

(3)
KKR beneficially owns all of the outstanding shares of Series B Preferred Stock as of the date of this filing. Assuming the full conversion of the outstanding shares of Series B Preferred Stock, and no other changes in capitalization (and including the impact of accrued dividends through August 31, 2020), the beneficial ownership percentage of Class A Common Stock and related voting power would be approximately:
•Cottage Holdco B.V./JAB Cosmetics : 50%;
•KKR Rainbow Aggregator LLP: 17.6%
•The Vanguard Group: 4.8%
•Peter Harf: 1.3%
•All current Directors, Nominees and current Executive Officers: 1.6%

(4)
Based solely on a Schedule 13D and a Form 3, each filed with the SEC on June 12, 2020, and the Company’s calculation of accrued dividends. Represents 1,000,000 shares of Series B Preferred Stock that are convertible into shares of Class A Common Stock beneficially owned by KKR Rainbow Aggregator L.P., a Delaware limited partnership. KKR Rainbow Aggregator GP LLC is the general partner of KKR Rainbow Aggregator L.P. KKR European Fund V (USD) SCSp is the sole member of KKR Rainbow Aggregator GP LLC. KKR Associates Europe V SCSp is the general partner of KKR European Fund V (USD) SCSp. KKR Europe V S.a r.l. is the general partner of KKR Associates Europe V SCSp. KKR Europe V Holdings Limited is the sole shareholder of KKR Europe V S.a r.l. KKR Group Partnership L.P. is the sole member of KKR Europe V Holdings Limited. KKR Group Holdings Corp. is the general partner of KKR Group Partnership L.P. KKR & Co. Inc. is the sole shareholder of KKR Group Holdings Corp. KKR Management LLP is the Series I preferred stockholder of KKR & Co. Inc. Messrs. Henry R. Kravis and George R. Roberts are the founding partners of KKR Management LLP. Each of these persons may also be deemed to be the beneficial owner having shared voting and shared investment power over the securities beneficially owned by KKR Rainbow Aggregator L.P. The address of these persons, other than Mr. Roberts, is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, Suite 4200, New York, NY 10019 and the address of Mr. Roberts is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Menlo Park, CA 94025. See “Certain Relationships and Related Party Transactions — Relationship with KKR”.

(5)	Based solely on a Schedule 13G/A filed on February 12, 2020. Represents shares of Class A Common Stock beneficially owned by The Vanguard Group (“Vanguard Group”), which wholly owns Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd., investment managers that beneficially own shares. Vanguard Group has sole voting power over 438,104 shares, shared voting power over 90,438 shares, sole dispositive power over 44,004,491 shares and shared dispositive power over 508,165 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(6)
Includes the following: (a) pledged shares: Mr. Huber: 161,725; Mr. Jones: 245,700; Ms. Moreau: 97,025; Mr. Pieraccioni: 108,303; and Mr. Terisse: 152,000; (b) RSUs that are scheduled to vest within 60 days of August 31, 2020: Mr. Huber: 80,392 RSUs and Ms. Moreau: 40,195 RSUs; and (c) 1,385,904 restricted shares of Class A Common Stock, including 692,952 restricted shares awarded to Mr. Terisse, as to which the holder has sole voting power but may not transfer until vested. In addition, all current executive officers and directors as a group beneficially own none of the 1,495,074 issued and outstanding shares of Series A Preferred Stock, as described below, which have no voting rights.

(7)	Each of Messrs. Harf and Goudet disclaim beneficial ownership in any shares held by Cottage Holdco B.V. and JAB Cosmetics B.V. except to the extent of a pecuniary interest therein.
(8)	Excludes 290,000 shares that were purchased by Mr. Goudet after August 31, 2020.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Based solely on our review of such forms, or written representations from certain reporting persons that no other reports were required for those persons, we believe that all filing requirements applicable to our executive officers, directors, and greater than 10% beneficial owners were complied with during fiscal year 2020, except that Messrs. Terisse, Pieraccioni, Goudet, Harf, Schoewel and Singer filed a Form 4 reporting an award of matching Elite stock options or vesting of RSUs one day late; Mr. Huber and Ms. Moreau filed a report on Form 4 reporting the vesting of RSUs eight days late; and Ms. Ballini and Messrs. Creus and Denis filed late Forms 3 reporting their appointment as directors.

PROPOSAL NO. 2

APPROVAL OF THE AMENDED AND RESTATED COTY INC. EQUITY
AND LONG-TERM INCENTIVE PLAN

On September 24, 2020, the Board approved an amendment and restatement of the Coty Inc. Equity and Long-Term Incentive Plan (the “ELTIP”), subject to approval by our stockholders, to increase the available share reserve under the ELTIP by 42 million shares (see “—Increase in Share Reserve” below). The ELTIP was last approved by our stockholders on November 3, 2016, at which time the number of shares of Class A Common Stock reserved for award under the ELTIP was increased by 50 million shares.
Increase in Share Reserve
If the proposed amendment and restatement of the ELTIP is approved by our stockholders, then, effective November 3, 2020, the total number of shares that may be subject to awards granted under the ELTIP will equal 100 million shares. As of August 31, 2020, approximately 68 million shares are reserved for award or purchase under the ELTIP, and an additional 42 million shares would be added to the ELTIP if this proposed amendment and restatement is approved. Based on our historic share usage and currently-anticipated usage rate going forward, we believe that if this proposal is approved, we will have enough shares to fund future grants under the ELTIP for approximately the next five years.
The Board believes that it is desirable to increase the share reserve so that we can continue to meet the goals of our equity incentive program of attracting, retaining and motivating our executives and employees and linking their interests with those of our stockholders through long-term equity-based compensation. If the increase in the share reserve is not approved by our stockholders, we will be unable to maintain our current new hire and annual equity grant practices, and therefore we will be at a significant competitive disadvantage in attracting and retaining talent. We may also be compelled to replace equity incentive awards with cash awards, which may not align the interests of our executives and employees with those of our stockholders and our long-term business strategy as effectively as equity incentive awards. We believe that the proposed share reserve increase is reasonable, appropriate, and in the best interests of our stockholders.
Key Data
Overhang is equal to the total number of shares subject to equity awards outstanding divided by the total common stock outstanding (excluding shares issuable upon conversion of the Series B Preferred Stock). As of August 31, 2020, the Company’s overhang is estimated at approximately 4.25%.
Burn Rate is equal to the number of awards made in connection with the Company’s annual grant of restricted stock units under the ELTIP in a fiscal year divided by the total number of shares of common stock outstanding for each respective year. The following table sets forth information to calculate the Company's burn rate for the last three fiscal years:

Fiscal Year	RSUs Granted	Common Shares Outstanding	Burn Rate
2018	4,300,000	750,804,022	0.57
2019	5,900,000	754,184,855	0.78
2020	6,400,000	765,081,806	0.84

Summary of the ELTIP
The following is a summary of the principal features of the ELTIP, as amended and restated. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the ELTIP, as amended and restated, a copy of which has been filed with the SEC with this Proxy Statement as Annex A.

Purpose
The purpose of the ELTIP is to promote the interests of the Company and its stockholders by attracting and retaining exceptional executive personnel and other key employees, motivating employees by means of performance related incentives to achieve long range performance goals and enabling employees to participate in the long term growth and financial success of the Company.
Eligibility
Our employees, including our executive officers, are eligible to receive awards under the ELTIP. As of August 31, 2020, there were approximately 360 employees eligible to receive awards under the ELTIP.
Authorized Shares
Subject to adjustment (as described below), if this proposal is approved, the number of shares that will be reserved for award or purchase under the ELTIP will equal 100 million shares. If an award is canceled, terminates, expires or lapses for any reason, the shares covered by the award again will be available for issuance under the plan. Shares tendered or withheld in payment of an exercise price or for withholding taxes will not be available for issuance under the ELTIP. Shares underlying replacement awards (i.e., awards granted as replacements for awards granted by a company that we acquire or with which we combine) will not reduce the number of shares available for issuance under the ELTIP. Any shares delivered pursuant to an award under the plan may consist, in whole or in part, of authorized and unissued shares or of treasury shares.
Individual Limits
To the extent necessary to comply with Section 162(m) of the Internal Revenue Code (the “Code”), the maximum number of shares or share equivalent units that may be granted during any fiscal year to any one participant under options, stock appreciation rights, restricted stock, restricted stock units, performance awards or other stock-based awards is $25,000,000 (determined based upon the fair market value of the shares underlying the awards on the date of grant), which limit applies regardless of whether the compensation is paid in shares or in cash. To the extent necessary to comply with Section 162(m) of the Code, the maximum aggregate dollar amount that may be paid to any one participant during any fiscal year under performance awards or any cash-based award is also $25,000,000.
Administration
The ELTIP is administered by the RNC or any successor committee or subcommittee that meets the independence requirements of the NYSE or any other applicable exchange on which the Class A Common Stock is listed and the requirements for “outside directors” under Section 162(m) of the Code and regulations thereunder.
Except as limited by law or the Bylaws, and subject to the provisions of the plan, the committee has the authority under the ELTIP to:
•select eligible employees to participate in the ELTIP;
•determine the size and type of awards;
•determine the terms and conditions of awards in a manner consistent with the ELTIP;
•determine whether, to what extent, and under what circumstances awards may be settled or exercised in Class A Common Stock, and the method by which awards may be settled or exercised;
•determine the fair market value of the Class A Common Stock;
•construe and interpret the ELTIP and any agreement or instrument entered into under the ELTIP;
•establish, amend or waive rules and regulations for the ELTIP’s administration;
•specify the exercise price in connection with an award of a stock option or stock appreciation right;
•amend the terms and conditions of any outstanding award to the extent the amended terms are within the committee’s authority under the ELTIP; and
•make all other determinations that may be necessary or advisable to administer the ELTIP.

The committee may delegate its authority to officers or employees of the Company except with respect to awards to executive officers or to the extent that the grant or exercise of such authority would cause certain adverse consequences under certain laws or regulations, such as Section 162(m) of the Code.
Types of Awards
The ELTIP provides for grants of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards and other stock-based awards.
•Stock options. A stock option is a contractual right to purchase shares at a future date at a specified exercise price. The per share exercise price of a stock option will be determined by the committee and may not be less than the closing price of a share on the grant date. The committee will determine the date after which each stock option may be exercised and the expiration date of each option.
•Stock appreciation rights. SARs represent a contractual right to receive, in cash or shares, an amount equal to the appreciation of one share from the grant date. Any SAR will be granted subject to the same terms and conditions as apply to stock options.
•Restricted shares. Restricted shares are an award of shares that are subject to restrictions on transfer and a substantial risk of forfeiture.
•Restricted stock units. Restricted stock units represent a contractual right to receive a share (or cash in an amount equal to the value of a share) at a future date, subject to specified vesting and other restrictions.
•Performance awards. Performance awards, which may be denominated in cash or shares, will be earned on the satisfaction of performance criteria specified by the committee. The committee has authority to specify that any other award granted under the ELTIP will constitute a performance award by conditioning the exercisability or settlement of the award on the satisfaction of performance criteria.
•Other stock-based awards. The committee is authorized to grant other stock-based awards, which may be denominated in shares or denominated or payable in, valued by reference to, or otherwise based on or related to shares, including securities convertible into shares.
Performance Criteria
The performance criteria for awards that are intended to be qualified performance-based compensation for purposes of Section 162(m) of the Code may vary by participant and by award and may be based upon the relative or comparative attainment of one or more of the following criteria, whether in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies total stockholder return (inclusive or exclusive of dividends paid); stock price; gross, operating or net earnings or margins; approved rate increases; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization (“EBITDA”); EBITDA excluding traditional working media; earnings per share; economic value added; ratio of operating earnings to capital spending; net sales; sales growth; return on assets, capital or equity; income; market share; level of expenses; revenue; revenue growth; cash flow; increases in customer base; capital expenditures; cost reductions and expense control objectives; compliance with environmental or regulatory goals or requirements; conservation; budget objectives; working capital; mergers, acquisitions and divestitures; attainment of objectives measured in terms of quality or safety; customer complaints or customer satisfaction; and improvements in financial controls.
The performance criteria may be established on a Company-wide basis or with respect to one or more business units, divisions, subsidiaries, or geographic locations, or on an individual basis.
The committee may exclude any or all items determined to be unusual in nature and/or infrequent in occurrence as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Company or any subsidiary, discontinued operations, other unusual or infrequently occurring items, the cumulative effects of accounting changes or such other objective factors as the Committee deems appropriate. Unless otherwise explicitly stated by the committee at the time performance criteria are established, each applicable performance goal may be appropriately adjusted for one or more of the following items: (i) amortization, asset impairments or write downs; (ii) litigation judgments or claim settlements; (iii) the effect of changes in tax law, accounting principles or such laws or provisions affecting reported results; (iv) accruals for reorganization and restructuring programs; (v) any items determined to be unusual in nature and/or infrequent in occurrence as described in Accounting Standards Codification (ASC) 225-20, as amended, and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (vi) the operations of any business acquired by the Company or any affiliate or of any joint venture in which the Company or affiliate participates; (vii) the divestiture of one or more business operations or the assets thereof; or (viii) the costs incurred in connection with such acquisitions or divestitures; and (ix) charges for stock based compensation.
Nontransferability
Except as otherwise provided by the committee and/or in an award agreement, awards generally may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution and all stock options and stock appreciation rights may only be exercisable during a participant’s lifetime by the participant or his or her guardian or legal representative.
Termination of Service and Change in Control
Except as otherwise specified in an award agreement, in the event that a participant’s service terminates by reason of death, disability or retirement, a pro-rata portion of such participant’s stock options and stock appreciation rights will vest based on the number of days employed during the vesting period and all options and stock appreciation rights exercisable as of the last day of employment will remain exercisable through the second anniversary of the date of termination (but in no case later than the award’s expiration date). In the event of a termination for any other reason, the participant’s vested stock options and stock appreciation rights will remain exercisable through the 90th day following the date of termination (but in no case later than the award’s expiration date). In all cases, stock options and stock appreciation rights that are unvested as of the date of termination will be forfeited as of such date. Notwithstanding the foregoing, the committee may, in its sole discretion, accelerate the vesting and exercisability and/or extend the period of exercisability of all or a portion of any stock option or stock appreciation right at any time as permitted by Section 409A of the Code.
Except as otherwise specified in an award agreement, in the event of a participant’s termination of employment, all unvested restricted stock and restricted stock unit awards held by such participant will be forfeited as of such date.
In the event that a participant’s service terminates without cause or for good reason, in either case within 12 months following the occurrence of a change in control, the unvested portion of any award will immediately vest and become exercisable, as applicable.
The treatment of other awards upon a termination of employment is as specified in each award agreement.
Clawback
All awards under the ELTIP will be subject to any clawback or recoupment policies of the Company, as may be in effect from time to time, or as otherwise required by law.
Amendment, Modification, Termination and Adjustment
The Board may alter, amend, modify or terminate the ELTIP without the approval of our stockholders, except to the extent such approval is required by law. Subject to the terms of the ELTIP, the committee may modify, extend or renew outstanding awards in order to comply with applicable law. However, no such Board or committee action that would materially alter or impair the rights of a holder of an outstanding award may be taken without the holder's consent, except to the extent that such action is taken to comply with applicable law.
In the event that the shares of common stock are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether because of a merger, consolidation, recapitalization, reclassification, split, reverse split, combination of shares, or otherwise, but not including a capital infusion from any source) or if the number of shares is increased through the payment of a stock dividend, then the committee will substitute for or add to each share underlying an outstanding award under the plan the number and kind of shares of stock or other securities into which each outstanding share was changed, for which each such share was exchanged, or to which each such share is entitled, as the case may be, which shares or other securities will be subject to the same terms and conditions as the underlying award. Any such adjustment in an outstanding stock option or stock appreciation right will be made with a corresponding adjustment in the exercise price for such award.
As noted above, if, within 12 months following the occurrence of a change in control, a participant is terminated without cause or for good reason, all then outstanding awards will become fully vested. Any award that has not been fully exercised before the date of a change in control may be settled or otherwise terminated on such date in the discretion of the committee, unless a provision has been made in writing in connection with such transaction for the assumption of awards or the substitution thereof.
Term of the ELTIP
The ELTIP will terminate upon the earlier of (i) the date on which all shares available for issuance under the ELTIP have been issued or (ii) the date specified by action of the Board. Upon such termination, all awards outstanding under the ELTIP will continue to have full force and effect in accordance with the award agreement evidencing such award.
U.S. Federal Income Tax Consequences
The following is a general summary under current law of certain United States federal income tax consequences to the Company and participants who are citizens or individual residents of the United States relating to awards granted under the ELTIP. This summary deals with the general tax principles that apply to such awards and is provided only for general information. Certain kinds of taxes, such as foreign taxes, state and local income taxes, payroll taxes and the alternative minimum tax, are not discussed. This summary is not tax advice and it does not discuss all aspects of federal taxation that may be relevant to the Company and participants. Accordingly, the Company urges each participant to consult his or her own tax advisor as to the specific tax consequences of participation in the ELTIP under federal, state, local and other applicable laws.
Non-Qualified Stock Options. A non-qualified stock option is an option that does not meet the requirements of Section 422 of the Code. A participant generally will not recognize taxable income when granted a non-qualified stock option. When the participant exercises the stock option, he or she generally will recognize taxable ordinary income equal to the excess of the fair market value of the shares received on the exercise date over the aggregate exercise price of the shares. The participant's tax basis in the shares acquired on exercise of the option will be increased by the amount of such taxable income. We generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income that the participant recognizes. When the participant sells the shares acquired on exercise, the participant generally will realize long-term or short-term capital gain or loss, depending on whether the participant holds the shares for more than one year before selling them. Special rules apply if all or a portion of the exercise price is paid in the form of shares.
Restricted Shares. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, the participant generally will not recognize income, and the Company generally will not be allowed a tax deduction, at the time restricted shares are granted. When the restrictions lapse, the participant generally will recognize ordinary income equal to the fair market value of the shares as of that date, less any amount paid for the shares, and the Company generally will be allowed a corresponding tax deduction at that time. If the participant files an election under Section 83(b) of the Code within 30 days after the date of grant of the restricted shares, the participant generally will recognize ordinary income as of the date of grant equal to the fair market value of the common shares as of that date, less any amount the participant paid for the shares, and we generally will be allowed a corresponding tax deduction at that time. Any future appreciation in the shares generally will be taxable to the participant at capital gains rates. However, if the restricted shares are later forfeited, the participant generally will not be able to recover the tax previously paid pursuant to his Section 83(b) election.
Restricted Stock Units. A participant generally does not recognize income, and the Company generally will not be allowed a tax deduction, at the time a restricted stock unit is granted. When the restricted stock units vest and are settled for cash or shares, the participant generally will be required to recognize as income an amount equal to the fair market value of the shares or the amount of cash on the date of settlement, and the Company generally will be allowed a corresponding tax deduction at that time. Any gain or loss recognized upon a subsequent sale or exchange of the shares (if settled in shares) is generally treated as capital gain or loss for which we are not entitled to a deduction.

Series Preferred Stock. Upon issue of the Series Preferred Stock, a participant will not recognize any taxable income. A participant recognizes taxable ordinary income when the Company redeems any vested Series Preferred Stock. The Company generally will be allowed a corresponding federal income tax deduction when the Series Preferred Stock is redeemed.
Section 162(m). Section 162(m) of the Internal Revenue Code imposes an annual limit of $1 million per person on the corporate tax deduction for compensation paid by a company to its chief executive officer, its chief financial officer and its top three highest paid officers in a given year, and each person who has been a Covered Employee for any prior tax year beginning after December 31, 2016 (“Covered Employees”). The Tax Cuts and Jobs Act, signed into law in December 2017 (“Tax Reform Act”), substantially modified Section 162(m) of the Code by, among other things, eliminating the exemption for performance-based compensation. As a result, beginning in 2018, compensation paid to Covered Employees in excess of $1 million will generally be nondeductible, whether or not it qualifies as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code.
Registration with the SEC
If our stockholders approve the amended and restated ELTIP, we plan to file with the SEC, as soon as practicable after such approval, a Registration Statement on Form S-8 relating to the additional shares available for issuance under the ELTIP.
New Plan Benefits
The benefits that will be awarded or paid in the future under the plan are not currently determinable. Such awards are within the discretion of the RNC, and the RNC has not determined future awards or who might receive them.
Equity Compensation Plan Information
Our Equity Compensation Information Plan table is incorporated by reference from our Annual Report on Form 10-K for the fiscal year ended June 30, 2020, filed with the SEC on August 27, 2020.

Proposal: Approval of an amendment and restatement of the ELTIP.
Recommendation: The Board recommends a vote FOR the proposal to approve an amendment and restatement of the ELTIP.
Vote Required: Approval of an amendment and restatement of the ELTIP requires the affirmative vote of a majority of the votes cast.

PROPOSAL NO. 3

APPROVAL OF THE AMENDED AND RESTATED COTY INC. STOCK PLAN FOR DIRECTORS
At the Annual Meeting, the Company’s stockholders are being asked to approve the amended and restated Coty Inc. Stock Plan for Directors (the Coty Inc. 2007 Stock Plan for Directors, as proposed to be amended, has been renamed the “Coty Inc. Stock Plan for Directors” and is referred to herein as the “Director Stock Plan”). The amended and restated version of the Director Stock Plan was approved and adopted by the Board on May 31, 2020, subject to stockholder approval. The amendments to the Director Stock Plan primarily:
•Increase the annual equity award for Directors from 10,000 to 25,000 RSUs;
•Extend the termination date of the Director Stock Plan from September 14, 2020 to May 31, 2030; and
•Eliminate certain provisions that are no longer relevant or applicable.

We are not asking stockholders to increase the maximum number of shares that may be issued or transferred pursuant to awards under the Director Stock Plan.

Summary of the Director Stock Plan
The following is a summary of the principal features of the Director Stock Plan, as amended and restated. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the Stock Plan, as amended and restated, a copy of which has been filed with the SEC with this Proxy Statement as Annex B.
Purpose
The purpose of the Director Stock Plan is to promote the interests of the Company and its stockholders by increasing the proprietary and vested interest of eligible directors of the Company by granting them restricted stock unit awards.
Eligibility
A Director who is not serving as Chief Executive Officer, Executive Chairman or President of the Company is eligible to receive awards under the Director Stock Plan.
Authorized Shares
Subject to adjustment (as described in the Director Stock Plan), the number of shares that will be reserved for award or purchase under the Director Stock Plan is 1 million shares. If an award is cancelled or forfeited for any reason, the shares covered by the award again will be available for issuance under the plan. Any shares delivered pursuant to an award under the plan may consist, in whole or in part, of authorized and unissued shares or of treasury shares.
Term of the Plan
Subject to approval of this amendment and restatement by the stockholders, the Director Stock Plan will terminate upon the earlier of (i) May 31, 2030 or (ii) the date specified by action of the Board. Upon such termination, all awards outstanding under the Director Stock Plan will continue to have full force and effect in accordance with the award agreement evidencing such award. If this amendment and restatement is not approved by the stockholders, the Director Stock Plan will terminate on September 14, 2020.
Types of Awards
The Director Stock Plan provides for automatic grants of restricted stock units. Restricted stock units represent a contractual right to receive a share (or cash in an amount equal to the value of a share) at a future date, subject to specified vesting and other restrictions. In general, the restriction period for the restricted stock units is the five-year period commencing on the date of grant, subject to earlier vesting under designated circumstances.
Each eligible director as of the first day of the Company’s fiscal year shall be granted 25,000 restricted stock units on November 15 of such fiscal year, and the chairman of the board shall be granted an additional 20,000 restricted stock units so long as the chairman is an eligible director on such day. Prorated awards will be payable as soon as administratively practical to persons who become an eligible director after the first day but before the last day of the Company’s fiscal year.
Administration
The Director Stock Plan is administered by the RNC or any successor committee or subcommittee that meets the independence requirements of the NYSE or any other applicable exchange on which the Class A Common Stock is listed.
Except as limited by law or the Bylaws, and subject to the provisions of the Director Stock Plan, the RNC (or any successor committee or subcommittee, as described above) has the authority under the Director Stock Plan to:
•determine the terms and conditions of awards in a manner consistent with the Director Stock Plan;
•construe and interpret the Director Stock Plan and any agreement or instrument entered into under the Director Stock Plan;
•establish, amend or waive rules and regulations for the Director Stock Plan’s administration;
•amend the terms and conditions of any outstanding award to the extent the amended terms are within the committee’s authority under the Director Stock Plan; and

•make all other determinations that may be necessary or advisable to administer the Director Stock Plan.
The Secretary of Company is authorized to implement the Director Stock Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes of the Stock Plan.
U.S. Federal Income Tax Consequences
The following is a general summary under current law of certain United States federal income tax consequences to the Company and participants who are citizens or individual residents of the United States relating to awards granted under the Director Stock Plan. This summary deals with the general tax principles that apply to such awards and is provided only for general information. Certain kinds of taxes, such as foreign taxes, state and local income taxes, payroll taxes and the alternative minimum tax, are not discussed. This summary is not tax advice and it does not discuss all aspects of federal taxation that may be relevant to the Company and participants. Accordingly, the Company urges each participant to consult his or her own tax advisor as to the specific tax consequences of participation in the Director Stock Plan under federal, state, local and other applicable laws.
Restricted Stock Units. A participant generally does not recognize income, and the Company generally will not be allowed a tax deduction, at the time a restricted stock unit is granted. When the restricted stock units vest and are settled for cash or shares, the participant generally will be required to recognize as income an amount equal to the fair market value of the shares or the amount of cash on the date of settlement, and the Company generally will be allowed a corresponding tax deduction at that time. Any gain or loss recognized upon a subsequent sale or exchange of the shares (if settled in shares) is generally treated as capital gain or loss for which we are not entitled to a deduction.

Proposal: Approval of an amendment and restatement of the Coty Inc. Stock Plan for Directors.
Recommendation: The Board recommends a vote FOR the proposal to approve an amendment and restatement of the Coty Inc. Stock Plan for Directors.
Vote Required: Approval of an amendment and restatement of the Coty Inc. Stock Plan for Directors requires the affirmative vote of a majority of the votes cast.

PROPOSAL NO. 4
APPROVAL OF ADVISORY RESOLUTION ON NAMED EXECUTIVE OFFICER COMPENSATION (SAY-ON-PAY)
In accordance with Section 14A of the Exchange Act, we are asking stockholders to vote, on a non-binding advisory basis, to approve compensation paid to our named executive officers. Executive compensation is disclosed in our “Compensation Discussion and Analysis” (“CD&A”) and the tables and text following the CD&A.
We believe that our compensation program is competitive, stimulates business growth through long-term incentives, and further aligns the named executive officers’ interests with those of the Company’s stockholders. We also believe that our compensation program is effectively designed to attract and retain high quality talent.
Proposal: In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution at the Annual Meeting:
RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the CD&A, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2020 Annual Meeting of Stockholders.
Recommendation: The Board recommends voting FOR the proposal to approve, on a non-binding advisory basis, the compensation of our named executive officers as described in the CD&A and related compensation tables and discussion in the Proxy Statement.
Vote Required: This advisory vote, commonly referred to as “Say-on-Pay”, requires the affirmative vote of a majority of the votes cast. The advisory proposal is not binding on our Board. However, our Board values our stockholders’ opinions and the RNC will take into account the outcome of the advisory vote when considering future named executive officer compensation. The Board has adopted a policy providing for annual “Say-on-Pay” advisory votes. Unless the Board modifies its policy on the frequency of holding “Say-on-Pay” advisory votes, the next “Say-on-Pay” advisory vote will occur in 2021.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Overview
This section of the Proxy Statement describes our executive compensation philosophy, objectives and design; our compensation-setting process; our executive compensation program components; and the decisions made for fiscal year 2020 with respect to the compensation of each of our named executive officers (“NEO”) for fiscal year 2020. In support of our ongoing transformation and the design of our strategic roadmap for future growth, a number of organizational and executive changes occurred during fiscal year 2020, including the appointment of an interim and new Chief Executive Officer. As a result, our NEOs for fiscal year 2020, who are the executive officers who appear in the Summary Compensation Table below, are:
•Peter Harf, Interim Chief Executive Officer (served from May 31, 2020 until the arrival of Ms. Nabi on September 1, 2020);
•Pierre Laubies, former Chief Executive Officer (served from November 12, 2018 to May 31, 2020);
•Pierre-André Terisse, Chief Operating Officer and Chief Financial Officer (has served since February 1, 2019 as Chief Financial Officer and also as Chief Operating Officer since February 27, 2020);
•Richard Jones, Global Chief Supply Officer (has served since November 1, 2019);
•Edgar Huber, President, Luxury (from October 2016 through December 31, 2019), President, AMAPAC (from January 1, 2020 to May 31, 2020) and Chief Commercial Officer thereafter;
•Sylvie Moreau, President, Professional Beauty (has served since October 2016); and
•Giovanni Pieraccioni, former Chief Operating Officer, Consumer Beauty (served from January 2019 through December 31, 2019) and former President of EMEA (through May 31, 2020).
Overview of Executive Compensation Philosophy & Objectives
The Company’s compensation programs for our NEOs are designed to attract, retain, motivate and reward leaders who create value for the Company and its stockholders. Accordingly, the Company seeks to provide competitive compensation with components that:
•pay for performance by rewarding executives for leadership excellence and financial performance in line with the Company’s strategic goals; and
•align executives’ interests and risk orientation with the Company’s business goals and the interests of the Company’s stockholders.
Elements and Design of Executive Compensation
Our standard NEO compensation program consists of base salary, annual cash incentive awards under our Annual Performance Plan (“APP”) and long-term equity awards under our Equity and Long-Term Incentive Plan, as from time to time amended (“ELTIP”). In addition, to encourage executive stock ownership to align the executives’ interests with stockholder interests, we established our Elite stock investment program (“Elite”) and adopted stock ownership guidelines. We also provide certain benefits and perquisites in line with general practice in the country in which the NEO resides and certain payments in lieu of pensions. Variable pay under our APP and ELTIP has been and will continue to be the most significant element of our standard NEO compensation program. Annual salary generally accounts for less than 25% of total annual target compensation.
In light of the new executive appointments, changes in executive responsibility and geographic changes and various business challenges, for fiscal year 2020, the Board carefully reviewed the compensation packages of the newly appointed executives as well as appropriate modifications to the compensation packages for the continuing executives. Accordingly, in light of peer comparisons and in order to remain competitive and retain and further incentivize key executives in connection with the Company’s business strategy and environment, the RNC considered the impact of modifying the standard compensation program and reviewed and approved certain additions and changes to the program that are discussed in more detail below. The employment agreements are described in “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements”.
The Company’s fiscal year 2020 standard executive compensation program applicable to the NEOs consisted of the following principal elements:

Compensation Element	Method for Establishing its Value	Form of Payment	Who Establishes Objectives and Participation
Base Salary	Compensation Peer Group analysis, adjusted, as applicable, to reflect merit-based increases	Cash	Except with respect to their own compensation, the Chief Human Resources Officer (“CHRO”) and the CEO recommend, subject to RNC review and approval.
APP: Annual Incentive	Collective performance as defined by core business performance metrics applicable to each NEO	Cash	Except with respect to their own compensation, the CHRO and the CEO recommend, subject to RNC approval of: (i) NEO participation level in and awards under the annual incentive program and (ii) corporate and business unit objectives. RNC determines performance against corporate and business unit objectives.
ELTIP: Long-Term Incentive	Compensation Peer Group analysis adjusted to reflect the total pool size and subjective review of NEO individual performance	RSUs with a five-year graded vesting period from the grant date, or Series A Preferred Stock, that generally vests over a five-year graded vesting period from the grant date, as described below	Except with respect to their own compensation, the CHRO and the CEO recommend target grant levels for each NEO, subject to RNC approval of: (i) target grant levels and (ii) evaluation of performance against target.
Elite: Stock Investment Program	NEO investment in Class A Common Stock	Matching awards of Elite Stock Options or Series A or A-1 Preferred Stock that generally vest over a five-year period after the grant date. Each award is subject to full or partial forfeiture in the event that the NEO does not achieve and maintain a minimum level of Class A Common Stock ownership	Except with respect to their own compensation, the CHRO and the CEO recommend, subject to RNC approval of: target investment levels for each NEO.
The Company believes that the program plays a key role in providing the appropriate incentives to drive success, which in turn, should help drive improved operating and financial results reflected in improved total stockholder return.

Fiscal Year 2020 Compensation Decisions and Structure
Base Salary and Target Incentive Compensation Determinations
The RNC annually reviews the structure of the Company’s executive compensation program and, within that program, each executive officer’s target total direct compensation, which is comprised of annual base salary, target annual cash bonus (short-term incentive) and target annual equity-based compensation (long-term incentive). These targets are generally based on a percentage of the NEO’s annual base salary and level and scope of responsibility and are reviewed regularly. To balance incentives to achieve short-term and long-term success, NEOs’ compensation includes annual grants of long-term equity-based compensation under the ELTIP as well as annual cash awards under our APP, as described in more detail below.
Competitive Compensation. Our compensation program for our NEOs is designed to compensate our NEOs competitively to ensure that we attract and retain the right talent to deliver stockholder value. We benchmark our compensation against a peer group of companies that includes companies against whom we compete for key talent (the “Compensation Peer Group”), which is described more fully below. We target total direct NEO compensation at or around the median of the Compensation Peer Group and provide the NEOs with the opportunity to earn total direct compensation toward the third quartile of the Compensation Peer Group based on exceptional performance.
Annual Salary Determination. We pay base salaries to provide executives with a secure, fixed base of cash compensation in recognition of individual responsibilities and job performance. Consistent with our pay-for-performance philosophy, base salary accounted for less than 25% of each NEO’s fiscal year 2020 target total direct compensation.
Salary levels are typically set and reviewed by the RNC annually and in connection with the appointment of a new executive. Salaries and any salary increases are approved by the RNC after a comparative analysis of base salaries for similar positions among the Compensation Peer Group. When determining base salaries, the RNC considers external competitive market conditions in addition to total direct compensation targets and personal performance and internal comparisons. In light of this review, for fiscal year 2020, Mr. Huber and Ms. Moreau received an annual merit salary increase of 29.2% and 22.3%, respectively, based on the currency in which the salary is paid. Mr. Huber’s new salary was effective January 1, 2020 to reflect the new organizational structure and his new position as President, AMAPAC. Mr. Pieraccioni’s salary reflected his move from the U.S. to Amsterdam and his assumption of the role of President, EMEA, effective January 1, 2020. In December 2019, in connection with his move to Amsterdam, the RNC approved certain changes to Mr. Laubies’ employment agreement and related compensation to be consistent with Dutch law. The initial salary for Mr. Jones, who commenced his service as Chief Global Supply Officer on January 1, 2020, was based in large measure on competitive benchmarking and his experience levels and past success, and was set at $655,000 (payable in Euros), with the dollar value calculated using the average monthly exchange rate during the fiscal year.
Annual, Variable Performance-Based Pay. The APP, our annual cash bonus plan, is a key component of the compensation program for our NEOs. Our APP is designed to stimulate achievement of business results by linking highly performance-based, at-risk annual cash incentives up to a set maximum amount to the achievement of collective performance targets. In addition to establishing individual target percentages of annual salary for each NEO, the RNC establishes collective targets based on key business objectives that we believe drive Company performance and stockholder value. We generally believe that setting several, interdependent, collective targets provides meaningful metrics and aligns the APP with Company and divisional performance (through the use of the core business performance metrics). Accordingly, the RNC established fiscal year 2020 APP targets based on three metrics, as a return to its more typical structure from the single metric applied in fiscal year 2019 in light of the business challenges at that time. In addition, the RNC determined to set the fiscal year 2020 APP targets in two parts to align with the organizational changes in connection with the Company’s Turnaround Plan, which included restructuring and relocation of certain members of the management team as of January 1, 2020.
The APP targets for the first half of the fiscal year reflected performance metrics that focused on enhancing profitability and deleveraging the balance sheet, to provide an opportunity to step up the Company’s commercial investments while simultaneously driving significant operating margin expansion and reducing debt. The three equally weighted performance measures for the first half of fiscal year 2020 were gross margin as a percent of net revenue, adjusted operating income and free cash flow. The three APP performance targets for the second half of fiscal year 2020 continued to focus on profitability and prioritizing top-line performance. The three equally weighted performance measures for the second half of fiscal year 2020 were net revenue year-on-year percentage growth, gross margin as a percent of net revenue and adjusted operating income or direct business contribution, as applicable, with threshold free cash flow and adjusted operating income on a Company-wide basis as a qualifier for any APP payout for the second half of fiscal year 2020. We believe that the APP encourages, reinforces and rewards delivery of financial and operational performance that should directly impact stockholder value. The establishment of APP goals and the determination of the achievement against those goals to establish the APP payout is described in greater detail below.

Long-Term Incentive Compensation
Annual Equity-Based Compensation Awards. We seek to closely align the interests of our NEOs with those of our stockholders through a compensation program in which a significant portion of total compensation is paid through equity-based long-term incentives. We have adopted the ELTIP, which governs all equity awards granted to employees after its adoption in 2013, including awards under Elite (as discussed below). Long-term equity-based compensation provides direct alignment between our NEOs’ and stockholders’ interests. Generally, the RNC determines a target value for annual equity-based awards for each NEO generally based on level, job scope and impact. These annual awards are made in the form of RSUs under the ELTIP with a five-year graded vesting period tied to continued employment with the Company. The RNC believes this form and term would help ensure long-term retention of key executive talent and a longer-term strategic perspective. Our equity compensation programs are intended to encourage retention of, and long-term focus by, our NEOs by giving them an ownership stake in our future growth and financial success.
Fiscal Year 2020 Modifications to the Standard Compensation Program
In light of business and stock price pressures that created retention concerns during the year and the Transformation Plan, the RNC undertook a review of possible strategies to mitigate retention challenges and provide appropriate incentives to achieving our strategic goals. As a result, the RNC considered and approved modifications to the standard compensation program to further motivate, attract and retain the Company’s talent, including off-cycle stock option awards and a special cash bonus, as described in more detail below. At the same time, however, the RNC was cognizant of the impacts on the Company’s business of the COVID-19 pandemic and, among other initiatives, implemented certain cash remuneration changes.
Reduction in Cash Remuneration. In April 2020, in response to the impacts of the COVID-19 pandemic on the Company’s business, the RNC approved a temporary 25% reduction in base salary compensation for Mr. Laubies, then the Company’s Chief Executive Officer, and for Mr. Terisse, the Company’s Chief Financial Officer and Chief Operating Officer, with such reductions to continue through the end of the 2020 fiscal year. Also in April 2020 the Board approved a temporary 25% reduction of the annual cash remuneration payable to non-employee directors for service during the 2021 fiscal year. The Board and the RNC expect to evaluate these temporary compensation actions regularly.
Special Elite Stock Option Awards. To address the impact of the February 2019 JAB Tender Offer announcement on the Class A Common Stock share price, as well as the limitations imposed by the related closed trading window, and the resulting number of Elite Stock Options to purchase shares of Class A Common Stock, as described below, issued in February 2019 in connection with their respective Elite investments, the RNC determined that it would be advisable to award 100,000 and 80,000 additional Elite Stock Options, as defined below, to Messrs. Terisse and Pieraccioni, respectively. These awards were made in November 2019, on the terms set forth in the ELTIP and the Company’s form of Elite Subscription and Stock Option Agreement, including an exercise price equal to the Fair Market Value (as defined in the ELTIP) of the shares on the Grant Date (as defined in the ELTIP), except with vesting as if granted on the same date as their original Elite Stock Option grants and subject to forfeiture in an amount proportionate to any forfeiture of the February 2019 award for failure to reach their respective Investment Target Values.
Special Wella Transaction Awards. In connection with the Company’s review of a strategic transaction with respect to all or part of its Professional and retail hair business (the “Wella Business”), in November 2019, the RNC determined that it would be appropriate to incentivize certain members of management to effect such a transaction or transactions, and retain them through the closing of any such transaction, by establishing incentive cash bonuses related to the signing and closing of an agreement related to any such Wella Business transactions. On June 1, 2020, the Company announced a strategic transaction whereby an affiliate of Kohlberg Kravis Roberts & Co. L.P. agreed to acquire 60% of the Wella Business, including the Wella, Clairol, OPI and ghd brands (the “Wella Transaction”). As a result, each of Mr. Terisse and Ms. Moreau became entitled to receive a cash transaction bonus to be paid in recognition of their respective efforts in assisting the Company with the Wella Transaction. The first installment of $3,000,000 and $1,500,000 was paid to Mr. Terisse and Ms. Moreau, respectively, on June 25, 2020 in Euros and Swiss francs, respectively. The second installment of $2,000,000 and $1,500,000 will be paid to Mr. Terisse and Ms. Moreau, respectively, upon the closing of the Wella Transaction. In addition, in connection with the signing of the Wella Transaction, the RNC approved a grant to Mr. Terisse of RSUs under the ELTIP on June 5, 2020 in an aggregate amount of $5,000,000 with standard valuation and vesting terms, provided that if Mr. Terisse’s employment is terminated by the Company or an affiliate of the Company without cause, the RSUs will vest in full upon the date of such termination.
Special Cash Retention Bonus. In connection with the RNC’s recognition of Mr. Huber’s critical role in delivering on the Company’s financial goals and Transformation Plan agenda, the RNC awarded Mr. Huber a special incentive and retention cash bonus under the APP in March 2020. The award will be paid in July 2021 in the amount of his annual base salary, assuming his continued employment and commitment to the Company’s goals. The award will also be paid in July 2021 if Mr. Huber has been terminated for redundancy.
Compensation Arrangements for New or Promoted Executive Officers. With the hiring of several new executive officers in fiscal year 2020, including Mr. Jones, the RNC carefully considered the appropriate levels and mix of compensation to establish incentives that are linked to the Company’s goals and align the executives’ interests with those of the stockholders and are also consistent with internal and external competitive comparisons. It also commenced implementation of more standardized confidentiality, non-competition, and non-solicitation agreements.
Appointment of Mr. Jones as Global Chief Supply Officer. The initial compensation package for Mr Jones, who commenced his service as Chief Global Supply Officer on January 1, 2020, was based in large measure on competitive benchmarking and his experience levels and past success. Under this arrangement he would be entitled to: initial annual salary of $655,000 (payable in Euros); an APP cash bonus target of 70% of annual base salary; participation in ELTIP; a sign on bonus of €100,000 ($110,592); participation in Elite; typical relocation benefits; and other standard terms. In May 2020 the RNC approved a new U.S.-based employment agreement for Mr. Jones with comparable compensatory terms.
Appointment of Pierre-André Terisse as Chief Operating Officer. On February 27, 2020, the Board appointed Pierre-André Terisse as Chief Operating Officer of the Company, in addition to his responsibilities as Chief Financial Officer of the Company, effective immediately. In connection with such appointment and recognition of his additional responsibilities, Mr. Terisse’s employment agreement was amended to increase his annual base salary to an amount equal to €800,000 ($884,734) and increase the annual grant of RSUs to Mr. Terisse pursuant to the ELTIP to such number of RSUs with a value equal to $2,500,000.
In addition, on May 31, 2020, to provide further incentive, encourage retention and parity, the Board approved a grant of 692,952 shares of restricted Class A Common Stock to Mr. Terisse. The restricted stock was granted on June 5, 2020 and will vest in three equal annual installments subject to Mr. Terisse’s continued employment through each such vesting date (subject to RNC determination, in its sole discretion, as to whether any portion of the award shall vest) and will be in lieu of his participation in the Company’s other incentive compensation programs. In addition, effective June 1, 2020, Mr. Terisse’s annual base salary was increased to $1,400,000.
Chief Executive Officer Transition-Related Compensation Decisions.
Resignation of Pierre Laubies. On February 27, 2020, Pierre Laubies, resigned his position as Chief Executive Officer of the Company and Director, to be effective by summer 2020. On February 27, 2020, Coty Management B.V. entered into a settlement agreement (the “Settlement Agreement”) with Mr. Laubies in connection with his resignation. Pursuant to the Settlement Agreement, Mr. Laubies would receive the severance benefits provided for under his existing employment agreement as if his employment were terminated for Good Reason, so long as he provided a release and complies with the post-termination employment covenants contemplated by his employment agreement and the Settlement Agreement. Also on February 27, 2020, the Company entered into a purchase agreement (the “Preferred Repurchase Agreement”) with Mr. Laubies, pursuant to which the Company agreed to purchase all of his shares of Series A-1 Preferred Stock (6.9 million shares for $19,001,058 and 980,000 shares for $0). As a result of such purchase, there are no outstanding shares of Series A-1 Preferred Stock as of June 30, 2020.

Arrangements with Pierre Denis . On February 27, 2020, the Board appointed Pierre Denis, who had served as a Director of the Company since November 2019, to the position of Chief Executive Officer, to be effective by summer 2020 following the effectiveness of Mr. Laubies’ resignation. In connection with such appointment, Mr. Denis and the Company entered into an employment agreement, pursuant to which Mr. Denis was expected to serve as the Company’s Chief Executive Officer on an at will basis, during which time he would have been entitled to the following compensation and benefits: (i) an annual base salary in the amount of $1,200,000; (ii) participation in the APP with a target bonus equal to 100% of annual base salary, and (iii) participation in the employee benefit plans generally made available to senior officers of the Company group in the Netherlands. He would also have been eligible to participate in Elite with a target investment amount of $7,000,000, subject to a minimum investment amount of $5,000,000. In addition, Mr. Denis would have received, on the date he commenced employment, a one-time sign-on grant of restricted stock with a value approximately equal to $4,000,000, vesting on June 30, 2021 and an annual grant of RSUs, pursuant to the ELTIP, with a value equal to $4,000,000, vesting 60 percent on the third anniversary of grant, 20 percent on the fourth anniversary of grant and 20 percent on the fifth anniversary of grant, subject to his continued employment with the Company through each applicable vesting date. The number of shares of Class A Common Stock covered by each such award would have been calculated pursuant to the Company’s standard process.
In light of the Wella Transaction and the Company’s new management structure, Mr. Denis agreed that he would not become the Chief Executive Officer of the Company and instead would act as a senior advisor to the Company through June 30, 2021 (the “Termination Date”). In connection with his resignation and advisory services arrangement, Mr. Denis and the Company entered into an amendment and settlement agreement (the “Settlement Agreement”) pursuant to which in exchange for his advisory services, Mr. Denis will receive payment of his annual base salary at the rate of $1,200,000 and he received 879,120 shares of Class A Common Stock (based on a grant value of $4,000,000 using the average of the closing stock prices for the 30 days prior to the grant date) that are restricted from sale by Mr. Denis for a period of twelve (12) months from the date of grant (other than with respect to such number of shares with an aggregate value equal to any applicable tax withholding obligations due by Mr. Denis in connection with the grant). During the period in which he provides advisory services, Mr. Denis will not be entitled to participate in the APP or receive any of the equity grants described above. The Settlement Agreement further provides that on the Termination Date, Mr. Denis will receive, subject to his ongoing compliance with all of the obligations set forth in such agreement, a cash payment equal to $1,200,000. The RNC considered the Settlement Agreement appropriate in light of Mr. Denis’s prior commitment for service to the Company.
Appointment of Peter Harf as Interim Chief Executive Officer. On May 31, 2020, the Board appointed Peter Harf, then our Chairman, to the position of Chairman and Interim Chief Executive Officer of the Company, effective immediately. Mr. Harf served in that role until the effectiveness of Ms. Nabi’s appointment as Chief Executive Officer on September 1, 2020. Other than the continued vesting pursuant to their terms of outstanding equity awards previously granted to Mr. Harf and vested payments for prior service, Mr. Harf did not receive any compensation in any form from the Company for serving as Chairman of the Board or as Interim Chief Executive Officer of the Company during this period.

Stock Ownership—The Elite Program.
We strongly believe in encouraging stock ownership by our NEOs. In conjunction with the stock ownership guidelines discussed below, we have designed certain other equity compensation programs to promote stock ownership and investment in the Company in order to align the interests of our executives with those of our stockholders.
During fiscal year 2017, in connection with the acquisition of the P&G Beauty Business, we replaced our earlier equity programs with the Elite program under our ELTIP (collectively, the “Executive Ownership Programs”). Executives enrolled in Elite are assigned a level of investment in our shares of Class A Common Stock corresponding to their job level and business scope. Pursuant to the program, they subscribe to purchase shares of Class A Common Stock and are awarded matching stock options to purchase Class A Common Stock (“Elite Stock Options”) or, in specific instances, instead purchase Series A or Series A-1 Preferred Stock (collectively, the “Series Preferred Stock”) based on their assigned investment level. The Elite Stock Options or Series Preferred Stock generally fully vest over five years from the grant date but are subject to forfeiture, in whole or in part, if the executive does not own and maintain his or her investment level or subscription amount (as described further below) of Class A Common Stock, or is no longer employed by the Company, through the vesting date.
More specifically, under Elite, each executive subscribes to a certain level of investment in Class A Common Stock (the “Subscription Amount”) equal to at least 60% (and up to 100%) of his or her designated individual investment opportunity (the “Investment Target Value”). For each share of Class A Common Stock purchased (each, an “Elite Share”) up to the Subscription Amount, the executive receives three matching Elite Stock Options, which award of Elite Stock Options is made upon the executive’s entry into Elite, or purchases three matching shares of Series Preferred Stock at a purchase price equal to $0.01 per share in the case of Series A Preferred Stock and $0.10 per share in the case of Series A-1 Preferred Stock. Each executive generally has a one-year investment period (the “Investment Period”) to purchase Elite Shares to meet his or her Subscription Amount, other than Mr. Laubies whose Investment Period was less than a year for his initial Investment Target Value. At the end of the Investment Period, if the executive has purchased Elite Shares equivalent to his or her Subscription Amount, the executive retains (and is eligible to vest in), the full number of matching Elite Stock Options or Series Preferred Stock awarded. However, if the executive has achieved less than 60% of his or her Investment Target Value during the Investment Period, all matching Elite Stock Options or Series Preferred Stock, as applicable, are immediately cancelled and forfeited. If the executive has achieved at least 60% of the Investment Target Value but less than the Subscription Amount, the matching Elite Stock Options or Series Preferred Stock are pro-rated to match the actual investment level with the balance immediately cancelled and forfeited pursuant to their terms.
Upon exchange of vested Series Preferred Stock under the Elite program, the executive receives, in cash or shares, at our sole election, the fair market value of our Class A Common Stock on the exchange date of the Series Preferred Stock less the sum of the fair market value of our Class A Common Stock on the original issue date of the Series Preferred Stock and a “hurdle” price specified in the executive’s subscription agreement. The Series Preferred Stock generally vests on the earlier of five years after the grant date, the executive’s death or disability or termination under certain circumstances following a change in control. As such, the benefit provided under the Series Preferred Stock will always be based solely on the increase in value of our Class A Common Stock after the date of grant and the Series Preferred Stock will not have any value until the value of our Class A Common Stock exceeds the value of such shares on the date of grant plus the specified hurdle. We issue Series Preferred Stock to certain foreign executives because it may provide executives with the potential for long term capital gain treatment under the laws of one or more non-U.S. tax regimes.
To receive the matching incentive equity granted or purchased under the Executive Ownership Programs, as applicable, Mr. Laubies, then our CEO, was able to purchase shares of Class A Common Stock with a value equal to $20 million (subsequently increased to $30 million) and the other members of the Executive Committee may purchase shares with a value equal to $1.8 million to $5 million. All of the NEOs have invested in Elite. Shares purchased under these programs are not taken into account when benchmarking executive compensation. For information on the NEOs’ holdings of Elite Stock Options and Series Preferred Stock under the Executive Ownership Programs, see “Outstanding Equity Awards at 2020 Fiscal Year End” and “Chief Executive Officer Transition-Related Compensation Decisions — Resignation of Pierre Laubies”.
We use the Binomial Lattice methodology and have used the Black-Scholes methodology to value Series Preferred Stock awards and the Black-Scholes methodology to value stock option awards.
2020 Annual Incentive Compensation Goals under the APP—Performance Metrics
We provide for the opportunity to earn annual incentive cash compensation awards under the APP. The APP is a key component of the standard compensation program for our NEOs. It is designed to stimulate achievement of business results by linking annual cash awards with the achievement of quantifiable performance measures.
Performance Metrics. The RNC developed potential APP awards based on the achievement of performance targets for fiscal year 2020 for Coty Inc. and its divisions and determined which targets would be applicable to each NEO, subject to adjustment for a variety of items, including acquisition and disposition activity. Consistent with its general historical approach, the RNC considered fiscal year 2020 APP targets based on three financial performance metrics. In addition, the RNC determined to set the fiscal year 2020 APP targets in two parts to align with the organizational changes in connection with the Company’s Turnaround Plan. The APP targets for the first half of the fiscal year reflected performance metrics that focused on enhancing profitability and deleveraging the balance sheet, to provide an opportunity to step up the Company’s commercial investments while simultaneously driving significant operating margin expansion and reducing debt. The three equally weighted performance measures for the first half of fiscal year 2020 were (1) gross margin as a percent of net revenue, (2) adjusted operating income and (3) free cash flow. The three APP performance targets for the second half of fiscal year 2020 continued to focus on profitability and prioritizing top-line performance. The three equally weighted performance measures for the second half of fiscal year 2020 were (1) net revenue year-on-year percentage growth, (2) gross margin as a percent of net revenue and (3) adjusted operating income or direct business contribution, as applicable. In addition, threshold free cash flow and adjusted operating income on a Company-wide basis were set as a qualifier for any APP payout for the second half of fiscal year 2020. We believe that the APP encourages, reinforces and rewards delivery of financial and operational performance that should directly impact stockholder value.
For these purposes, (1) gross margin was defined as net (sales) revenue less its cost of goods sold and net (sales) revenue is defined as gross revenue less returns, allowances and discounts; (2) adjusted operating income was defined as Operating Income, adjusted to exclude gains and losses from disposal, business structure realignment programs and acquisition-related costs; and (3) free cash flow represented the cash that Coty generated after cash outflows to support operations and maintain its capital assets.
The RNC, upon the advice of management, selected these performance measures because it believed at that time, that, in light of the challenges faced by the Company, they were the most appropriate means to incentivize and measure achievement of our objectives. They would help us focus clearly on our goals and to enable us to generate more resources to invest for growth in the future. They were also intended to align our incentives with a focus on the metrics that were considered most important to the business. While each target was considered achievable, a superior level of performance was required to receive an award above the target level.
Our performance targets for Coty Inc. and each NEO under the APP are set forth below in “Fiscal Year 2020 Performance Targets under the APP”. The RNC set these performance target levels based on our internal planning and forecasting processes as well as a comparison to fiscal year 2019 performance. Targets for each performance measure are set at “minimum”, “significantly below”, “below”, “target”, “exceeds” and “significantly exceeds” award levels. Performance metrics are presented on a “constant currency” basis, meaning that the exchange rates used for calculating these performance metrics are the rates used for fiscal year 2019 actual results so that they are measured on an absolute basis (at the prior year exchange rates) and the impact of exchange rate fluctuations is neutralized.
Target APP awards for each NEO were calculated as a percentage of such NEO’s base salary, generally set at 70% of each NEO’s base salary (as may be adjusted if the salary is changed during the fiscal year, and prorated over a partial year of service). For fiscal year 2020, this target award could be multiplied by a factor ranging from zero to 3.6 (360%) of such target award based on the level of performance attained against the performance metrics established under the APP, as shown in the tables below. Each NEO’s APP award was based solely on the Company’s, or the applicable division’s, achievement with respect to these performance criteria on a collective basis.

Fiscal Year 2020 Performance Targets under the APP
Coty Inc. First-Half Fiscal Year 2020 Performance Target
(applicable to Messrs. Jones and Terisse(1))

	Minimum	Significantly Below Target	Below Target	Target	Exceeds Target	Significantly Exceeds Target	Actual
Gross Margin as a Percent of Net Revenue	<62.5%	62.5%	63.0%	63.5%	64.0%	64.5%	62.9%
Performance Factor	0.58	0.58	0.79	1.00	1.26	1.53	0.74
Coty Inc. Adjusted Operating Income ($ in millions)	< $412.9	$429.1	$445.3	$461.3	$481.5	$502.6	$497.4
Performance Factor	—	0.58	0.79	1.00	1.26	1.53	1.47
Free Cash Flow ($ in millions)	< $148	$148.0	$178.0	$208.0	$238.0	$268.0	$269.0
Performance Factor	0.58	0.58	0.79	1.00	1.26	1.53	1.53

(1)	Messrs. Laubies and Harf were not participants in the 2020 APP.

Luxury First-Half Fiscal Year 2020 Performance Target
(applicable to Mr. Huber)

	Minimum	Significantly Below Target	Below Target	Target	Exceeds Target	Significantly Exceeds Target	Actual
Gross Margin as a Percent of Net Revenue	<65.0%	65.0%	65.5%	66.0%	66.5%	67.0%	66.1%
Performance Factor	0.58	0.58	0.79	1.00	1.26	1.53	1.05
Luxury Adjusted Operating Income ($ in millions)	< $271.0	$278.0	$285.0	$291.9	$300.6	$309.7	$312.6
Performance Factor	—	0.58	0.79	1.00	1.26	1.53	1.53
Free Cash Flow ($ in millions)	< $148	$148.0	$178.0	$208.0	$238.0	$268.0	$269.0
Performance Factor	0.58	0.58	0.79	1.00	1.26	1.53	1.53

Professional Beauty First-Half Fiscal Year 2020 Performance Target
(applicable to Ms. Moreau)

	Minimum	Significantly Below Target	Below Target	Target	Exceeds Target	Significantly Exceeds Target	Actual
Gross Margin as a Percent of Net Revenue	<67.7%	67.7%	68.2%	68.7%	69.2%	69.7%	69.2%
Performance Factor	0.58	0.58	0.79	1.00	1.26	1.53	1.24
Professional Beauty Adjusted Operating Income ($ in millions)	< $125.7	$129.3	$132.9	$136.5	$141.0	$145.7	$146.8
Performance Factor	—	0.58	0.79	1.00	1.26	1.53	1.53
Free Cash Flow ($ in millions)	< $148	$148.0	$178.0	$208.0	$238.0	$268.0	$269.0
Performance Factor	0.58	0.58	0.79	1.00	1.26	1.53	1.53

Consumer Beauty First-Half Fiscal Year 2020 Performance Target
(applicable to Mr. Pieracionni)

	Minimum	Significantly Below Target	Below Target	Target	Exceeds Target	Significantly Exceeds Target	Actual
Gross Margin as a Percent of Net Revenue	<54.5%	54.5%	55.0%	55.5%	56.0%	56.5%	54.0%
Performance Factor	0.58	0.58	0.79	1.00	1.26	1.53	0.58
Consumer Adjusted Operating Income ($ in millions)	< $36.6	$42.1	$47.7	$53.2	$60.1	$67.3	$54.5
Performance Factor	—	0.58	0.79	1.00	1.26	1.53	1.05
Free Cash Flow ($ in millions)	< $148	$148.0	$178.0	$208.0	$238.0	$268.0	$269.0
Performance Factor	0.58	0.58	0.79	1.00	1.26	1.53	1.53

Coty Inc. Second-Half Fiscal Year 2020 Performance Target
(applicable to Messrs. Jones and Terisse)

	Minimum	Significantly Below Target	Below Target	Target	Exceeds Target	Significantly Exceeds Target
Net Revenue YOY Growth Percentage	< (4.24)%	(4.2)%	(2.1)%	—%	0.2%	0.5%
Performance Factor	0.58	0.58	0.79	1.00	1.26	1.53
Gross Margin as a Percent of Net Revenue	< 62.7%	62.7%	63.7%	64.7%	65.0%	65.2%
Performance Factor	0.58	0.58	0.79	1.00	1.26	1.53
Coty Inc. Adjusted Operating Income ($ in millions)	< $437.6	$437.6	$458.9	$479.7	$501.1	$523.6
Performance Factor	—	0.58	0.79	1.00	1.26	1.53

AMAPAC Second-Half Fiscal Year 2020 Performance Target
(applicable to Mr. Huber)

	Minimum	Significantly Below Target	Below Target	Target	Exceeds Target	Significantly Exceeds Target
Net Revenue YOY Growth Percentage	< (5.0)%	(5.0)%	(2.4)%	0.1%	0.4%	0.6%
Performance Factor	0.58	0.58	0.79	1.00	1.26	1.53
Gross Margin as a Percent of Net Revenue	< 62.1%	62.1%	63.1%	64.1%	64.3%	64.6%
Performance Factor	0.58	0.58	0.79	1.00	1.26	1.53
AMAPAC Adjusted Operating Income ($ in millions)	< $475.6	$475.6	$489.8	$503.9	$526.4	$550.0
Performance Factor	0.58	0.58	0.79	1.00	1.26	1.53

Professional Beauty Second-Half Fiscal Year 2020 Performance Target
(applicable to Ms. Moreau)

	Minimum	Significantly Below Target	Below Target	Target	Exceeds Target	Significantly Exceeds Target
Net Revenue YOY Growth Percentage	< 1.11%	1.1%	2.4%	3.6%	3.9%	4.1%
Performance Factor	0.58	0.58	0.79	1.00	1.26	1.53
Gross Margin as a Percent of Net Revenue	< 69.4%	69.4%	69.8%	70.2%	70.5%	70.7%
Performance Factor	0.58	0.58	0.79	1.00	1.26	1.53
PB Adjusted Operating Income ($ in millions)	< $107.7	$107.7	$110.9	$114.1	$119.2	$124.5
Performance Factor	0.58	0.58	0.79	1.00	1.26	1.53

EMEA Second-Half Fiscal Year 2020 Performance Target
(applicable to Mr. Pieracionni)

	Minimum	Significantly Below Target	Below Target	Target	Exceeds Target	Significantly Exceeds Target
Net Revenue YOY Growth Percentage	< (6.6)%	(6.7)%	(5.2)%	(3.7)%	(3.4)%	(3.2)%
Performance Factor	0.58	0.58	0.79	1.00	1.26	1.53
Gross Margin as a Percent of Net Revenue	< 61.04%	61.0%	62.1%	63.1%	63.4%	63.6%
Performance Factor	0.58	0.58	0.79	1.00	1.26	1.53
EMEA Adjusted Operating Income ($ in millions)	< $379.2	$379.2	$390.6	$401.7	$419.7	$438.5
Performance Factor	0.58	0.58	0.79	1.00	1.26	1.53

Once the performance factors were determined for each performance metric, the performance factors were multiplied together to determine the APP factor; a separate APP factor was determined for each the first and second half of the fiscal year. To determine the NEO’s APP bonus, the first half score is then multiplied by the NEO’s target bonus percentage and annual base salary (prorated based on the number of days the NEO worked in the period as a percentage of the entire fiscal year). The same method is used to determine the NEO’s total APP payout for the second half of the fiscal year. The example below illustrates the calculation:
Illustrative Example of APP Bonus Calculation. Assume an NEO worked the entire fiscal year, has an annual base salary of $500,000 and an annual APP target set at 60% of her base salary, and that her APP award is based 100% on the Company’s collective performance for the 2020 fiscal year. Also assume the following performance factors are achieved for each half of the 2020 fiscal year:

First Half 2020:
•Gross Margin as a Percent of Net Revenue: Below Target = 0.79
•Adjusted Operating Income: Exceeds Target = 1.26
•Free Cash Flow: Significantly Exceeds Target = 1.53
Second Half 2020:
•Net Revenue Growth (year on year %): Target = 1.00
•Gross Margin as a Percent of Net Revenue: Below Target = 0.79
•Adjusted Operating Income: Exceeds Target = 1.26
•That the Free Cash Flow and Adjusted Operating Income thresholds at the Coty level of $200 million and $933.6 million, respectively, for the full fiscal year have been met.
Based on these facts, the NEO’s APP award for the first half of the fiscal year would be $228,000 and her APP award for the second half would be $148,500, resulting in a total APP award for fiscal year 2020 of $376,500. The NEO’s APP award could have ranged from $0, if her APP factor was zero for each period, to $1,080,000 if her APP factor was 3.6 (360%) for each period.
The formulas below illustrate the calculation:

H1 APP Factor:	0.79 x 1.26 x 1.53	=	1.52
Days worked in H1 (as a % of the total Fiscal year):	50%
H1 APP Award:	$500,000 x 60% x 1.52 x 50%	=	$228,000
H2 APP Factor:	1.0 x 0.79 x 1.26	=	0.99
Days worked in H2 (as a % of the total Fiscal year):	50%
H2 APP Award:	$500,000 x 60% x 0.99 x 50%	=	$148,500
Total Cash Compensation:	$500,000 + $228,000 + $148,500	=	$876,500

Fiscal Year 2020 Compensation Determinations
APP Evaluation and Bonus Determination
Shortly after each half of fiscal year 2020 was completed, the RNC assessed the collective financial performance to determine APP awards for that half of the fiscal year. The RNC also set an aggregate amount available for payment of APP awards based on collective financial performance. Performance was measured against each of the established Coty Inc. and divisional targets. In its review of performance, the RNC determined whether performance meets targets set at “minimum”, “significantly below”, “below”, “target”, “exceeds” and “significantly exceeds” award levels. If actual performance was between two award levels, the factor would be calculated pro rata between the two award levels based on actual performance. The actual performance and resulting payout factors approved by the RNC are provided in the last column of each of the Performance Target tables above.
As a result, the RNC determined that the performance factor for Coty Inc. for the first half of Fiscal Year 2020 Performance Period was 1.67 for the applicable NEOs. The performance factor for the Professional Beauty division, applicable to Ms. Moreau for the first half of the Fiscal Year 2020 Performance Period was 2.9. The performance factor for the Luxury division, applicable to Mr. Huber, for the first half of the Fiscal Year 2020 Performance Period was 2.47. The performance factor for the Consumer Beauty division, applicable to Mr. Pieraccioni for the first half of Fiscal Year 2020 was 0.94. For the first half of Fiscal Year 2020, the APP awards were calculated after the end of such half of the fiscal year and paid 50% in April 2020 and 50% in October 2020 (adjusted for taxes as applicable).

The collective factor for the second half of Fiscal Year 2020 was 0 because neither of the thresholds was met.
The following table shows the minimum, target and maximum amounts each NEO could have been awarded under the APP for fiscal year 2020 and the actual APP award calculation for each NEO:
2020 APP Performance and NEO APP Awards

Name	Salary ($)(1)	Award Target Relative to Salary (%)	Award Minimum ($)	Award Maximum ($)	Award Target ($)(1)	FY20 Factor(2)	Actual Award ($)(1)
Peter Harf	N/A	—%	—	—	—		—
Pierre-André Terisse	752,024	70%	—	1,895,100	526,417	1.67	440,701
Edgar Huber	981,932	70%	—	2,471,680	686,578	2.47	838,436
Richard Jones	608,255	70%	—	1,022,532	284,037	1.67	118,816
Sylvie Moreau	716,704	70%	—	1,806,094	501,693	2.9	733,420
Pierre Laubies	N/A	—%	—	—	—	—	—
Giovanni Pieraccioni	800,000	70%	—	2,016,000	560,000	0.94	265,358

(1)
Award targets are calculated under the APP based on each NEO’s base salary and APP target as reflected in June 2020 and prorated, as applicable, based on an NEO’s start date during the fiscal year. The salary shown in the table represents the annual salary rate used for APP calculation purposes. The prorated salary used in the calculation for Mr. Jones, who joined the Company during the fiscal year, was based on an annual salary for APP calculation purposes of $655,000. Messrs. Laubies and Harf were not entitled to payments under the APP for fiscal year 2020. Mr. Huber is paid in U.S. dollars but was paid in Euros for a portion of fiscal year 2020 (with his APP payout calculated in Euros for this portion of the fiscal year); Mr. Jones is paid in U.S. dollars; Messrs. Terisse and Pieraccioni are paid in Euros; and Ms. Moreau is paid in Swiss francs. Exchange rates for fiscal year 2020 compensation are calculated using the average monthly exchange rate during the fiscal year.

(2)	Represents the APP Factor for the first half of fiscal year 2020. The APP Factor for the second half of fiscal year 2020 was 0.
Fiscal Year 2020 Long-Term Equity Compensation
Annual Awards. Annual long-term equity awards granted under the ELTIP in fiscal year 2020 were awarded in November 2019. The size of the total pool for equity-based awards to our employees as a whole under the ELTIP (including the NEOs) is based on the total number of employees and their target or notional grants for their respective job levels. When deciding whether to award annual grants, the RNC considers the collective performance of Coty Inc. during the fiscal year on which the awards are based and, where applicable, an employee’s individual performance in the fiscal year. All annual long-term equity awards granted to our NEOs in fiscal year 2020 were awarded in the form of RSUs with a five-year graded vesting period tied to continued employment with the Company. The RNC considers several factors when determining long-term incentive awards for each NEO. Notional grants or target awards are established for each role. Then, these target awards may be adjusted based on the RNC’s determination of the total pool size and, in extraordinary circumstances, its review of the NEO’s individual overall performance during the fiscal year. There is no relationship between the timing of the granting of awards and our release of material non-public information.
The RNC determined that the maximum number of RSU awards available for the annual grant in fiscal year 2020 was 6,400,000 RSUs, based on the total number of employees and their target or notional grants for their respective job levels. The annual awards for each of Messrs. Terisse, Huber, Jones and Pieraccioni and Ms. Moreau had a target value of $1.5 million, $2.0 million, $1.0 million, $2.0 million and $1.0 million, respectively. Mr. Laubies was not included in these annual awards. After assessing the individual performance of each NEO, the RNC awarded each NEO his full target award. The number of RSUs granted was calculated by dividing the target value by the average Class A Common Stock closing price over the 30-day period prior to the grant date. As a result, each of Messrs. Terisse, Huber, Jones and Pieraccioni and Ms. Moreau were awarded RSUs covering 133,333, 177,777, 88,888, 177,777, and 88,888 shares of Class A Common Stock, respectively. Mr. Terisse also received the additional awards discussed above. The specific awards for the NEOs are shown in the table under the heading “Fiscal Year 2020 Grants of Plan-Based Awards”. Dividend equivalent rights are accrued on the RSUs and are paid in cash upon vesting.
Refer to “Fiscal Year 2020 Modifications to the Standard Compensation Program” above.
Changes to Compensation Philosophy for Fiscal 2021
In light of the significant challenges facing the Company and the stock price decline at the end of the fiscal year, and the resulting liquidity stresses created for many executives, the Board recognized a need to consider the compensation program to retain and attract key talent while implementing its transformation. As a result, the Company revised its compensation structure for fiscal year 2021. The 2021 program is based on two components: annual salary and an annual incentive award under the ELTIP in the form of RSUs, with an election to receive the award as a restricted cash award. The individual awards reflect a 20% reduction from 2020 levels, but will vest over three years, rather than five year graded vesting. In addition, the APP cash bonus program will be suspended for fiscal year 2021 (except for certain Wella Business employees in connection with the Wella Transaction), and salaries are expected to remain at current levels, except where legally mandated increases apply or in exceptional cases due to promotion or retention needs. We are currently re-evaluating the Elite program, including levels of required share ownership for our senior leaders.

Additional Executive Compensation Information
We believe our NEO compensation program follows best practices with respect to corporate governance and risk management, and includes the following principles:
Stock ownership and retention guidelines. As described above, we strongly believe in encouraging stock ownership by our NEOs and have adopted stock ownership guidelines that apply to our executives and directors for so long as they serve as executives or directors. These guidelines provide that, after a five-year phase-in period, the Chief Executive Officer and the other members of the Executive Committee should invest in our shares in an amount equal to or exceeding a multiple of five and three times their annual base salary, respectively, and, in the case of our non-employee directors, three times his or her annual cash retainer. If a participant fails to achieve initial compliance within the phase-in period, the RNC may decide that the participant is ineligible to receive equity grants until the guidelines are met. Although the phase-in period has not concluded, a majority of executives and directors subject to these guidelines have achieved initial compliance, and for those who have not, there is no reason to believe that they will not be in compliance.
In addition, all of our NEOs are eligible to participate in Elite, other than Peter Harf. To receive the matching incentive equity granted or purchased under the Executive Ownership Programs, as applicable, Mr. Laubies, when serving as our CEO, was able to purchase shares of Class A Common Stock with a value equal to $30 million and the members of the Executive Committee may purchase shares with a value equal to $1.8 million to $5 million. For information on the NEOs’ holdings of Elite Stock Options and Series Preferred Stock under the Executive Ownership Programs, see “Outstanding Equity Awards at 2020 Fiscal Year End”.
Hedging transactions prohibited. Our insider trading policy prohibits directors, officers and employees from engaging in short sales, derivatives trading and hedging involving our securities.
No tax gross-ups. Any personal income taxes due as a result of compensation and/or perquisites, other than reimbursement for children’s schooling fees, are generally the responsibility of the NEOs. We do not provide tax gross-ups for golden parachute excise taxes.
Incentives do not encourage excessive risk taking. We believe that our compensation program does not contain features that could potentially encourage excessive risk taking. In addition, we continue to utilize multiple performance measures under the APP to reduce the risk of over concentration on a single business or financial metric. Our stock options, RSUs and other equity granted to or purchased by our NEOs generally vest over a five-year graded period tied to continued employment with the Company, and management has sizable unvested stock positions relative to their income, which together encourage focus on the long-term value of our stock, aligns management’s and stockholders’ interests and discourages excessive risk taking to optimize short-term and non-sustainable performance.

No backdating or repricing of stock options. In fiscal year 2020, the annual equity grants were made in November 2019, a previously disclosed change from the past practice of granting awards in September. Equity awards, including stock options, are never backdated. In addition, our equity incentive plans prohibit repricing of stock options and issuing stock options at below-market exercise prices, unless otherwise approved by our stockholders.
Independent external experts engaged for executive compensation information. Each year since fiscal year 2010, the RNC has engaged an independent external expert to provide information with respect to executive compensation.
Limited perquisites. NEO perquisites are reasonable and generally represent no more than 3.0% of each NEO’s total target compensation. See “Other Benefits and Perquisites”, below.
Double-trigger equity vesting upon a change in control. All active equity compensation plans and programs that provide for additional or accelerated payment or fully accelerated vesting in connection with a change in the control of the Company, including the ELTIP and the Executive Ownership Programs, require a “double-trigger”, which means that accelerated vesting of equity awards issued under the ELTIP will only occur upon a termination of employment in connection with a change in control and not simply as a result of the completion of a change in control transaction; provided, however, that for the Series Preferred Stock granted under Elite and the Series Preferred Stock and Stock Options granted in 2017 that were subject to performance thresholds (“Performance Preferred Stock” and “Performance Options”, respectively), the change in control must occur after the first anniversary of the original issue date in order for accelerated vesting to apply. Upon the occurrence of such events, the award vests in full.
Claw-Back Policy. Under our Claw-Back Policy, adopted in fiscal 2020, we may recoup incentive compensation paid to an executive officer in the event an accounting restatement occurs as a result of material non-compliance under any financial reporting requirements. If the restated results would have afforded a lower incentive payout, the Board may, in its discretion, seek reimbursement of the difference for the three-year period preceding the restated period. Recoupment can include cancellation of unvested equity awards.
Competitive Compensation and Peer Group Rationale
In establishing compensation for our NEOs, we consider the compensation practices, structures and terms (such as the length and nature of applicable vesting periods and the mix of performance-vested and time-vested awards) of the Compensation Peer Group. We consider these practices to determine the competitiveness of individual compensation elements and total compensation of our NEOs. We seek to structure the forms and mix of our executive compensation program in a manner generally consistent with our peers and so that target total direct NEO compensation is at or around the median of the Compensation Peer Group and provides the NEOs the opportunity to earn higher total direct compensation based on exceptional performance in order to attract and retain talent. Individual pay to NEOs varies in accordance with experience, individual and collective performance and other factors determined by the RNC. Actual total direct compensation reported may also vary due to currency fluctuations.
The Compensation Peer Group consists of companies that compete directly with us for executive talent and compete with us in the marketplace for business and investment opportunities.
The RNC periodically reviews the companies included in the Compensation Peer Group. In February 2019, the RNC reviewed the Compensation Peer Group for use in with respect to compensation considerations after that date and determined to remove Inter Parfums, Inc., due to its size, and Kimberly Clark Corporation, because its business did not cover beauty, and to add Henkel AG & Co. KGaA and LVMH Moët Hennessy – Louis Vuitton SE since their current businesses were viewed as more appropriate peers. Our Compensation Peer Group used for compensation decisions early in fiscal year 2020 included the following companies:

Avon Products, Inc.	LVMH Moet Hennessy - Louis Vuitton SE
The Clorox Company	L’Oreal
Beiersdorf	The Procter and Gamble Company
Colgate-Palmolive Company	Revlon, Inc.
The Estée Lauder Company, Inc.	Unilever PLC
Henkel AG & Co. KGaA
The Compensation Peer Group included companies with a broad range of annual revenues, with a median of approximately $12 billion. Benchmarking of compensation was size adjusted to reflect our estimated annual net revenues of approximately $8 billion in fiscal year 2020. In February 2020, the RNC reviewed the Compensation Peer Group and determined to remove Avon Products, Inc., due to its acquisition by Brazilian company Natura, and The Clorox Company because its business did not cover beauty, and to add Johnson & Johnson, which has a consumer health division, since their current businesses were viewed as more appropriate peers. This revised Compensation Peer Group was used for compensation considerations for the fiscal year ending June 30, 2021.
Other Benefits and Perquisites
General. In general, our NEOs participate in the same benefit plans generally available to our employees in the home country in which the NEO resides. These benefit plans include health insurance, life insurance and disability coverage. NEOs receive the same coverage as the rest of our employees, with the exception of healthcare coverage that is provided through a specific international health insurance plan.
Perquisites. We provide NEOs with reasonable perquisites on an individual basis. The perquisites generally include car allowances to the extent deemed necessary for business purposes and relocation assistance. Perquisites generally represented no more than 3.0% of each NEO’s total compensation. All perquisites with an aggregate value of at least $10,000 received by an NEO are detailed in the footnotes to the Summary Compensation Table.
Retirement Plans. We provide retirement benefits to our NEOs in the United States and other relevant countries through our local retirement plans.
Potential Payments upon Termination of Employment. The employment agreements with our NEOs and our compensation plans provide for certain payments and incremental benefits if an NEO’s employment is terminated under certain circumstances. There are no tax gross-ups provided in connection with these payments or incremental benefits. These payments and incremental benefits are discussed in “—Potential Payments upon Termination or Change-in-Control”.
Employment Agreements
We have entered into employment agreements with each of our NEOs. The employment agreements are described in “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements”.
Tax and Accounting Implications
The exemption excluding certain performance-based compensation from the deductions limits under Section 162(m) of the Internal Revenue Code for compensation paid to the chief executive officer and the three other most highly compensated executive officers (other than the chief financial officer) was eliminated, effective for taxable years beginning after December 31, 2017. Therefore, compensation paid to our covered executive officers in excess of $1,000,000 would not be deductible unless it is payable pursuant to a legally binding arrangement in place as of November 2, 2017 under which, prior to the change in tax law, the compensation would have been deductible.
Our compensation programs are intended to maximize the deductibility of the compensation paid to our NEOs to the extent that we determine deductions are available, particularly in the United States, and in our best interests and to further advance organizational growth while providing competitive compensation.
While the RNC is mindful of the potential benefit to the Company of the full deductibility of compensation, the committee believes that the Company should maintain the flexibility to compensate our NEOs in a manner that can best promote the Company’s objectives. The RNC intends to continue to compensate our executive officers in a manner consistent with the best interests of the Company and its stockholders.
Independent External Experts Engaged by the Remuneration and Nomination Committee
The RNC has engaged an independent external expert to provide information with respect to our executive compensation.
The independent external expert reports directly to the RNC, with input from certain members of senior management. All decisions with respect to the amount and form of NEO compensation under our executive compensation programs are made solely by the RNC and may reflect factors and considerations other than the information provided by the independent external expert.
In fiscal year 2020, the RNC engaged Deloitte LLP to provide information regarding competitive compensation peer group and compensation benchmarking data for NEO’s and executive-level positions, as well as information about market practices for equity compensation and plan governance. The AFC and RNC assessed the independence of Deloitte LLP and concluded that Deloitte LLP is independent and no conflict of interest exists that would prevent Deloitte LLP from providing this information to the RNC.
Role of “Say-on-Pay” Advisory Vote on Executive Compensation
We provided stockholders a “Say-on-Pay” advisory vote on the compensation of our NEOs in 2019 under Section 14A of the Exchange Act. At our 2019 Annual Meeting of Stockholders, stockholders expressed general support for the compensation of our NEOs, with approximately 67.9% of the votes cast for approval of the “Say-on-Pay” advisory vote. The RNC carefully evaluated the results of the 2019 advisory vote. The RNC also considers many other factors in evaluating our executive compensation programs as discussed in this CD&A, including the RNC’s assessment of the interaction of our compensation programs with our corporate business objectives, evaluations of our programs by external consultants, and review of peer group and survey data, each of which is evaluated in the context of the RNC’s fiduciary duty to act in stockholders’ best interests. After weighing these factors, the RNC did not make significant changes to our 2020 executive compensation program and policies as a result of the 2019 “Say-on-Pay” advisory vote, and instead we undertook a comprehensive re-assessment of our executive compensation principles for implementation in fiscal 2021.
It has been our long-standing practice to engage with our stockholders throughout the year so that management and the Board can better understand stockholder perspectives on topics like executive compensation, diversity and sustainability, among others. As reflected in the say-on-pay results, some shareholders have expressed concerns regarding the alignment of pay and performance, as well as executive severance practices. We will continue to reach out to investors and to consider the outcome of say-on-pay votes when making future compensation decisions for our executives and as we implement our 2021 executive compensation program.

REMUNERATION AND NOMINATION COMMITTEE REPORT
The Remuneration and Nomination Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis (this “CD&A”) with management and based on such review and discussions has recommended to the Board of Directors of the Company that this CD&A be included in the Company’s Proxy Statement on Schedule 14A for the 2020 Annual Meeting of Stockholders.
The Remuneration and Nomination Committee

Beatrice Ballini, Chair
Paul S. Michaels
Johannes Huth
Erhard Schoewel

Summary Compensation Table
The following table sets forth information regarding fiscal year 2018, 2019 and 2020 compensation for our NEOs. Columns otherwise required by SEC rules are omitted where there is no amount to report.

Name & Title*	Fiscal Year	Salary ($)(1)	Bonus ($)(1)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(1)(5)	All Other Compensation ($)(1)(6)	Total Compensation ($)(1)
Peter Harf, Interim Chief Executive Officer	2020	—	—	—	—	—	—	—

Pierre-André Terisse, Chief Operating Officer and Chief Financial Officer	2020	869,061	—	10,148,192	336,000	3,482,847	119,640	14,955,740
	2019	323,310	—	2,909,611	2,030,679	58,082	10,900	5,332,582

Edgar Huber, Chief Commercial Officer	2020	1,074,356	350,000	2,170,835	—	839,484	230,950	4,665,625
	2019	773,669	502,081	1,885,669	4,453,600	1,002,764	63,956	8,681,739
	2018	727,023	—	1,755,222	968,000	773,723	100,531	4,324,499

Richard Jones, Chief Global Supply Officer	2020	452,183	110,592	1,085,322	2,513,511	118,816	105,566	4,385,991

Sylvie Moreau, President, Professional Beauty	2020	684,070	—	1,085,322	—	2,190,202	50,605	4,010,200

Pierre Laubies, Former Chief Executive Officer	2020	1,247,401	—	—	—	—	20,413,456	21,660,857
	2019	958,320	—	4,999,994	10,156,075	—	97,603	16,211,992

Giovanni Pieraccioni, Former Chief Operating Officer, Consumer Beauty	2020	794,704	—	2,170,657	268,800	265,358	3,085,643	6,585,162

*	See “Compensation Discussion and Analysis — Overview” for each NEO’s period of service. On September 1, 2020, Sue Y. Nabi commenced her service as the Company’s Chief Executive Officer.
(1)
Messrs. Harf was compensated during fiscal year 2020 only in his capacity as Chairman of the Board. His compensation for his service in that capacity is provided under “Director Compensation”. The salary for each of Messrs. Laubies, Jones, and Pieraccioni reflects the amount of their annual salary ($1,495,809; $655,000; and $774,142, respectively) paid in fiscal year 2020 during their periods of service to the Company. The salary paid to Mr. Terisse reflects salary increases during the course of the year in light of his changed responsibilities. Messrs. Terisse and Laubies were paid in Euros. Messrs. Huber, Jones and Pieraccioni were paid for part of the year in Euros and part of the year in U.S. dollars. Ms. Moreau was paid in Swiss Francs. Exchange rates for fiscal year 2020 compensation are calculated using the average monthly exchange rate during the fiscal year.

(2)
For a discussion of the special cash bonus awards to certain NEOs in fiscal year 2020, see “Compensation Discussion and Analysis—Fiscal Year 2020 Compensation Decisions and Structure—Base Salary and Target Incentive Compensation Determinations—Fiscal Year 2020 Modifications to the Standard Compensation Program”.

(3)
Amounts represent the grant date fair value of the RSUs granted in each year, in each case calculated in accordance with FASB ASC Topic 718. See Note 24, “Share-Based Compensation Plans” in the notes to our Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended June 30, 2020 for certain assumptions used to calculate the valuation.

(4)
For fiscal year 2020, amounts represent the grant date fair value of (1) matching Elite Stock Options awarded under the ELTIP pursuant to the Elite program to Mr. Jones; and (2) additional Elite Stock Options awarded under the ELTIP to Messrs. Terisse and Pieraccioni to address the impact of the announcement of the 2019 JAB Tender Offer. Awards pursuant to the Elite program were issued, in each case, pursuant to the NEO’s attainment of a minimum ownership level of Class A Common Stock. Amounts in each case are calculated in accordance with FASB ASC Topic 718. See Note 24, “Share-Based Compensation Plans” in the notes to our Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended June 30, 2020 for certain assumptions used to calculate the valuation. Messrs. Terisse and Pieraccioni each forfeited a portion of the award of additional Elite Stock Options for failure to reach their respective minimum ownership levels of Class A Common Stock under the Elite Program. See “—Fiscal Year 2020 Grants of Plan-Based Awards”.

(5)
Amounts represent (a) cash awards under the APP half of which were paid in April 2020 with the remainder expected to be paid in October 2020 with respect to fiscal year 2020 performance and (b) for Mr. Terisse and Ms. Moreau, bonus payments related to entering into the Wella Transaction. See “Compensation Discussion and Analysis — Fiscal Year 2020 Modifications to the Standard Compensation Program — Special Wella Transaction Awards”. In addition, as required by French law, we maintain a profit-sharing plan for all French employees who have completed three months of service, including Mr. Huber. Benefits are calculated based on a percentage of applicable taxable income (as defined under French law) and are allocated to eligible employees based upon salary. Pursuant to this requirement, in fiscal year 2020, the Company contributed $1,048 to an account for Mr. Huber maintained under such plan, which is included in his Non-Equity Incentive Plan Compensation.

(6)
Amounts shown in the All Other Compensation column for fiscal year 2020 include the following:
(a) For Mr. Terisse, a mobility allowance in the Netherlands in the amount of $16,491; a relocation reimbursement of $43,868 pursuant to the Company’s standard relocation policy; cash payments in the amount of $32,554 reflecting employer contributions exceeding the Dutch defined contribution plan “annual allowance”; and reimbursement for tax services in the amount of $26,727;
(b) For Mr. Huber, a relocation reimbursement of $83,333 pursuant to the Company’s standard relocation policy; a car allowance in the amount of $619; employer contributions of $61,056 under the Company’s 401(k) Savings Plan, a defined contribution plan; reimbursement of tax services in the amount of $36,530; and reimbursement for his children’s school tuition valued at $49,412;
(c) For Mr. Jones, a mobility allowance in the Netherlands in the amount of $14,156; employer contributions of $6,046 under the Company’s 401(k) Savings Plan, a defined contribution plan; cash payments in the amount of $27,129 reflecting employer contributions exceeding the Dutch defined contribution plan “annual allowance”; relocation reimbursement of $38,053 pursuant to the Company’s standard relocation policy; and reimbursement for tax services in the amount of $20,183;
(d) For Ms. Moreau, a car allowance in the amount of $7,978; reimbursement for her children’s school tuition valued at $24,547 and tax equalization payment therefor in the amount of $16,633; and reimbursement for tax services in the amount of $1,447;
(e) For Mr. Laubies, a car allowance in the UK in the amount of $9,077 and mobility allowance in the Netherlands in the amount of $11,059; cash payments in the amount of $82,425 reflecting employer contributions exceeding the UK defined contribution plan “annual allowance”; cash payments in the amount of $39,885 reflecting employer contributions exceeding the Dutch defined contribution plan “annual allowance”; reimbursement for tax services in the amount of $148,096; a payment in the amount of $19,001,058 for the repurchase of Mr. Laubies’s shares of Series A-1 Preferred Stock; and cash payments in connection with his termination of employment in the aggregate amount of $1,121,857. See “Potential Payments upon Termination or Change-in-Control” for information on these payments; and
(g) For Mr. Pieraccioni, a mobility allowance in the Netherlands in the amount of $11,059; employer contributions of $19,632 under the Company’s 401(k) Savings Plan, a defined contribution plan; cash payments in the amount of $39,885 reflecting employer contributions exceeding the Dutch defined contribution plan “annual allowance”; relocation reimbursement of $64,511 pursuant to the Company’s standard relocation policy; reimbursement for tax services in the amount of $16,433; and cash payments in connection with his termination of employment in the aggregate amount of $2,934,123. See “Potential Payments upon Termination or Change-in-Control” for information on these payments.

Fiscal Year 2020 Grants of Plan-Based Awards
The following table and footnotes provide information on all grants of plan-based compensation under the Company’s plans made to NEOs during fiscal year 2020.

Name	Grant Date	Estimated Future Payments under Non-Equity Incentive Plan Awards (1) ($)			All Other Stock Awards: Number of Shares of Stock or Units(2) (#)	All Other Option Awards: Number of Securities Underlying Options(3) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)

		Minimum	Target	Maximum
Peter Harf		—	—	—	—	—	—	—
Pierre-André Terisse		—	526,417	1,895,100
			3,041,715
	11/14/2019				133,333		—	1,627,996
	6/5/2020				1,677,204		—	8,520,196
	11/14/2019					100,000	12.21	336,000
Edgar Huber		—	686,578	2,471,680
	11/14/2019				177,777		—	2,170,835
Richard Jones		—	284,037	1,022,532
	11/14/2019				88,888		—	1,085,322
	11/14/2019					737,100	12.21	2,513,511
Sylvie Moreau		—	501,693	1,806,094
			1,456,782
	11/14/2019				88,888		—	1,085,322

Pierre Laubies		—	—	—
							—
Giovanni Pieraccioni		—	560,000	2,016,000
	11/14/2019				177,777			2,170,657
	11/14/2019					80,000	12.21	268,800

(1)	Represents (a) the range of possible payments under the APP based on each NEO’s base salary and APP target during the performance period and (b) for Mr. Terisse and Ms. Moreau (included under “target”) the possible incentive cash bonus payable upon entry into a strategic transaction related to the Wella Business. The payment made to Mr. Huber under the profit-sharing plan required by French law is not included. See footnote 6 to the Summary Compensation Table. Messrs. Terisse and Laubies are paid in Euros. Messrs. Huber, Jones and Pieraccioni were paid for part of the year in Euros and part of the year in U.S. dollars. Ms. Moreau is paid in Swiss Francs. Exchange rates for fiscal year 2020 compensation are calculated using the average monthly exchange rate during the fiscal year. Half of the awards under the APP were made in April 2020 with the remainder of the awards expected to be paid in October 2020. Mr. Harf did not participate in the APP. The bonus related to the Wella Business transaction was paid in June 2020.
(2)
Represents (a) the annual long-term incentive compensation awards of RSUs under the ELTIP on November 14, 2019; (b) an additional award for Mr. Terisse on June 5, 2020 of 984,252 RSUs with standard five-year graded vesting (subject to full vesting upon termination without cause); and (c) an additional award for Mr. Terisse on June 5, 2020 of 692,952 shares of restricted Class A Common Stock one-third of which will vest on each of the first three anniversaries of the date of grant, subject to certain vesting conditions and exceptions. See “Compensation Discussion and Analysis — Fiscal Year 2020 Compensation Decisions and Structure — Fiscal Year 2020 Long-Term Equity Compensation”.

(3)	Represents (1) matching Elite Stock Options awarded under the ELTIP pursuant to the Elite program to Mr. Jones; and (2) additional Elite Stock Options awarded under the ELTIP to Messrs. Terisse and Pieraccioni to address the impact of the announcement of the 2019 JAB Tender Offer. See “Compensation Discussion and Analysis — Fiscal Year 2020 Compensation Decisions and Structure — Fiscal Year 2020 Long-Term Equity Compensation — Special Equity Awards”. Awards pursuant to the Elite program are issued pursuant to the NEO’s attainment of a minimum ownership level of Class A Common Stock. Messrs Terisse and Pieraccioni forfeited 32,633 and 32,000 stock options awarded on November 14, 2019, respectively, because they did not purchase the full number of shares of Class A Common Stock under the Elite program.
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Employment Agreements
The material terms of each NEO’s current employment arrangements are described below and under “Potential Payments upon Termination or Change-in-Control—Certain Additional Payments”, below:
Peter Harf. Mr. Harf did not enter into an employment agreement with the Company for the period during which he served as Interim Chief Executive Officer.
Pierre-André Terisse. Under his employment agreement, Mr. Terisse is our Chief Financial Officer. The employment agreement provides that his base salary, bonus opportunities and long-term incentive awards will be reviewed and set by the Board or a committee thereof. Mr. Terisse was entitled to participate in benefits programs generally made available to similarly-situated senior officers as set forth in his employment agreement. Mr. Terisse agreed to be bound by certain restrictive covenants for the benefit of the Company, including non-competition and non-solicitation restrictions that will continue in effect for six months following his employment with the Company.
    Edgar Huber. Under his employment agreement, Mr. Huber is our President, Americas APAC. The employment agreement provides that his base salary, bonus opportunities and long-term incentive awards will be reviewed and set by the Board or a committee thereof. Mr. Huber is entitled to participate in benefits programs generally made available to similarly-situated senior officers as set forth in his employment agreement. Mr. Huber has agreed to be bound by certain restrictive covenants for the benefit of the Company, including non-competition and non-solicitation restrictions that will continue in effect for six months following his employment with the Company.
Richard Jones. Under his employment agreement, Mr. Jones is our Chief Global Supply Officer. The employment agreement provides that his base salary, bonus opportunities and long-term incentive awards will be reviewed and set by the Board or a committee thereof. Mr. Jones is entitled to participate in benefits programs generally made available to similarly-situated senior officers as set forth in his employment agreement. Mr. Jones has agreed to be bound by certain restrictive covenants for the benefit of the Company, including non-competition and non-solicitation restrictions that will continue in effect for six months following his employment with the Company.
Sylvie Moreau. Under her employment agreement, Ms. Moreau is our President, Professional Beauty. The employment agreement provides that her base salary, bonus opportunities and long-term incentive awards will be reviewed and set by the Board or a committee thereof. Ms. Moreau is entitled to participate in benefits programs generally made available to similarly-situated senior officers as set forth in her employment agreement. Ms. Moreau has agreed to be bound by certain restrictive covenants for the benefit of the Company, including non-competition and non-solicitation restrictions that will continue in effect for 12 months following her employment with the Company.
Pierre Laubies. Under his employment agreement, Mr. Laubies was our Chief Executive Officer. The employment agreement provided that his base salary, bonus opportunities and long-term incentive awards would be reviewed and set by the Board or a committee thereof. Mr. Laubies was entitled to participate in benefits programs generally made available to similarly-situated senior officers as set forth in his employment agreement. Mr. Laubies did not receive any additional compensation for his service as a director. Mr. Laubies agreed to be bound by certain restrictive covenants for the benefit of the Company, including non-competition and non-solicitation restrictions that will continue in effect for 12 months following his employment with the Company.
Giovanni Pieraccioni. Under his employment agreement, Mr. Pieraccioni was our Chief Operating Officer, Consumer Beauty. The employment agreement provided that his base salary, bonus opportunities and long-term incentive awards would be reviewed and set by the Board or a committee thereof. Mr. Pieraccioni was entitled to participate in benefits programs generally made available to similarly-situated senior officers as set forth in his employment agreement. Mr. Pieraccioni agreed to be bound by certain restrictive covenants for the benefit of the Company, including non-competition and non-solicitation restrictions that continue in effect for six months following his employment with the Company.
Grants of Plan-Based Awards: Annual Incentive Compensation Awards under our APP and Equity Awards
APP awards, Wella Transaction-based awards and annual equity awards are described and calculated as set forth above in “Compensation Discussion and Analysis—Fiscal Year 2020 Compensation Decisions and Structure” and “—Fiscal Year 2020 Compensation Determinations”.

Outstanding Equity Awards at 2020 Fiscal Year End
The following table shows outstanding equity awards held by the NEOs as of June 30, 2020, the last day of our fiscal year. The market value of the shares of unvested RSUs is determined by multiplying the number of outstanding awards by $4.47, which was the closing price of our Class A Common Stock on June 30, 2020, the last trading day of our fiscal year. The market value does not reflect, nor in any way assures, that the amounts will correspond to the actual value that will be recognized by the NEOs upon vesting.

NEO	Option Awards							Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Peter Harf								82,657	(2)	369,477

								692,952	(3)	3,097,495
								984,252	(4)	4,399,606
								133,333	(5)	595,999
Pierre-André Terisse								58,915	(6)	263,350
								191,082	(7)	854,137
		67,367	(8)			12.21	11/14/2029
		456,000	(9)			11.08	2/15/2029
								177,777	(5)	794,663
Edgar Huber								156,617	(10)	700,078
								107,353	(11)	479,868
								31,962	(12)	142,870
		1,520,000	(13)			11.08	2/15/2029
				200,000	(14)	16.85	11/16/2027
		485,175	(15)			18.55	11/10/2026
Richard Jones								88,888	(5)	397,329
		737,100	(8)			12.21	11/14/2029
								88,888	(5)	397,329
Sylvie Moreau								78,308	(10)	350,037
								53,676	(11)	239,932
								15,981	(12)	71,435
		910,000	(13)			11.08	2/15/2029
				200,000	(14)	16.85	11/16/2027
		291,105	(15)			18.55	11/10/2026
Pierre Laubies(16)		—		—

Giovannni Pieraccioni								177,777	(5)	794,663
								254,777	(7)	1,138,853
		48,000	(8)			12.21	11/14/2029
		324,909	(9)			11.08	2/15/2029

(1)	Unless otherwise indicated, each of the Options and matching Elite Stock Options under the ELTIP described in this table expires after ten years and vests on the fifth anniversary of the grant date, subject to certain vesting conditions.
(2)	Represents RSUs granted to Mr. Harf in his capacity as a Director. For information on these awards, refer to “Director Compensation”.
(3)
Represents shares of restricted stock granted under the ELTIP on June 5, 2020 that vest in three equal annual installments from the date of grant, subject to Mr. Terisse’s continued employment through each such vesting date, and certain other restrictions.

(4)
Represents RSUs granted under the ELTIP on June 5, 2020 60% of which vest on the third anniversary of the date of grant and 20% of which vest on each of the fourth and fifth anniversaries of the date of grant, subject to certain vesting conditions (including full vesting upon a termination of employment without cause).

(5)	Represents RSUs granted under the ELTIP on November 14, 2019 60% of which vest on the third anniversary of the date of grant and 20% of which vest on each of the fourth and fifth anniversaries of the date of grant, subject to certain vesting conditions.
(6)	Represents RSUs granted under the ELTIP on June 14, 2019 60% of which vest on the third anniversary of the date of grant and 20% of which vest on each of the fourth and fifth anniversaries of the date of grant, subject to certain vesting conditions.
(7)	Represents RSUs granted under the ELTIP on February 15, 2019 60% of which vest on the third anniversary of the date of grant and 20% of which vest on each of the fourth and fifth anniversaries of the date of grant, subject to certain vesting conditions.
(8)	Represents matching Elite Stock Options granted under the ELTIP on November 14, 2019 that vest on the fifth anniversary of the grant date subject to certain vesting conditions. Pursuant to their terms, Mr. Terisse forfeited 32,633 of the original 100,000 Elite Stock Options granted and Mr. Pieraccioni forfeited 32,000 of the original 80,000 Elite Stock Options granted.
(9)	Represents matching Elite Stock Options granted under the ELTIP on February 15, 2019 that vest on the fifth anniversary of the grant date, subject to certain vesting conditions. Pursuant to their terms, Mr. Terisse forfeited 220,893 of the original 676,893 Elite Stock Options granted and Mr. Pieraccioni forfeited 216,006 of the original 541,515 Elite Stock Options granted.
(10)	Represents RSUs granted under the ELTIP on September 4, 2018 60% of which vest on the third anniversary of the date of grant and 20% of which vest on each of the fourth and fifth anniversaries of the date of grant, subject to certain vesting conditions.
(11)	Represents RSUs granted under the ELTIP on September 7, 2017 60% of which vest on the third anniversary of the date of grant and 20% of which vest on each of the fourth and fifth anniversaries of the date of grant, subject to certain vesting conditions.
(12)	Represents RSUs granted under the ELTIP on October 5, 2016 to Mr. Huber and Ms. Moreau 60% of which vested on the third anniversary of the date of grant and 20% of which vest on each of the fourth and fifth anniversaries of the date of grant, subject to certain vesting conditions.
(13)	Represents Options granted under the ELTIP on February 15, 2019 60% of which vest on the third anniversary of the date of grant and 20% of which vest on each of the fourth and fifth anniversaries of the date of grant, subject to certain vesting conditions.
(14)	Represents Performance Options for Mr. Huber and Ms. Moreau that were granted under the ELTIP on November 16, 2017 that vest on the fifth anniversary of the grant date, subject to the achievement of designated levels of fixed costs as a percentage of net revenues (as defined in the applicable award agreement) for the fiscal year ending June 30, 2021 (the “Fixed Cost Percentage Levels”). Depending on the achievement of the designated Fixed Cost Percentage Levels at the end of the measurement period in 2021, the NEO may vest in 60%, 80% or all of the performance award, but if the threshold level is not achieved for the fiscal year ended June 30, 2021, the entire award is forfeited.
(15)	Represents matching Elite Stock Options granted under the ELTIP on November 10, 2016 that vest on the fifth anniversary of the grant date, subject to certain vesting conditions.
(16)	In connection with Mr. Laubies ceasing to provide services to the Company, at the end of his term of employment, Mr. Laubies forfeited 980,000 shares of Series A-1 Preferred Stock granted on June 19, 2019 and 578,034 RSUs granted on November 12, 2018, with an aggregate value of $2,098,263 based on the closing Class A Common Stock price on May 29, 2020 of $3.63 per share.

Fiscal Year 2020 Option Exercises and Stock Vested
The following table provides information about the NEO’s stock awards that vested during fiscal year 2020. During fiscal year 2020 our NEOs did not exercise any stock options.

______________Stock Awards____________________
Name	Number of Shares Acquired on Vesting #	Value Realized on Vesting ($)
Peter Harf	—	—
Pierre-Andre Terisse	—	—
Edgar Huber	47,942	495,241
Richard Jones	—	—
Sylvie Moreau	23,971	247,620
Pierre Laubies	—	—
Gianni Pieraccioni	—	—

Pension Benefits
We do not administer any pension programs that provide our NEOs with additional benefits from those offered to our other employees.
Potential Payments upon Termination or Change-in-Control
We have entered into employment agreements and related Confidentiality, Non-Competition, and Non-Solicitation Agreements with each of our NEOs, other than Mr. Harf, and maintain certain incentive, equity and benefit plans in which our NEOs participate. These agreements and plans provide for certain payments and incremental benefits if an NEO’s employment is terminated under certain circumstances. These payments and benefits are described below. Under these circumstances, Mr. Harf would only be entitled to receive his entitlements as a director, described above.
Payments under the APP
Under the APP, if an NEO’s employment is terminated during the fiscal year by reason of retirement, disability or death, a prorated award for that fiscal year may be paid under the APP. If the NEO’s employment is terminated for any reason other than retirement, disability or death, unless otherwise provided in the applicable employment or termination agreement, no award for the fiscal year in which an NEO’s employment is terminated is paid under the APP.
Equity Awards under the ELTIP: RSUs, Restricted Stock, Options, Matching Elite Stock Options and Series A-1 Preferred Stock
Treatment upon termination due to death, disability or retirement. A pro rata portion of all unvested Stock Options, unvested matching Elite Stock Options, unvested RSUs and unvested Series A-1 Preferred Stock will vest on a pro rata basis in the event that the NEO’s employment is terminated due to death, disability or retirement. The pro rata amount is based on the number of days that have passed since the applicable award was granted. In the case of awards with the graded vesting schedule discussed above, other than the Series A-1 Preferred Stock, the pro rata portion of the unvested award will equal the number of unvested RSUs (or other award) that would have become vested at the next scheduled vesting date multiplied by a fraction, the numerator of which is the number of days elapsed from the grant date, or the most recent vesting date, as applicable, to the date employment terminated, and the denominator of which is the number of days between the grant date or the most recent vesting date, as applicable, and the next scheduled vesting date for such portion of the award. In the case of the Series A-1 Preferred Stock, the pro rata portion of the unvested award will equal the number of unvested shares multiplied by a fraction, the numerator of which is the number of days elapsed from the grant date and the denominator of which is 1,825.
Treatment upon termination for any reason other than retirement, death or disability (not following a change in control). All unvested Stock Options, unvested matching Elite Stock Options, unvested RSUs and Series

Preferred Stock will be forfeited and canceled pursuant to their terms. Mr. Terisse’s restricted shares will vest in full upon his termination without cause.
Treatment upon a change in control. All active equity compensation plans and programs that provide for additional or accelerated payment or accelerated vesting in connection with a change in the control of the Company, including the ELTIP and Elite, require a “double-trigger”; provided, however, that for the Series Preferred Stock granted under Elite and the Performance Preferred Stock and Performance Options, the change in control must occur after the first anniversary of the original issue date in order for accelerated vesting to apply. Upon the occurrence of such events, the equity award vests in full.
Certain Additional Payments
Unless specified below, each NEO would not be entitled to any additional payments upon termination of his employment for any reason or a change in control, except for payments provided for under the APP and accelerated vesting under the ELTIP.
•Mr. Terisse is entitled to six months’ notice of a termination of his employment agreement by the Company, or payment in lieu of such notice in an amount equal to the base salary to which he would have been entitled during the notice period, and monthly payments equal to 50% of his base salary for a period of six months in consideration of his non-competition and non-solicitation obligations in the event of the termination of his employment agreement.
•Mr. Huber is entitled to three months’ notice of a termination of his employment agreement by the Company, or payment in lieu of such notice in an amount equal to the base salary to which he would have been entitled during the notice period, and monthly payments equal to his base salary for a period of six months in consideration of his non-competition and non-solicitation obligations in the event of the termination of his employment agreement.
•Mr. Jones is entitled to three months’ notice of a termination of his employment agreement by the Company, or payment in lieu of such notice in an amount equal to the base salary to which he would have been entitled during the notice period, and monthly payments equal to his base salary for a period of six months in consideration of his non-competition and non-solicitation obligations in the event of the termination of his employment agreement and an additional severance payment equal to his base salary for a period of six month if his employment is terminated without cause.
•Ms. Moreau is entitled to six months’ notice of a termination of her employment agreement by the Company, or payment in lieu of such notice in an amount equal to the base salary to which she would have been entitled during the notice period and monthly payments equal to her base salary for a period of 12 months in consideration of her non-competition and non-solicitation obligations in the event of the termination of her employment agreement.
•Pursuant to the terms of Mr. Laubies’s settlement agreement, in connection with his ceasing to serve as the Company’s Chief Executive Officer, he was entitled to the benefits under his employment agreement as if his employment terminated for good reason, as described below. He is subject to a 12-month post-termination non-solicitation restriction, a 12-month post-termination non-competition restriction and a perpetual confidentiality obligation.
•Mr. Pieraccioni, pursuant to his Separation Agreement dated May 30, 2020, is entitled to (a) to receive continuation of his salary and certain benefits for a period through March 31, 2021 (or a cash payment in lieu there of if there is an election to end this period earlier), (b) lump sum payments of $1,316,042 (payable in Euros) (equal to annual base salary and target bonus within a month of the end of this period) and $774,142 (payable in Euros), a portion of which was paid in August 2020 with the remainder to be paid in December 2020 and (c) tax equalization payments in the amount of (i) $166,441 (payable in Euros) for the period from June 1, 2020 through December 31, 2020 and (ii) $23,777 (payable in Euros) for each month that Mr. Pieraccioni’s employment continues during the period from December 31, 2020 to April 1, 2021 related to the fact that certain tax exemptions are unavailable to salary continuation payments. He is also subject to certain confidentiality, non-compete and non-disparagement obligations.

•Each of the executive officers is party to a confidentiality, non-competition and non-solicitation agreement that governs certain post-termination restrictions and entitlements, and may differ based on the laws of the jurisdiction in which the executive is deemed to be providing services.
Effect of Section 409A on Timing of Payments and Equity Awards
Any amounts that are not exempt from Section 409A are subject to the required six-month delay in payment after termination of service if the NEO is a “specified employee” for purposes of Section 409A at the time of termination of employment. Amounts that otherwise would have been paid during the six-month delay will be paid in a lump sum on the first day after the delay period expires.
Potential Payments in the Event of Termination of Employment at the End of Our Last Fiscal Year
The following table sets forth the estimated incremental payments and benefits that would have been received by each NEO if employment had been terminated or upon a change in control on June 30, 2020. Amounts received due to accelerated vesting of equity awards were calculated using the closing price of our Class A Common Stock as of June 30, 2020, the last trading day of the fiscal year, which was $4.47. The value of accelerated vesting of Options and matching Elite Stock Options or Series Preferred Stock and Performance Options was calculated by subtracting the exercise price of the Option from $4.47, valuing the award at 0 if the resulting value was negative. Exchange rates are calculated using the average monthly exchange rate during the fiscal year.

Name		Resignation with Good Reason	Termination without Cause	Termination for Cause	Resignation without Good Reason	Disability, Retirement or Death	Change in Control	Resignation with Good Reason or Termination without Cause after Change in Control (1)
Pierre-André Terisse	(2)	$709,708	$5,464,168	$—	$—	$495,356	$—	$ 9.920,295
Edgar Huber	(3)	$750,000	$750,000	$—	$—	$677,487	$—	$2,867,479
Richard Jones	(4)	$491,250	$818,750	$—	$—	$49,854	$—	$888,579
Sylvie Moreau	(5)	$1,075,056	$1,075,056	$—	$—	$338,737	$—	$2,133,789
Pierre Laubies	(6)	$20,122,915	$—	$—	$—	$—	$—	$—
Giovanni Pieraccioni	(7)	$3,637,822	$—	$—	—	$—	$—	$—

(1)	Incremental payments represented in this column do not include any payments reported in the column labeled “Change in Control” that the NEO is entitled to receive pursuant to such change in control.
(2)
Reflects Mr. Terisse’s entitlement, in the event that he terminates his employment agreement for good reason, to (a) monthly payments equal to one-half of his base salary for a period of six months (approximately $354,854) in consideration of his non-competition obligations thereunder; (b) an applicable statutory advance notice period (or payment in lieu thereof); and (c) applicable vesting of his unvested equity awards pursuant to the terms of the awards; provided that, if the Company terminates his employment agreement without cause, he is entitled to a six-month notice period and the restricted stock award granted on June 5, 2020 vests in full.

(3)
Reflects Mr. Huber’s entitlement, in the event that his employment agreement is terminated, (a) to monthly payments equal to his base salary and target bonus for a period of six months (approximately $500,000) in consideration of his non-competition and non-solicitation obligations thereunder, provided that if the Company exercises its right to release him from the non-competition and non-solicitation obligations, the amount would not be payable; (b) an applicable statutory advance notice period (or payment in lieu thereof); and (c) applicable vesting of his unvested equity awards pursuant to the terms of the awards.

(4)	Reflects Mr. Jones’s entitlement, in the event that his employment agreement is terminated, (a) to monthly payments equal to his base salary for a period of 12 months; (b) an applicable statutory advance notice period (or payment in lieu thereof) and (c) applicable vesting of his unvested equity awards pursuant to the terms of the awards.

(5)
Reflects Ms. Moreau’s entitlement to (a) six months’ notice of termination of her employment agreement by the Company (or payment in lieu thereof) in an amount equal to the base salary to which she would have been entitled during the notice period; (b) payment of her base salary for a period of 12 months; and (c) applicable vesting of her unvested equity awards pursuant to the terms of the awards. Provided that, if the Company terminates her employment agreement without cause, she is entitled to an additional 6 months salary continuation as severance.

(6)	Reflects Mr. Laubies’s entitlement to (a) continued payment of his base salary for a period of one year and provision of certain benefits; (b) an applicable statutory advance notice period (or payment in lieu thereof); (c) the Company’s repurchase of his Series A-1 Preferred Stock at a designated price; and (d) applicable vesting of his unvested equity awards (including Series A-1 Preferred Stock) pursuant to the terms of the awards. The Company may also reimburse certain limited legal and tax expenses.
(7)	Represents the amount that Mr. Pieraccioni will receive through April 1, 2021 as a result of the termination of his service to the Company pursuant to the terms of his employment agreement so long as he complies with the post-termination covenants under his employment agreement, as described above.
Chief Executive Officer Pay Ratio
The fiscal year 2020 total compensation of Pierre Laubies, who served as our Chief Executive Officer through May 31, 2020, on an annualized basis, would be $21,660,857, which includes his full annual salary and the value of the repurchase as part of his severance arrangements of his Series A-1 Preferred that was awarded in connection with his participation in Elite, pursuant to which he purchased almost 3 million shares of Class A Common Stock at an aggregate purchase price of $27.6 million. The fiscal year 2020 total compensation of the Company’s median employee, based on compensation of all our U.S. and non-U.S. employees who were employed as of April 2 2020, other than Mr. Laubies, was $44,204. The ratio of these amounts (our “Pay Ratio”) in fiscal year 2020 was 490 to 1. Excluding the Elite-related payment in connection with Mr. Laubies ceasing to serve as the Company’s Chief Executive Officer as of June 1, 2020 (discussed above under the heading “Compensation Discussion and Analysis—Fiscal Year 2020 Compensation Decisions and Structure—Chief Executive Officer Transition-Related Compensation Decisions”), Mr. Laubies’s fiscal year 2020 annualized total compensation would be $2,679,493 and the Pay Ratio would be 61 to 1.
To identify our median employee for fiscal year 2020, we used the same approach and methodology we used in 2019 to identify the Company’s median employee. We included all full-time, part-time, temporary and seasonal employees in 35 countries globally and did not rely on any of the permitted exemptions under the SEC rules. We utilized annualized total cash received as compiled from our payroll records to identify the median employee. The median employee identified is a different employee from the one identified for fiscal year 2019. The SEC’s rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the Pay Ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

PROPOSAL NO. 5
ADVISORY VOTE ON THE FREQUENCY OF THE
ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
In accordance with Section 14A of the Exchange Act, we are providing stockholders with the opportunity to indicate their preference, on a discretionary and non-binding basis, whether a non-binding advisory vote on NEO compensation provided for in Proposal 4 should occur every one, two or three years. Specifically, our Board is asking stockholders to vote on how often we should include an advisory vote on executive compensation in our proxy materials for future annual stockholders meetings.
Currently, a “say-on-pay” proposal is provided to you every year. After careful consideration, our Board believes that a frequency of every year (annually) for the advisory vote on NEO compensation is the appropriate interval for conducting a Say-on-Pay vote. An advisory vote on NEO compensation every year will provide an effective way to obtain information on stockholder sentiment regarding our NEO compensation programs and reflects our belief in our NEO compensation programs and their effectiveness.
Proposal: Approve, on a non-binding advisory basis, the frequency of EVERY YEAR for holding future advisory votes on named executive officers compensation.
Recommendation: Our Board recommends voting for the proposal, on a non-binding advisory basis, approving the frequency of EVERY YEAR for holding future advisory votes on named executive officers compensation.
Vote Required: Pursuant to this advisory vote on the frequency of future advisory votes on executive compensation, stockholders will be able to specify one of four choices for this proposal on the proxy card or voting instruction: one year, two years, three years or abstain. Stockholders are not voting to approve or disapprove the Board’s recommendation. To the extent one frequency receives the affirmative vote of a majority of the votes duly cast by the holders of Class A Common Stock, such frequency will be deemed approved by the stockholders. However, the vote is non-binding on the Board of Directors. Although non-binding, the Board and the RNC will carefully review the voting results. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

PROPOSAL NO. 6
RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The AFC has the sole authority to appoint, retain or terminate our independent registered public accounting firm and to approve the compensation of our independent registered public accounting firm. The AFC has retained Deloitte to serve as our independent registered public accounting firm for the fiscal year ending June 30, 2021 to audit our consolidated financial statements. Deloitte has audited our financial statements each fiscal year since 1995.
The AFC monitors the independence and performance of our independent registered public accounting firm and internal audit department. By engaging in this process, the AFC is able to evaluate the quality and efficiency of the services provided by the auditor, in addition to the auditor’s technical expertise and knowledge of our operations and industry. The AFC and management consider Deloitte to be well qualified and strongly believe the continued retention of Deloitte is in our best interest and the best interests of our stockholders.
As a matter of corporate governance, the AFC submits its selection of Deloitte as our independent registered public accounting firm for the year ending June 30, 2021 to the stockholders for ratification. In the event that the stockholders should not ratify the appointment of Deloitte, the AFC will reconsider the appointment.
One or more representatives of Deloitte will be present at the Annual Meeting. The representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
Proposal: Ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending June 30, 2021.
Recommendation: The Board recommends a vote FOR the proposal to ratify the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending June 30, 2021.
Vote Required: Ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast.

AUDIT FEES AND OTHER FEES
The following table shows the fees we paid (or will pay) for audit and other services provided by Deloitte for fiscal year 2020 and 2019:

Fee Type	Fiscal Year 2020 (in thousands)	Fiscal Year 2019 (in thousands)
Audit Fees (1)	$10,916	$11,569
Audit-Related Fees (2)	187	375
Tax Fees (3)	2,943	9,590
All Other Fees(4)	102	49
Total	$14,148	$21,583

(1)	This category represents the fees associated with the annual audit, the audit of internal control over financial reporting, international statutory audit requirements and regulatory filings.
(2)	This category includes fees paid for professional services associated with support related to certifications performed for statutory requirements.
(3)
This category represents the fees for tax-related services, including tax compliance, tax advice, and tax planning. In fiscal year 2019, we incurred $6,700,000 related to tax advice and tax planning for the integration of the P&G Beauty Business.

(4)	This category represents all other fees that are not included in the above categories, and represents primarily fees paid for benchmarking related to management compensation arrangements as well as an assessment of advertising effectiveness and assistance and advice on statutory requirements and governance matters.

Pre-Approval Policies and Procedures
In accordance with the rules promulgated by the Sarbanes-Oxley Act of 2002 and the Public Company Accounting Oversight Board, the AFC pre-approves all services, audit and non-audit, provided to the Company by its independent registered public accounting firm.
The AFC has adopted a policy for the pre-approval of services provided by Deloitte. For each proposed service, Deloitte is required to provide detailed supporting documentation in advance of the pre-approval to permit the AFC to make an appropriate determination as to whether the provision of such services would impair auditor independence. Pursuant to this policy, the AFC has delegated to the AFC chair pre-approval authority subject to specified limits.
All services performed by Deloitte as our independent registered public accounting firm for fiscal year 2020 and 2019 were pre-approved by the AFC.

AUDIT AND FINANCE COMMITTEE REPORT
The following report summarizes the AFC’s actions during fiscal year 2020. This report shall not be deemed to be incorporated by reference by any general statement incorporating the Proxy Statement by reference into any filing under the Exchange Act or the Securities Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.
In accordance with its written charter, the AFC assists the Board by overseeing and monitoring:
1.the integrity of the Company’s financial statements;
2.the Company’s compliance with legal and regulatory requirements;
3.the independent registered public accounting firm’s qualifications and independence; and
4.the performance of the Company’s internal control function, its system of internal and disclosure controls, and the independent registered public accounting firm.
The members of the AFC meet the applicable independence and experience requirements of the SEC and the NYSE and the standards for determining a director’s independence adopted by the Board.
During fiscal year 2020, the AFC met eight times.
The AFC reviewed and discussed the audited financial statements of the Company as of and for the fiscal year ended June 30, 2020 with management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm. Management is responsible for the preparation of the Company’s financial statements, and the independent registered public accounting firm is responsible for conducting an audit of such financial statements.
The AFC has received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the AFC concerning independence, has discussed the independence of the independent registered public accounting firm with the independent registered public accounting firm and has satisfied itself as to the independent registered public accounting firm’s independence.
The AFC reviewed with the independent registered public accounting firm its audit plans, audit scope and identification of audit risks. The AFC also discussed with management and the independent registered public accounting firm the quality and adequacy of the Company’s internal control function and its system of internal and disclosure controls.
The AFC discussed and reviewed with the independent registered public accounting firm all communications required by SEC regulations and by the standards of the Public Company Accounting Oversight Board (United States), and, with and without management present, discussed and reviewed the results of the independent registered public accounting firm’s examination of the financial statements. The AFC discussed, reviewed and monitored the Company’s plans and activities related to compliance with Section 404 of the Sarbanes-Oxley Act of 2002 on a regular basis.
Based on the above-mentioned reviews and discussions with management and the independent registered public accounting firm, the AFC recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10‑K for the fiscal year ended June 30, 2020 for filing with the SEC. The AFC also recommended the appointment of the independent registered public accounting firm.
The Audit and Finance Committee of the Board of Directors
    Robert Singer, Chair
    Sabine Chalmers
    Isabelle Parize

STOCKHOLDER PROPOSALS FOR THE 2021 ANNUAL MEETING
In accordance with Rule 14a-8 under the Exchange Act, as amended (“Rule 14a-8”), proposals to be considered for inclusion in our proxy statement for the 2021 Annual Meeting of Stockholders pursuant to Rule 14a-8 must be received by us at our principal executive offices on or before May 27, 2021. Proposals must comply with the procedures and requirements set forth in Rule 14a-8 and will not be effective otherwise.
In accordance with our Bylaws, director nominations and other business to be brought before the 2021 Annual Meeting by a stockholder, other than proposals pursuant to Rule 14a-8, must be received in writing by us at our principal executive offices located at 350 Fifth Avenue, New York, New York 10118, no earlier than the close of business on July 6, 2021 and no later than the close of business on August 5, 2021. Proposals must comply with the procedures and requirements set forth in our Bylaws. In addition, if a stockholder submits a proposal outside of Rule 14a-8 for the 2021 Annual Meeting of Stockholders and the proposal fails to comply with the advance notice procedures set forth in our Bylaws, our proxy confers discretionary authority on the persons being appointed as proxies on behalf of our Board to vote on the proposal.
Proposals should be submitted in writing to Corporate Secretary, Coty Inc., 350 Fifth Avenue, New York, New York 10118.
OTHER MATTERS
As of the date of this Proxy Statement, we do not know of any other matters that may be presented for consideration at the Annual Meeting other than the items set forth in the notice of Annual Meeting above. If any other matter is properly brought before the Annual Meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of our Board, in absence of such a recommendation, in accordance with the judgment of the proxy holder.

By order of the Board of Directors,

Kristin Blazewicz
Chief Legal Officer, General Counsel and Secretary

ANNEX A

AMENDED AND RESTATED
COTY INC. EQUITY AND LONG-TERM INCENTIVE PLAN

(As Proposed)

SECTION 1
PURPOSE AND DURATION
1.1 Purpose. The purpose of this Coty Inc. Equity and Long-Term Incentive Plan is to promote the interests of Coty Inc. and its shareholders by (i) attracting and retaining exceptional executive personnel and other key employees of the Company and its Affiliates; (ii) motivating such employees by means of performance-related incentives to achieve long-range performance goals; and (iii) enabling such employees to participate in the long-term growth and financial success of the Company.
1.2 Effective Date and Term of the Plan.
(a) The original effective date of the Plan is November 8, 2012. This Plan was first amended and restated on April 8, 2013, amended and restated again on October 28, 2015, again on November 3, 2016, again on February 1, 2017 and again on [ ], 2020. The effective date of this third amended and restated plan document is the Fifth Restatement Effective Date.
(b) The Plan will terminate upon the earlier of (i) the date on which all Shares available for issuance under the Plan have been issued pursuant to the exercise of Stock Options or the Award of Shares under the Plan, or (ii) the date specified by action of the Board. Upon such Plan termination, all Awards outstanding under the Plan will continue to have full force and effect in accordance with the terms of the Terms and Conditions evidencing each Award.
SECTION 2
DEFINITIONS
Whenever used in the Plan, the following terms have the meanings set forth below:
2.1 “Affiliate” means any entity (i) that, directly or indirectly, is controlled by the Company, or in which the Company has a significant equity interest, and (ii) as to which the Company is an “eligible issuer of service recipient stock” within the meaning of Treas. Reg. 1.409A-1(b)(5)(iii)(E), in any such case as determined by the Committee.
2.2 “Applicable Fraction” means a fraction, the numerator of which is the number of days elapsed from the Grant Date of an Award to the date of the Participant’s termination of Service and the denominator of which is the number of days between the Grant Date and the date the Award was scheduled to become exercisable or otherwise vest.
2.3 “Award” means a grant under the Plan to a Participant of a Stock Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit, Performance Award, or Other Stock-Based Award.
2.4 “Board” means the Board of Directors of the Company.
2.5 “Business Day” means any day other than a Saturday, Sunday, or legal holiday, or a day on which the national securities exchange that constitutes the principal market for the Shares is closed.
2.6 “Cause” has the meaning set forth in any employment, severance or other agreement between the Company or an Affiliate and the Participant. If there is no employment, severance or other agreement between the Company or an Affiliate and the Participant, or if such agreement does not define “Cause,” then “Cause” shall mean the occurrence of any of the following, as determined by the Committee in its sole discretion:
(a) a Participant’s willful and continued failure substantially to perform his or her duties (other than as a result of total or partial incapacity due to physical or mental illness or as a result of termination by such Participant for Good Reason), which failure continues for more than 30 days after receipt by the Participant of written notice setting forth the facts and circumstances identified by the Company as constituting adequate grounds for termination under this clause (a);

(b) any willful act or omission by a Participant constituting dishonesty, fraud or other malfeasance, and any act or omission by a Participant constituting immoral conduct, which in any such case is injurious to the financial condition or business reputation of the Company or any of its Affiliates;
(c) a Participant’s indictment for a felony under the laws of the United States or any state thereof or any other jurisdiction in which the Company conducts business; or
(d) a Participant’s breach of any nonsolicitation, noncompetition, confidentiality, or other restrictive covenant by which he or she is bound.
For purposes of this definition, no act or failure to act shall be deemed “willful” unless effected by a Participant not in good faith and without a reasonable belief that such action or failure to act was in or not opposed to the Company’s best interests.
2.7 “Change in Control” means the occurrence of any of the following:
(a) Any Person or “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) that is not the Majority Shareholder is or becomes the “beneficial owner” (as defined below), directly or indirectly, of securities representing either (i) more than 50% of the combined voting power of the Company’s then outstanding securities, or (ii) 20% or more of the combined voting power of the Company’s then outstanding securities at a time when the Majority Shareholder hold less than 30% of such combined voting power. For purposes of this clause (a), “beneficial owner” has the meaning given that term in Rule 13d-3 under the Exchange Act, except that a Person shall be deemed to be the “beneficial owner” of all shares that any such Person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants, options or otherwise, without regard to the 60-day period referred to in such Rule;
(b) Individuals who constitute the Board on the First Restatement Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided, that any Person becoming a director subsequent to such date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least three-quarters of the directors then comprising the Incumbent Board shall be, for purposes of this clause (b), considered as though such Person were a member of the Incumbent Board; and provided, further, that this clause (b) shall not apply as long as the Majority Shareholder is the beneficial owner of a majority of voting power of the Company’s outstanding securities;
(c) The Majority Shareholder enters into any joint venture, joint operating arrangement, partnership, standstill agreement or other arrangement similar to any of the foregoing with any other Person or group, pursuant to which such Person or group assumes significant operational or managerial control of the Company; or
(d) The shareholders of the Company approve a plan or agreement providing (i) for a merger or consolidation of the Company other than with a wholly owned subsidiary and other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 51% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) for a sale, exchange or other disposition of all or substantially all of the business or assets of the Company. If any of the events enumerated in this clause (d) occurs, the Board shall determine the effective date of the Change in Control resulting therefrom for purposes of this Plan.
2.8 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.
2.9 “Committee” means the Remuneration and Nominating Committee of the Board or any successor committee with responsibility for compensation, or any subcommittee, as long as the number of Committee members and their qualifications shall at all times be sufficient to meet the independence requirements of the New York Stock Exchange, Inc. or any other applicable exchange on which the Company’s common equity is at the time listed and, as applicable, the requirements for “outside directors” under Section 162(m) and the regulations thereunder, as in effect from time to time.
2.10 “Company” means Coty Inc., a Delaware corporation, and any successor thereto as provided in Section 16.1.
2.11 “Designated Beneficiary” means the Person or Persons the Participant designates from time to time on a signed form prescribed by the Committee, properly filed with the Committee during the Participant’s lifetime, as the beneficiary of any amounts or benefits the Participant owns or is to receive under the Plan, in accordance with Section 12.1. A properly filed beneficiary designation will revoke all prior designations by the same Participant. If no such form has been filed with the Committee, the Designated Beneficiary shall be the beneficiary named by the Participant in the Company’s qualified 401(k) savings plan or, if none, the Beneficiary’s estate.

2.12 “Director” means a member of the board of directors of the Company or an Affiliate.
2.13 “Disability” means either (i) disability as defined for purposes of the Company’s disability benefit plan, or (ii) a Participant’s inability, as a result of physical or mental incapacity, to perform the duties of his or her position(s) for a period of six consecutive months or for an aggregate of six months in any consecutive 12-month period. Any question as to the existence of the Disability of a Participant as to which the Participant and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to the Participant and the Company. If the Participant and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing. The determination of Disability made in writing to the Company and the Participant shall be final and conclusive for all purposes of the Plan. Following a Change in Control, the Company shall pay all expenses incurred in the determination of whether a Participant is disabled.
2.14 “Employee” means an employee of the Company or an Affiliate (that is not a Joint Venture).
2.15 “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.
2.16 “Executive Officer” means any Company employee who is an “executive officer” as defined in Rule 3b-7 promulgated under the Exchange Act.
2.17 “Exercise Date” shall mean any Business Day.
2.18 “Exercise Price” means the price at which a Participant may purchase a Share pursuant to a Stock Option or Stock Appreciation Right.
2.19 “Fair Market Value” as it relates to a Share means, unless otherwise determined by the Committee, the most recent closing price of a Share on the principal national securities exchange on which the Shares are then listed, or if there were no sales on such date, on the next preceding day on which there were sales, or if such Shares are not listed on a national securities exchange, the last reported bid price in the over-the-counter market.
2.20 “First Restatement Effective Date” means the date on which the Amended and Restated Certificate of Incorporation of the Company that was adopted by the Company in connection with the first underwritten public offering of the Company’s common stock was filed with the Secretary of State of the State of Delaware.
2.21 “Fifth Restatement Effective Date” means [ ], 2020.
2.22 “Good Reason” shall have the meaning set forth in any employment, severance or other agreement between the Company or an Affiliate and the Participant. If there is no employment, severance or other agreement between the Company or an Affiliate and the Participant, or if such agreement does not define “Good Reason,” then “Good Reason” shall mean the occurrence of any of the following:
(a) Before a Change in Control:
(i) A Participant’s removal from, or the Company’s failure to reelect or reappoint the Participant to, his or her positions at the Company (other than as a result of a promotion). For purposes of this clause (i), a mere change of title shall not constitute removal from, or non-reelection to, such position, provided that a Participant’s new title is substantially equivalent to the Participant’s title as of the Grant Date and his or her position is otherwise not adversely affected; or
(ii) The relocation of a Participant’s principal workplace without his or her consent to a location more than 25 miles distant from its current location.
(b) Following a Change in Control:
(i) Any of the events described in clause (a) above;
(ii) A material diminution in a Participant’s title, position, duties or responsibilities, or the assignment to a Participant of duties that are inconsistent, in a material respect, with the scope of duties and responsibilities associated with his or her position as of the Grant Date; or
(iii) The failure of the Company to continue a Participant’s participation in the Company’s Annual Performance Plan and in this Plan or any successor plans thereto on a basis that is commensurate with his or her position.
2.23 “Grant Date” means the date on which an Award is granted.
2.24 “Joint Venture” has the meaning given that term in Section 6.9.

2.25 “Majority Shareholder” means (i) the Company’s majority shareholder as of the First Restatement Effective Date or (ii) a Benckiser Permitted Holder as defined in the Company’s Certificate of Incorporation effective on the First Restatement Effective Date or any other similarly situated Person as determined by the Committee.
2.26 “Original Effective Date” means November 8, 2012.
2.27 “Other Stock-Based Awards” has the meaning given that term in Section 10.
2.28 “Owned Shares” means Shares that a Participant has acquired through the exercise of a Stock Option or a Stock Appreciation Right, the vesting of Restricted Stock, the settlement of a Restricted Stock Unit or a distribution of Shares in connection with an Other Stock-Based Award.
2.29 “Participant” means an Employee selected by the Committee to receive an Award under the Plan pursuant to Section 5.2, or who has an outstanding Award granted under the Plan.
2.30 “Performance Award” means a right to receive cash or Shares (as determined by the Committee) upon the achievement, in whole or in part, of the applicable Performance Criteria pursuant to Section 9. A grant of Restricted Stock, Restricted Stock Units, or Other Stock Awards may be designed to qualify as Performance Awards.
2.31 “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m) and any regulations promulgated thereunder.
2.32 “Performance Criteria” means the objectives established by the Committee for a Performance Period for the purpose of determining the extent to which an Award of Performance Awards has been earned. “Performance Criteria” may be based on the relative or comparative attainment of one or more of the following criteria during a Performance Period, whether in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies: total stockholder return (inclusive or exclusive of dividends paid); stock price; gross, operating or net earnings or margins; approved rate increases; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization (“EBITDA”); EBITDA excluding traditional working media; earnings per share; economic value added; ratio of operating earnings to capital spending; net sales; sales growth; return on assets, capital or equity; income; market share; level of expenses; revenue; revenue growth; cash flow; increases in customer base; capital expenditures; cost reductions and expense control objectives; compliance with environmental or regulatory goals or requirements; conservation; budget objectives; working capital; mergers, acquisitions and divestitures; attainment of objectives measured in terms of quality or safety; customer complaints or customer satisfaction; and improvements in financial controls; and, in the case of persons who are not Executive Officers, such other criteria as may be determined by the Committee. Performance Criteria may be established on a Company-wide basis or with respect to one or more business units, divisions, subsidiaries, or geographic locations, or on an individual basis.
At the time the Committee establishes Performance Criteria for a Performance Period, the Committee may exclude any or all items determined to be unusual in nature and/or infrequent in occurrence as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Company or any subsidiary, discontinued operations, other unusual or infrequently occurring items, the cumulative effects of accounting changes or such other objective factors as the Committee deems appropriate. Unless otherwise explicitly stated by the Committee at the time Performance Criteria are established, each applicable performance goal shall be appropriately adjusted for one or more of the following items: (i) amortization, asset impairments or write downs; (ii) litigation judgments or claim settlements; (iii) the effect of changes in tax law, accounting principles or such laws or provisions affecting reported results; (iv) accruals for reorganization and restructuring programs; (v) any items determined to be unusual in nature and/or infrequent in occurrence as described in Accounting Standards Codification (ASC) 225-20, as amended, and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (vi) the operations of any business acquired by the Company or any affiliate or of any joint venture in which the Company or affiliate participates; (vii) the divestiture of one or more business operations or the assets thereof; or (viii) the costs incurred in connection with such acquisitions or divestitures; and (ix) charges for stock based compensation.
Except in the case of Awards to Executive Officers intended to qualify for the Performance-Based Exception, the Committee may at any time adjust the Performance Criteria for any Performance Period as it deems equitable. The Committee shall have no obligation to treat Participants uniformly.
2.33 “Performance Period” means the 12-month time period during which Performance Criteria must be met in order for a Participant to earn Performance Awards granted under Section 9 or any other period established by the

Committee during which Performance Criteria must be met in order for a Participant to earn Performance Awards granted under Section 9.
2.34 “Person” means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization and any other entity, whether foreign or domestic, including any governmental entity or any department, agency or political subdivision thereof.
2.35 “Plan” means this Coty Inc. Equity and Long-Term Incentive Plan, as amended from time to time.
2.36 “Prior Plans” means the Coty Inc. Long-Term Incentive Plan and the Coty Inc. Executive Ownership Plan, each as in effect immediately prior to the Original Effective Date and as may be amended from time to time.
2.37 “Restricted Stock” means a contingent grant of Shares awarded to a Participant pursuant to Section 8.
2.38 “Restricted Stock Unit” means a Restricted Stock Unit granted to a Participant, as described in Section 8.
2.39 “Restriction Period” means the period during which the transfer of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance objectives, or the occurrence of other events as the Committee determines, in its sole discretion) and, except as provided in the Terms and Conditions, during which the Restricted Stock and any Restricted Stock Unit is not vested.
2.40 “Retirement” means a termination of Service (other than a termination of Service for Cause):
(a) after attaining age 60, but only if the Company or the employing Affiliate consents to the treatment of such termination as a “Retirement” for purposes of this Plan; or
(b) qualifying as a retirement at normal retirement age under the laws and/or arrangements applicable to the Participant, as reasonably determined by the Committee.
2.41 “Section 162(m)” means Section 162(m) of the Code and the applicable regulations and other legal authority promulgated thereunder.
2.42 “Section 409A” means Section 409A of the Code and the applicable regulations and other legal authority promulgated thereunder.
2.43 “Service” means the provision of services in the capacity of an Employee or Continuing Director of the Company or an Affiliate. A transfer of Service from the Company to an Affiliate or from an Affiliate to the Company or another Affiliate shall not constitute a termination of Service under the Plan or any Terms and Conditions. All determinations regarding Service, including whether any leave of absence is a termination of Service, shall be made by the Committee in its sole discretion. For purposes of this paragraph, a “Continuing Director” shall mean any individual who, upon his or her termination of employment with the Company or an Affiliate, continues to serve as a member of the Board or the board of directors of an Affiliate. The Service of a Continuing Director shall terminate when he or she ceases to serve as a member of the Board or on the board of directors of an Affiliate.
2.44 “Share” means a share of the Class A Common Stock, par value $.01 per share, of the Company, or such other securities of the Company as may be designated by the Committee from time to time.
2.45 “Stock Appreciation Right” or “SAR” means an Award consisting of a right to receive any excess in value of shares of common stock over the exercise price and designated as an SAR pursuant to the terms of Section 7.
2.46 “Stock Appreciation Right Spread” means the amount by which the Fair Market Value, as of the Exercise Date, of the Shares as to which a Stock Appreciation Right is exercised exceeds the aggregate Exercise Price with respect to such Stock Appreciation Right.
2.47 “Stock Option” means a nonqualified stock option, as described in Section 6, that is not intended to meet the requirements of Code Section 422.
2.48 “Stock Option Spread” means the amount by which the Fair Market Value, as of the Exercise Date, of the Shares as to which a Stock Option is exercised exceeds the aggregate Exercise Price with respect to such Shares.
2.49 “Successor” means the Participant’s spouse, the Participant’s lineal descendants, any trust the beneficiaries of which consist only of the Participant, the Participant’s spouse and/or the Participant’s lineal descendants, or to a corporation in which the Participant, the Participant’s spouse and/or the Participant’s lineal descendants own 100% of the economic interest and has the unfettered right to prevent further transfer or disposition of the Restricted Stock, Stock Option, Stock Appreciation Right, Restricted Stock Unit or Owned Shares, applicable. The Committee may, in its discretion, deem other parties to qualify as a Successor for purposes of this Plan.

2.50 “Terms and Conditions” means any electronic or written agreement or other instrument or document evidencing an Award.
2.51 “Third Restatement Effective Date” means November 3, 2016.
2.52 “Valuation Date” means any Business Day. A Valuation Date shall also occur upon the consummation of a transaction constituting a Change in Control.
2.53 “Withholding Tax” means the aggregate federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising under the Plan.
SECTION 3
Administration
3.1 Plan Administration. The Plan shall be administered by the Committee.
3.2 Authority of the Committee. Except as limited by law or the by-laws of the Company, and subject to the provisions of the Plan, the Committee shall have full power and discretion to: (a) select eligible Employees to participate in the Plan; (b) determine the size and type of Awards; (c) determine the terms and conditions of Awards in a manner consistent with the Plan; (d) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in Shares, and the method or methods by which Awards may be settled or exercised; (e) determine the Fair Market Value of a Share; (f) construe and interpret the Plan and any agreement or instrument entered into under the Plan; (g) establish, amend or waive rules and regulations for the Plan’s administration; (h) specify the Exercise Price; and (i) subject to the provisions of Section 15.1, amend the terms and conditions of any outstanding Award to the extent the amended terms are within the Committee’s authority under the Plan. Further, the Committee shall make all other determinations that may be necessary or advisable to administer the Plan. The Committee may delegate some or all of its authority under the Plan to officers or employees of the Company or other Persons, except with respect to Awards to Executive Officers or to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Exchange Act or cause an Award intended to qualify for treatment as performance-based compensation under Section 162(m) to not so qualify.
3.3 Decisions Binding. All determinations and decisions made by the Committee or by a Person or Persons delegated authority by the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all Persons, including, without limitation, the Company, its shareholders, all Affiliates, Employees, Participants and their estates and beneficiaries.
SECTION 4
Shares Subject to the Plan
4.1 Number of Shares Available for Grants. Subject to adjustment as provided in Sections 4.2 and 4.3, the number of Shares that may be issued or transferred to Participants under the Plan is 100,000,000. No additional awards shall be made under the Prior Plans on or after the Original Effective Date. Subject to adjustment as provided in Section 4.3, to the extent necessary to comply with Section 162(m), the maximum number of Shares or Share equivalent units that may be granted during any fiscal year to any one Participant under Options, SARs, Restricted Stock, Restricted Stock Units, Performance Awards or other Stock-Based Awards is $25,000,000, which limit will (i) be calculated based on the Fair Market Value of the number of Shares subject to the applicable Award as of the applicable Grant Date and (ii) apply regardless of whether the compensation is paid in Shares or in cash. To the extent necessary to comply with Code Section 162(m) the maximum aggregate dollar amount that may be paid to any one Participant during any fiscal year under Performance Awards or any cash-based Award under Section 9 is $25,000,000.
4.2 Lapsed Awards. If any Award granted under this Plan or a Prior Plan is canceled, terminates, expires or lapses for any reason, any Shares subject to such award will again be available for the grant of an Award under the Plan. Common Stock issued through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan. In addition, if a Share subject to an Award is not delivered because the Award is settled in cash, then that Share will thereafter be deemed to be available for grant. If a Share subject to an Award is not delivered because it is used to satisfy a tax withholding obligation or used to pay the Exercise Price of an Option, then that Share will not thereafter be deemed to be available for grant.

4.3 Adjustments in Authorized Shares. If the Shares, as currently constituted, are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether because of a merger, consolidation, recapitalization, reclassification, split, reverse split, combination of shares, or otherwise, but not including a capital infusion from any source) or if the number of Shares is increased through the payment of a stock dividend, then the Committee shall substitute for or add to each Share that may become subject to an Award the number and kind of shares of stock or other securities into which each outstanding Share was changed, for which each such Share was exchanged, or to which each such Share is entitled, as the case may be.
4.4 Sources of Shares Deliverable under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.
SECTION 5
Eligibility and Participation
5.1 Eligibility. Any Employee, including any officer or employee-director of the Company or an Affiliate, shall be eligible to be designated a Participant. To be eligible, a Participant shall have signed and delivered to the Company the Confidentiality and Non-Competition Agreement delivered by the Company to the Participant.
5.2 Actual Participation. The Committee shall determine the eligible Employees to whom it will grant Awards.
SECTION 6
Stock Options
6.1 Grant of Stock Options.
(a) Subject to the terms and provisions of the Plan, the Committee may grant Stock Options to any Participant in the number, and upon the terms, and at such time or times, as the Committee determines and sets forth in the Terms and Conditions.
(b) Each Stock Option grant shall be evidenced by the Terms and Conditions that specifies the duration of the Stock Option, the number of Shares to which the Stock Option pertains, the manner, time, and rate of exercise and vesting of the Stock Option, and such other provisions as the Committee determines. Vesting conditions may include, but not be limited to, the achievement of specific performance objectives (Company-wide, business unit, and/or individual) or continued Service.
6.2 Exercise Price. The Terms and Conditions shall specify the Stock Option’s Exercise Price, which shall be not less than the Fair Market Value of a Share on the Grant Date.
6.3 Duration of Stock Options. Each Stock Option will expire at the time determined by the Committee at the time of grant and set forth in the Terms and Conditions.
6.4 Exercise of Stock Options.
(a) Stock Options shall become exercisable at such times and be subject to such vesting and other restrictions and conditions as the Committee in each instance approves and sets forth in each Terms and Conditions. Restrictions and conditions on the exercise of a Stock Option need not be the same for each Award or for each Participant.
(b) The holder of a Stock Option may exercise the Stock Option only by delivering a written notice of exercise to the Company setting forth the number of Shares as to which the Stock Option is to be exercised. Upon the Exercise Date, the holder shall pay or provide for the Exercise Price and applicable Withholding Tax in full, pursuant to such procedures established by the Committee from time to time after giving consideration to applicable tax, securities and accounting rules.
(c) Any exercisable Stock Option that has not been exercised by its holder shall be automatically exercised in accordance with subsection (b) hereof on the Exercise Date immediately prior to its expiration if, on such Exercise Date, there is a Stock Option Spread with respect to such Stock Option.
6.5 Termination of Service. Except as otherwise provided in the Terms and Conditions:
(a) In the event a Participant’s Service terminates by reason of death, Disability, or Retirement:
(i) The Applicable Fraction of the portion of any Stock Option held by such Participant which has not theretofore become exercisable shall immediately become vested and exercisable.

(ii) All Stock Options held by the Participant, to the extent exercisable (including by application of clause (i) above) as of the Participant’s termination of Service shall remain exercisable through the second anniversary of the date of termination of Service and shall thereafter expire.
(iii) Any unvested portion of the Participant’s Stock Options as of the date of termination (other than any portion thereof that becomes vested pursuant to clause (i) above) shall be forfeited and canceled, without consideration, on the date of termination.
(b) Except as provided in Section 6.8, in the event a Participant’s Service terminates other than by reason of death, Disability, or Retirement:
(i) Any unvested portion of the Participant’s Stock Options as of the date of termination shall be forfeited and canceled on the date of termination, and
(ii) The vested portion, if any, of the Participant’s Stock Options shall remain exercisable through (A) the date that is six months after the Participant’s termination of Service, if the six month period commences in an open trading window, or (B) if the six month period commences in a closed trading window, the date that is six months from the first day of the next open trading window. Any vested Stock Option remaining outstanding after such date shall thereafter expire.
(c) Notwithstanding the foregoing, the Committee may, in its sole discretion, accelerate the vesting and exercisability, and/or extend the period of exercisability, of all or a portion of a Stock Option at any time as permitted by Section 409A.
(d) In no event shall a Stock Option be exercisable following its expiration date.
6.6 Nontransferability of Stock Options.
(a) Except as otherwise provided in Section 6.6(b), a Participant’s Terms and Conditions, or the Plan, during the Restriction Period, (i) no Stock Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and (ii) all Stock Options shall be exercisable during the Participant’s lifetime only by the Participant or his or her guardian or legal representative. The Committee may, in its sole discretion, require a Participant’s guardian or legal representative to supply it with the evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.
(b) Subject to applicable law, vested Stock Options may be transferred to a Successor. Such transferred Stock Options may only be further sold, transferred, pledged, assigned or otherwise alienated by the Successor in accordance with this Section 6.6, and shall be subject in all respects to the terms of the Terms and Conditions and the Plan. For a transfer to be effective, the Successor shall promptly furnish the Company with written notice thereof and a copy of such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance of the Successor of the terms and conditions of the Plan.
6.7 Dividend Equivalents and Other Distributions. The Committee may, in its sole discretion, provide under an agreement for payments in connection with Stock Options that are equivalent to dividends or other distributions declared and paid on the Shares underlying the Stock Options prior to the date of exercise. Such dividend equivalent agreement, if any, shall be separate and apart from the Terms and Conditions and shall be designed to comply separately with Section 409A.
6.8 Change in Control. If, within twelve months following a Change in Control, (i) a Participant is terminated by the Company or an employing Affiliate (that is not a Joint Venture) without Cause or (ii) such Participant resigns from the Company or an employing Affiliate (that is not a Joint Venture) for Good Reason, the unvested portion of any then outstanding Stock Option shall vest and become exercisable.
6.9 Employment in a Joint Venture. If a Participant becomes an employee of certain joint ventures of the Company, as determined by the Board from time to time (a “Joint Venture”), during the Restriction Period, vesting of the Participant’s Stock Options shall be tolled beginning on the date such Participant becomes an employee of the Joint Venture until the date such Participant again becomes an Employee. Accordingly, the Restriction Period for such Participant’s Stock Options shall be extended by the number of days the Participant was an employee of the Joint Venture.

SECTION 7
Stock Appreciation Rights
7.1 Grant of Stock Appreciation Rights.
(a) Subject to the terms and provisions of the Plan, the Committee may grant Stock Appreciation Rights to any Participant in the number, and upon the terms, and at such time or times, as the Committee determines and sets forth in the Terms and Conditions.
(b) Each Stock Appreciation Right grant shall be evidenced by the Terms and Conditions that specifies the duration of the Stock Appreciation Right, the number of Shares to which the Stock Appreciation Right pertains, the manner, time, and rate of exercise and vesting of the Stock Appreciation Right, and such other provisions as the Committee determines. Vesting conditions may include, but not be limited to, the achievement of specific performance objectives (Company-wide, business unit, and/or individual) or continued Service.
7.2 Exercise Price. The Terms and Conditions shall specify the Stock Appreciation Right’s Exercise Price, which shall be not less than the Fair Market Value of a Share on the Grant Date.
7.3 Duration of Stock Appreciation Rights. Each Stock Appreciation Right will expire at the time determined by the Committee at the time of grant and set forth in the Terms and Conditions.
7.4 Exercise of Stock Appreciation Rights.
(a) Stock Appreciation Rights shall become exercisable at such times and be subject to such vesting and other restrictions and conditions as the Committee in each instance approves and sets forth in each Terms and Conditions. Restrictions and conditions on the exercise of a Stock Appreciation Right need not be the same for each Award or for each Participant.
(b) The holder of a Stock Appreciation Right may exercise the Stock Appreciation Right only by delivering a written notice of exercise to the Company setting forth the number of Stock Appreciation Rights to be exercised. The Stock Appreciation Right Spread may be settled, as set forth in the Terms and Conditions, by delivery by the Company of the number of Shares equal to the Stock Appreciation Right Spread, in which case the Participant shall on or before the Exercise Date pay or provide for the applicable Withholding Tax in full, pursuant to such exercise procedures established by the Committee from time to time after giving consideration to applicable tax, securities and accounting rules. Any exercisable Stock Appreciation Right that has not been exercised by its holder shall be automatically exercised in accordance with subsection (b) hereof on the Exercise Date immediately prior to its expiration if, on such Exercise Date, there is a Stock Appreciation Right Spread with respect to such Stock Appreciation Right.
7.5 Termination of Service. Except as otherwise provided in the Terms and Conditions:
(a) In the event a Participant’s Service terminates by reason of death, Disability, or Retirement:
(i) The Applicable Fraction of the portion of any Stock Appreciation Right held by such Participant which has not theretofore become exercisable shall immediately become vested and exercisable.
(ii) All Stock Appreciation Rights held by the Participant, to the extent exercisable (including by application of clause (i) above) as of the Participant’s termination of Service shall remain exercisable through the second anniversary of the date of termination of Service and shall thereafter expire.
(iii) Any unvested portion of the Participant’s Stock Appreciation Rights as of the date of termination (other than any portion thereof that becomes vested pursuant to clause (i) above) shall be forfeited and canceled, without consideration, on the date of termination.
(b) Except as provided in Section 7.8, in the event a Participant’s Service terminates other than by reason of death, Disability, or Retirement:
(i) Any unvested portion of the Participant’s Stock Appreciation Rights as of the date of termination shall be forfeited and canceled on the date of termination, and
(ii) The vested portion, if any, of the Participant’s Stock Appreciation Rights shall remain exercisable through the ninetieth (90th) day after the Participant’s termination of Service. Any vested Stock Appreciation Right remaining outstanding after such date shall thereafter expire.

(c) Notwithstanding the foregoing, the Committee may, in its sole discretion, accelerate the vesting and exercisability, and/or extend the period of exercisability, of all or a portion of a Stock Appreciation Right at any time as permitted by Section 409A.
(d) In no event shall a Stock Appreciation Right be exercisable following its expiration date.
7.6 Nontransferability of Stock Appreciation Rights.
(a) Except as otherwise provided in Section 7.6(b), a Participant’s Terms and Conditions, or the Plan, during the Restriction Period, (i) no Stock Appreciation Right granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and (ii) all Stock Appreciation Rights shall be exercisable during the Participant’s lifetime only by the Participant or his or her guardian or legal representative. The Committee may, in its sole discretion, require a Participant’s guardian or legal representative to supply it with the evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.
(b) Subject to applicable law, vested Stock Appreciation Rights may be transferred to a Successor. Such transferred Stock Appreciation Rights may only be further sold, transferred, pledged, assigned or otherwise alienated by the Successor in accordance with this Section 7.6, and shall be subject in all respects to the terms of the Terms and Conditions and the Plan. For a transfer to be effective, the Successor shall promptly furnish the Company with written notice thereof and a copy of such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance of the Successor of the terms and conditions of the Plan.
7.7 Dividend Equivalents and Other Distributions. The Committee may, in its sole discretion, provide under an agreement for payments in connection with Stock Appreciation Rights that are equivalent to dividends and other distributions declared and paid on the Shares underlying the Stock Appreciation Rights prior to the date of exercise. Such dividend equivalent agreement, if any, shall be separate and apart from the Terms and Conditions and shall be designed to comply separately with Section 409A.
7.8 Change in Control. If, within twelve months following a Change in Control, (i) a Participant is terminated by the Company or an employing Affiliate (that is not a Joint Venture) without Cause or (ii) such Participant resigns from the Company or an employing Affiliate (that is not a Joint Venture) for Good Reason, the unvested portion of any then outstanding Stock Appreciation Right shall vest and become exercisable.
7.9 Employment in a Joint Venture. If a Participant becomes an employee of certain joint ventures of the Company, as determined by the Board from time to time (a “Joint Venture”), during the Restriction Period, vesting of the Participant’s Stock Appreciation Rights shall be tolled beginning on the date such Participant becomes an employee of the Joint Venture until the date such Participant again becomes an Employee. Accordingly, the Restriction Period for such Participant’s Stock Appreciation Rights shall be extended by the number of days the Participant was an employee of the Joint Venture.
SECTION 8
Restricted Stock and Restricted Stock Units
8.1 Grant of Restricted Stock and Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee may, at any time and from time to time, grant Restricted Stock or Restricted Stock Units to any Participant in such amounts as it determines and sets forth in the Terms and Conditions.
8.2 Terms and Conditions. Each grant of Restricted Stock or Restricted Stock Units shall be evidenced by the Terms and Conditions that specifies the Restriction Period, the number of Shares or Restricted Stock Units granted, the purchase price, if any, and such other provisions as the Committee determines.
8.3 Nontransferability.
(a) Except as provided in Section 8.3(b), during the Restricted Period, (i) no Restricted Stock or Restricted Stock Unit granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution and (ii) all rights with respect to Restricted Stock or Restricted Stock Units shall be available during the Participant’s lifetime only to the Participant or the Participant’s guardian or legal representative. The Committee may, in its sole discretion, require a Participant’s guardian or legal representative to supply it with evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

(b) Subject to applicable law, Restricted Stock may be transferred to a Successor. Such transferred Restricted Stock may only be further sold, transferred, pledged, assigned or otherwise alienated by the Successor in accordance with this Section 8.3, and shall be subject in all respects to the terms of the Terms and Conditions and the Plan. For a transfer to be effective, the Successor shall promptly furnish the Company with written notice thereof and a copy of such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance of the Successor of the terms and conditions of the Plan.
8.4 Termination of Service. Except as provided in Section 8.5, if a Participant’s Service terminates, then except as otherwise provided in the Terms and Conditions all unvested Restricted Stock and Restricted Stock Units held by such Participant will be forfeited and any vested Restricted Stock and Restricted Stock Units shall continue to be subject to the terms of the Plan and any applicable Award.
8.5 Change in Control. If, within twelve months following a Change in Control, (i) a Participant is terminated by the Company or an employing Affiliate (that is not a Joint Venture) without Cause or (ii) such Participant resigns from the Company or an employing Affiliate (that is not a Joint Venture) for Good Reason, all then outstanding Restricted Stock and Restricted Stock Units shall vest and become nonforfeitable.
8.6 Other Conditions. The Committee may impose such other conditions and restrictions on any Restricted Stock and Restricted Stock Units as it deems advisable and sets forth in the Terms and Conditions, including, without limitation, vesting restrictions based upon the achievement of specific performance objectives (Company-wide, business unit, and/or individual) or continued Service, and/or restrictions under applicable federal or state securities laws. The Committee may provide that restrictions established under this Section 8.6 as to any given Award will lapse all at once or in installments.
8.7 Voting Rights. Except as otherwise provided in the Terms and Conditions, and subject to Section 13.1(c), a Participant holding Shares of Restricted Stock may exercise any voting rights that apply to those Shares during the Restriction Period.
8.8 Dividends and Other Distributions. During the Restriction Period, a Participant holding Shares of Restricted Stock or Restricted Stock Units shall be credited with regular dividends or dividend equivalents and other distributions paid on those Shares. Such dividends or dividend equivalents and other distributions shall be subject to the same vesting conditions as the underlying Shares or Restricted Stock Units, and shall be paid within 30 days following the end of the Restriction Period.
8.9 Section 83(b) Elections on Restricted Stock. The Participant, if subject to taxation in the United States with respect to any compensation derived under the Plan, shall indicate to the Company whether the Participant intends to make an election under Code Section 83(b) with respect to the Restricted Stock.
8.10 Employment in a Joint Venture. If a Participant becomes an employee of a Joint Venture during the Restriction Period, vesting of the Participant’s Restricted Stock and Restricted Stock Units shall be tolled beginning on the date such Participant becomes an employee of the Joint Venture and shall recommence on the date such Participant again becomes an Employee. Accordingly, the Restriction Period for such Participant’s Restricted Stock and Restricted Stock Units shall be extended by the number of days the Participant was an employee of the Joint Venture.
8.11 Payment of Restricted Stock Units. Each Restricted Stock Unit shall be payable to the Participant in such form provided in the Terms and Conditions following the last day of the Restriction Period, or on such later date provided in the Terms and Conditions or pursuant to a deferral agreement between the Participant and the Company.
SECTION 9
Performance Awards
9.1 Grant of Performance Awards. The Committee shall have the authority to determine (i) the Participants who shall receive Performance Awards, (ii) the size, number, amount or value, as applicable, of Performance Awards, and (iii) the Performance Criteria applicable in respect of such Performance Awards for each Performance Period. The Committee shall determine the duration of each Performance Period (which may differ from each other), and there may be more than one Performance Period in existence at any one time as to any Participant or all or any class of Participants. Each grant of Performance Awards shall be evidenced by the Terms and Conditions that shall specify the Performance Criteria applicable thereto and such other terms and conditions not inconsistent with the Plan as the Committee shall determine.

9.2 Earning of Performance Awards. The grant and/or vesting of Performance Awards shall be contingent, in whole or in part, upon the attainment of specified Performance Criteria or the occurrence of any event or events involving a Change in Control, death or Disability, as the Committee shall determine. In addition to the achievement of the specified Performance Criteria, the Committee may, at the grant date, condition earning of Performance Awards on the Participant completing a minimum period of service following the Grant Date or on such other conditions as the Committee shall specify.
9.3 Performance Awards and Code Section 162(m). The provisions of this Section 9.3 shall apply with respect to any Performance Award that is intended to meet the Performance-Based Exception.
(a) Establishment of Performance Criteria. The Committee shall establish the Performance Criteria for the applicable Performance Period no later than the 90th day after the Performance Period begins (or by such other date as may be required under Section 162(m)) but in any event at a time when achievement of the Performance Criteria is substantially uncertain. The Committee may not in any event increase the amount of compensation payable to an Executive Officer upon attainment of the Performance Criteria above the maximum amount approved by the Committee at the time the Performance Criteria is established.
(b) Certification of Attainment of Performance Criteria. As soon as practicable after the end of a Performance Period and prior to any payment in respect of such Performance Period, the Committee shall certify in writing the amount, number or value, as applicable, of the Performance Awards that have been earned on the basis of performance in relation to the established Performance Criteria.
(c) Payment of Awards. Earned Performance Awards shall be distributed to the Participant or, if the Participant has died, to the Participant’s Designated Beneficiary as soon as practicable after the expiration of the Performance Period and the Committee’s certification under Section 9.3(b) above, provided that, unless the payment of a Performance Award has been deferred in accordance with Section 409A of the Code, distributions of a Performance Award shall be made no later than March 15 of the year following the year in which the amount is earned.
SECTION 10
Other Stock-Based Awards
10.1 The Committee shall have authority to grant to eligible Participants an “Other Stock-Based Award,” which shall consist of any right which (i) is not a Stock Option, Stock Appreciation Right, Restricted Stock Unit or Restricted Stock and (ii) is an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Terms and Conditions, the Committee shall determine the terms and conditions of any such Other Stock-Based Award.
SECTION 11
Share Restrictions and Purchase and Sale Rights
11.1 Restrictions. The Committee may impose such restrictions on any Shares as it deems necessary or advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which the Shares are then listed and/or traded, and under any blue sky or state securities laws.
11.2 Additional Conditions of Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or transferred, or (ii) to treat as owner of such Shares, to accord the right to vote as such owner, or to pay dividends to any transferee to whom such Shares have been transferred in violation of the Plan or any Terms and Conditions.
SECTION 12
Beneficiary Designation
12.1 Each Participant may, from time to time, name any Designated Beneficiary (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case the Participant should die before receiving any or all of his or her benefits under the Plan. Each beneficiary designation shall revoke all prior designations by the same Participant, must be in a form prescribed by the Committee and must be made during the Participant’s lifetime.

SECTION 13
Breach of Restrictive Covenants
13.1 The Terms and Conditions may provide that if the Participant breaches, whether during or after termination of Service, a nonsolicitation, noncompetition, confidentiality, or other restrictive covenant by which he or she is bound, then in addition to any other penalties or restrictions that may apply under any such agreement, state law, or otherwise, the Participant shall forfeit:
(a) Any Awards granted to him or her under the Plan, including Awards that have become exercisable;
(b) The profit the Participant realized from the exercise of any Stock Options or Stock Appreciation Rights that the Participant exercised after terminating Service and within the six-month period immediately preceding the Participant’s termination of Service, which is the Stock Option Spread or Stock Appreciation Right Spread associated with any Shares acquired by the Participant upon his or her exercise of such Stock Options or such Stock Appreciation Rights; and
(c) The Fair Market Value, as determined on the vesting date, of any Restricted Stock that vested or Restricted Stock Unit that was settled within the six-month period immediately preceding the Participant’s termination of Service.
SECTION 14
Rights of Participants
14.1 Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s Service at any time, or confer upon any Participant any right to continue in the Service of the Company or any Affiliate. The grant of any Award under the Plan shall not in any way affect the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.
14.2 Participation. No Employee shall have the right to receive an Award under the Plan, or, having received any Award, to receive a future Award.
SECTION 15
Amendment, Modification, Termination and Change in Control
15.1 Amendment, Modification and Termination. The Board may at any time and from time to time alter, amend, modify or terminate the Plan in whole or in part, without the approval of the Company’s shareholders, except to the extent such approval is required by law. Subject to the terms and conditions of the Plan, the Committee may modify, extend or renew outstanding Awards under the Plan, or accept the surrender of outstanding Awards (to the extent not already exercised) and grant new Awards in substitution of them (to the extent not already exercised), in order to comply with the requirements of applicable law or otherwise. Notwithstanding the foregoing, no modification of an Award shall, without the prior written consent of the Participant, materially alter or impair any rights or obligations under any Award already granted under the Plan, except such an amendment made to comply with the requirements of applicable law.
15.2 Adjustment of Awards upon the Occurrence of Certain Events.
(a) In General. If the Shares, as currently constituted, are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether because of a merger, consolidation, recapitalization, reclassification, split, reverse split, combination of shares, or otherwise, but not including a capital infusion from any source) or if the number of Shares is increased through the payment of a stock dividend, then the Committee shall substitute for or add to each Share underlying an Award the number and kind of shares of stock or other securities into which each outstanding Share was changed, for which each such Share was exchanged, or to which each such Share is entitled, as the case may be, which shares or other securities shall be subject to the same terms and conditions as the underlying Award. Any such adjustment in an outstanding Stock Option or Stock Appreciation Right shall be made with a corresponding adjustment in the Exercise Price for each Share or other unit of any security covered by such Stock Option or Stock Appreciation Right but without change in the aggregate purchase price applicable to the unexercised portion of such Stock Option.

(b) Reciprocal Transactions. The Committee may, but shall not be obligated to, make an appropriate and proportionate adjustment to an Award or to the Exercise Price of any outstanding Award, and/or grant an additional Award to the holder of any outstanding Award, to compensate for the diminution in the intrinsic value of the Shares resulting from any reciprocal transaction.
(c) Certain Unusual or Nonrecurring Events. In recognition of unusual or nonrecurring events affecting the Company or its financial statements, or in recognition of changes in applicable laws, regulations, or accounting principles, and, whenever the Committee determines that adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee may, using reasonable care, make adjustments in the terms and conditions of, and the criteria included in, Awards. In no event will the Committee, unless otherwise approved by shareholders, be permitted (i) to reduce the Exercise Price of any outstanding Stock Option or Stock Appreciation Right, (ii) cancel a Stock Option or Stock Appreciation Right in exchange for cash or other Awards (except as provided in Section 15.4), (iii) exchange or replace an outstanding Stock Option or Stock Appreciation Right with a new Stock Option or Stock Appreciation Right with a lower Exercise Price, or (iv) take any other action that would be a “repricing” of Stock Options or Stock Appreciation Rights.
(d) Notice. The Committee shall give notice of any adjustment to each Participant who holds an Award that has been adjusted and the adjustment (whether or not such notice is given) shall be effective and binding for all Plan purposes.
(e) Section 409A. Notwithstanding any provision herein to the contrary, no adjustment shall be made under this Section 15.2 to the extent it would give rise to adverse tax consequences under Section 409A.
15.3 Fractional Shares. Fractional Shares, whether resulting from any adjustment in Awards pursuant to Section 15.2 or otherwise, may be settled in cash or otherwise as the Committee determines.
15.4 Change in Control.
(a) If, within twelve months following a Change in Control, (i) a Participant is terminated by the Company or an employing Affiliate (that is not a Joint Venture) without Cause or (ii) such Participant resigns from the Company or an employing Affiliate (that is not a Joint Venture) for Good Reason, all then outstanding Awards shall become fully vested.
(b) Any Award that has not been fully exercised before the date of a Change in Control may be settled or otherwise terminated on such date in the discretion of the Committee, unless a provision has been made in writing in connection with such transaction for the assumption of all Awards theretofore granted, or the substitution for such Awards of awards to acquire the stock of the surviving, resulting or acquiring corporation, with any adjustments as the Committee determines appropriate, in which event the Awards theretofore granted shall continue in the manner and under the terms so provided. Notwithstanding anything in the Plan to the contrary, any underwater Award that has not been fully exercised, and any Award that the Committee determines cannot become vested, before the date of consummation of the Change in Control may be canceled without consideration in the discretion of the Committee.
15.5 Tax Withholding. The Company shall have the right to deduct or withhold, or require a Participant to remit to the Company, an amount (either in cash or Shares) sufficient to satisfy any Withholding Tax.
SECTION 16
Miscellaneous Provisions
16.1 Successors. All obligations of the Company under the Plan or any Terms and Conditions shall be binding on any successor to the Company, whether the existence of the successor results from a direct or indirect purchase of all or substantially all of the Company’s stock, or a merger or consolidation, or otherwise.
16.2 Legal Construction.
(a) Number. Except where otherwise indicated by the context, any plural term used in the Plan includes the singular and any singular term includes the plural.
(b) Severability. If any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

16.3 Business Day. In the event the day prescribed for the performance of any act under the Plan, or deadline by which such act must be performed, shall fall on a day other than a Business Day, such day or deadline shall be extended until the close of business on the next succeeding Business Day.
16.4 Requirements of Law. The granting of Awards, the issuance of Shares and the payment of cash under the Plan shall be subject to all applicable laws, rules and regulations, and to any approvals by governmental agencies or national securities exchanges as may be required.
16.5 Rights of a Shareholder. A Participant shall not be, nor shall a Participant have any of the rights and privileges of, a shareholder until certificates for the underlying Shares have been issued or the underlying Shares have been registered as a book-entry in the name of the Participant.
16.6 Securities Law Compliance.
(a) As to any individual who is, on the relevant date, an officer, director or greater than 10% percent beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act, or any successor rule. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.
(b) To the extent the Committee deems it necessary, appropriate or desirable to comply with state securities laws or practice and to further the purposes of the Plan, the Committee may, without amending the Plan, (i) establish rules applicable to Awards granted to Participants, including rules that differ from those set forth in the Plan, and (ii) grant Awards to such Participants in accordance with those rules that would require the application of the securities laws of any state.
16.7 Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments or deliveries of Shares not yet made to a Participant by the Company, the Participant’s rights are no greater than those of a general creditor of the Company. The Committee may authorize the establishment of trusts or other arrangements to meet the obligations created under the Plan, so long as the arrangement does not cause the Plan to lose its legal status as an unfunded plan.
16.8 Non-U.S. Based Participant. Notwithstanding any other provision of the Plan to the contrary, the Committee may make Awards to Participants who are not citizens or residents of the United States, or to Participants outside the United States, on terms and conditions that are different from those specified in the Plan as may, in the Committee’s judgment, be necessary or desirable to foster and promote achievement of the Plan’s purposes. In furtherance of such purposes, the Committee may, without amending the Plan, establish or modify rules, procedures and subplans as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company operates or has employees.
16.9 Governing Law. To the extent not preempted by Federal law, the Plan and all agreements hereunder shall be construed and enforced in accordance with, and governed by, the laws of the State of New York, without giving effect to its conflicts of law principles that would require the application of the law of any other jurisdiction.
16.10 Section 162(m). The Plan is intended to be administered, interpreted and construed so that Performance Awards may qualify for the Performance-Based Exception.
16.11 Recoupment. Notwithstanding any provision in the Plan to the contrary, Awards granted or paid under the Plan will be subject to recoupment by the Company pursuant to any “clawback” or similar compensation recoupment policy that may be established by the Company.

ANNEX B

AMENDED AND RESTATED
COTY INC. STOCK PLAN FOR DIRECTORS

(As Proposed)

SECTION 1
PURPOSE AND DURATION
1.1 Purpose.The purpose of this Coty Inc. Stock Plan for Directors is to promote the interests of the Company and its shareholders by increasing the proprietary and vested interest of eligible directors of the Company by granting them Restricted Stock Unit Awards.
1.2 Effective Date; Plan History and Term of the Plan
(a) The Plan originally became effective on September 1, 2007 and was known as the “2007 Stock Plan for Directors”. The Plan was amended and restated on April 8, 2013. On May 31, 2020 (the “Effective Date”), the Board approved a further amendment and restatement of the Plan and the Plan was renamed the “Stock Plan for Directors”; provided, that Section 1.2(b) of the Plan shall only become effective if approved by the Company’s stockholders as set forth in Section 1.2(b).
(b) Effective as of, and subject to, the approval of the Plan (as restated of the Effective Date) by the requisite number of stockholders at the Company’s annual meeting of stockholders that takes place in calendar year 2020, the Plan will terminate upon the earliest of (i) May 31, 2030, or (ii) the date specified by action of the Board. Upon such Plan termination, all Awards outstanding under the Plan will continue to have full force and effect in accordance with the terms of the Restricted Stock Unit Terms and Conditions evidencing each Award. If the amended and restated Plan is not approved by the Company’s stockholders at the annual stockholders meeting occurring in calendar year 2020, the Plan will terminate on September 14, 2020.
SECTION 2
DEFINITIONS
Whenever used in the Plan, the following terms have the meanings set forth below:
2.1 “Award” means a grant of Restricted Stock Units under the Plan to a Participant.
2.2 “Board” means the Board of Directors of the Company.
2.3 “Business Day” means any day other than a Saturday, Sunday, legal holiday or a day in which the national securities exchange that constitutes the principal market for the Shares is closed.
2.4 “Change in Control” means the occurrence of any of the following that also qualifies as a “change in control event” under Treasury Regulation § 1.409A-3(i)(5):
(a) Any Person or “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) that is not the Majority Shareholder is or becomes the “beneficial owner” (as defined below), directly or indirectly, of securities representing either (i) more than 50% of the combined voting power of the Company’s then outstanding securities, or (ii) 30% or more of the combined voting power of the Company’s then outstanding securities at a time when the Majority Shareholder holds less than 30% of such combined voting power. For purposes of this clause (a), “beneficial owner” has the meaning given that term in Rule 13d-3 under the Exchange Act, except that a Person shall be deemed to be the “beneficial owner” of all shares that any such Person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants, options or otherwise, without regard to the 60-day period referred to in such Rule;
(b) The date a majority of the members of the Board is replaced during any 12-month period by directors, provided, that any Person becoming a director whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least three-quarters of the directors then comprising the Board shall be, for purposes of this clause (b), considered as though such Person were a member of the incumbent Board; and provided, further, that this clause (b) shall not apply as long as the Majority Shareholder is the beneficial owner of a majority of the voting power of the Company’s then outstanding securities; or

(c) The shareholders of the Company approve a plan or agreement providing (i) for a merger or consolidation of the Company other than with a wholly owned subsidiary and other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 51% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) for a sale, exchange or other disposition of all or substantially all of the business or assets of the Company. If any of the events enumerated in this clause (c) occurs, the Board shall determine the effective date of the Change in Control resulting therefrom for purposes of this Plan.
2.5 “Committee” means the Remuneration and Nominating Committee of the Board or any successor committee with responsibility for compensation, or any subcommittee, as long as the number of Committee members and their qualifications shall at all times be sufficient to meet the independence requirements of the New York Stock Exchange, Inc. or any other applicable exchange on which the Company’s common equity is at the time listed.
2.6 “Company” means Coty Inc., a Delaware corporation, and any successor thereto as provided in Section 9.1 (Successors).
2.7 “Designated Beneficiary” means the Person or Persons the Participant designates from time to time on a signed form prescribed by the Committee, properly filed with the Committee during the Participant’s lifetime, as the beneficiary of any amounts or benefits the Participant owns or is to receive under the Plan, in accordance with Section 5.1 (Automatic Grants of Restricted Stock Units). A properly filed beneficiary designation will revoke all prior designations by the same Participant. If no such form has been filed with the Committee, the Designated Beneficiary shall be the beneficiary named by the Participant in the Company’s qualified 401(k) savings plan or, if none, the Beneficiary’s estate.
2.8 “Director” means a member of the Company’s Board of Directors.
2.9 “Disability” means either (i) disability as defined for purposes of the Company’s disability benefit plan, or (ii) a Participant’s inability, as a result of physical or mental incapacity, to perform the duties of his or her position on the Board for a period of six consecutive months or for an aggregate of six months in any consecutive 12-month period. Any question as to the existence of the Disability of a Participant as to which the Participant and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to the Participant and the Company. If the Participant and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing. The determination of Disability made in writing to the Company and the Participant shall be final and conclusive for all purposes of the Plan. Following a Change in Control, the Company shall pay all expenses incurred in the determination of whether a Participant is disabled.
2.10 “Eligible Director” means a Director other than a Director who serving as the CEO, Executive Chairman or President of the Company.
2.11 “Effective Date” means May 31, 2020.
2.12 “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.
2.13 “Fair Market Value” as it relates to a Share means, unless otherwise determined by the Committee, the most recent closing price of a Share on the principal national securities exchange on which the Shares are then listed, or if there were no sales on such date, on the next preceding day on which there were sales, or if such Shares are not listed on a national securities exchange, the last reported bid price in the over-the-counter market.
2.14 “Grant Date” means the date on which an Award is granted.
2.15 “Majority Shareholder” means (i) the Company’s majority shareholder as of the Effective Date or (ii) a Benckiser Permitted Holder as defined in the Company’s Certificate of Incorporation effective on the date on which the Amended and Restated Certificate of Incorporation of the Company that was adopted by the Company in connection with the first underwritten public offering of the Company’s common stock was filed with the Secretary of State of the State of Delaware or any other similarly situated Person as determined by the Committee.
2.16 “Participant” means a Person to whom Restricted Stock Units have been granted under the Plan.
2.17 “Person” means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization and any other entity, whether foreign or domestic, including any governmental entity or any department, agency or political subdivision thereof.
2.18 “Plan” means this Coty Inc. Stock Plan for Directors, as amended from time to time.
2.19 “Restricted Stock Unit” means a right to receive a Share under the terms and conditions set forth in Section 5.

2.20 “Restricted Stock Unit Agreement” means any agreement or other instrument or document evidencing an Award.
2.21 “Restriction Period” means the period during which Restricted Stock Units are not vested.
2.22 “Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended from time to time, and the regulations and other interpretive guidance issued thereunder.
2.23 “Service” means the provision of services as a Director.
2.24 “Share” means a share of the Class A Common Stock, par value $.01 per share, of the Company, or such other securities of the Company as may be designated by the Committee from time to time.
2.25 “Successor” means the Participant’s spouse, the Participant’s lineal descendants and/or any trust the beneficiaries of which consist only of the Participant, the Participant’s spouse and/or the Participant’s lineal descendants, or to a corporation in which the Participant, the Participant’s spouse and/or the Participant’s lineal descendants own 100% of the economic interest and has the unfettered right to prevent further transfer or disposition of the Restricted Stock Unit. The Committee may, in its discretion, deem other parties to qualify as a Successor for purposes of this Plan.
2.26 “Terms and Conditions” means any electronic or written agreement or other instrument or document evidencing an Award.
2.27 “Valuation Date” means any Business Day.
2.28 “Withholding Tax” means the aggregate federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising under the Plan.
SECTION 3
Administration
3.1 Plan Administration. The Plan shall be administered by the Committee.
3.2 Authority of the Committee. Except as limited by law or the by-laws of the Company, and subject to the provisions of the Plan, the Committee shall have full power and discretion to (a) determine the terms and conditions of Awards in a manner consistent with the Plan; (b) construe and interpret the Plan and any agreement or instrument entered into under the Plan; (c) establish, amend or waive rules and regulations for the Plan’s administration; (d) subject to the provisions of Section 8.1 (Amendment, Modification and Termination), amend the terms and conditions of any outstanding Award to the extent the terms are within the Committee’s authority under the Plan; and (e) make all other determinations that may be necessary or advisable to administer the Plan. Notwithstanding the foregoing, the Committee shall have no discretion with respect to the selection of Directors eligible to receive Restricted Stock Units, the number of Shares of Restricted Stock Units awarded to a Director, or the timing of grants of Restricted Stock Units under the Plan, all of which shall be determined in accordance with the provisions of this Plan. The Secretary of the Company shall be authorized to implement the Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes thereof.
3.3 Decisions Binding. All determinations and decisions made by the Committee or by a Person or Persons delegated authority by the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all Persons, including, without limitation, the Company, and its shareholders, affiliates, employees, and Participants and their estates and beneficiaries.
SECTION 4
Shares Subject to the Plan
4.1 Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.3 (Adjustments in Authorized Shares), the number of shares available for grant under the Plan shall be 1,000,000 Shares.
4.2 Forfeited Awards. If any Award granted under the Plan is canceled or forfeited for any reason, any Shares subject to the Award shall again be available for the grant of an Award under the Plan.
4.3 Adjustments in Authorized Shares. If the Shares, as currently constituted, are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether because of a merger, consolidation, recapitalization, reclassification, split, reverse split, combination of shares, or otherwise, but not including an IPO or other capital infusion from any source) or if the number of Shares is increased through the payment of a stock dividend, then the Committee shall substitute for or add to each Share that may become subject to an Award the number and kind of shares of stock or other securities into which each outstanding Share was changed, for which each such Share was exchanged, or to which each such Share is entitled, as the case may be.

4.4 Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

SECTION 5
Automatic Grants of Restricted Stock Units
5.1 Grant of Restricted Stock Units.
(a) Full Awards. Each Person who is an Eligible Director as of the first day of a fiscal year of the Company shall be granted 25,000 Restricted Stock Units on November 15 of such fiscal year. The Chairman of the Board of the Company (“Chairman”) shall be granted on each such date an additional 20,000 Restricted Stock Units so long as the Chairman is an Eligible Director.
(b) Prorated Awards.
(i) Each Person who becomes an Eligible Director after the first day (but before the last day) of a fiscal year shall receive, as soon as administratively practicable after becoming an Eligible Director, a grant of 25,000 Restricted Stock Units multiplied by a fraction, the numerator of which is the number of days between the Eligible Director’s commencement of Service during the fiscal year and the last day of such fiscal year, and the denominator of which is the number of days between the Grant Date and the date the Award was scheduled to vest.
(ii) Each Eligible Director who becomes Chairman after the first day (but before the last day) of a fiscal year shall receive, as soon as administratively practicable after becoming Chairman, a grant of 20,000 Restricted Stock Units multiplied by a fraction, the numerator of which is the number of days between the date the Eligible Director becomes Chairman and the last day of such fiscal year, and the denominator of which is the number of days between the Grant Date and the date the Award was scheduled to vest.
5.2 Restricted Stock Unit Terms and Conditions. Each grant of Restricted Stock Units shall be evidenced by a Restricted Stock Unit Terms and Conditions that specifies the Restriction Period, the number of Shares to which such Restricted Stock Units pertain, the purchase price, if any, and such other provisions as the Committee determines.
5.3 Restriction Period.
(a) In General. The Restriction Period for Restricted Stock Units is the five-year period commencing on the Grant Date.
(b) Change in Control. If a Change in Control occurs, the Restriction Period shall immediately end and the Participant’s Restricted Stock Units shall become fully vested immediately;
(c) Death or Disability. If a Participant’s Service is terminated by reason of such Participant’s death or Disability, the Restriction Period shall immediately end and the Participant’s Restricted Stock Units shall become fully vested immediately.
(d) Termination of Service for Reasons other than Death or Disability. In the event the Participant’s Service terminates other than by reason of the Participant’s death or Disability prior to a Change in Control, then notwithstanding any provision in the Plan or these Terms and Conditions to the contrary, the Restricted Stock Units granted to the Participant shall become fully vested immediately except that all Restricted Stock Units granted within one year prior to the date of termination of the Participant’s Service shall become fully vested with respect to the Applicable Fraction of the Restricted Stock Units and shall be immediately forfeited and canceled with respect to the remaining Restricted Stock Units. The “Applicable Fraction” means a fraction, the numerator of which is the number of days elapsed from the first day of the fiscal year of the Company in which the Participant’s Service terminated and the denominator of which is 365.
5.4 Nontransferability.
(a) Except as provided in Section 5.4(b) (Nontransferability), during the Restriction Period, (i) no Restricted Stock Units granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution and (ii) all rights with respect to Restricted Stock Units shall be available during the Participant’s lifetime only to the Participant or the Participant’s guardian or legal representative. The Committee may, in its sole discretion, require a Participant’s guardian or legal representative to supply it with evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.
(b) Subject to applicable law, Restricted Stock Units may be transferred to a Successor. Such transferred Restricted Stock Units may only be further sold, transferred, pledged, assigned or otherwise alienated by the Successor in accordance with the terms of this Section 5.4 (Nontransferability), and shall be subject in all respects to the terms of the Terms and Conditions and the Plan. For a transfer to be effective, the Successor shall promptly furnish the Company with written notice thereof and a copy of such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance of the Successor of the terms and conditions of the Plan.
5.5 Settlement of Units. Within fifteen (15) days after the end of the Restriction Period for Restricted Stock Units, the Company shall deliver to the Participant for each Restricted Stock Unit one Share (thereafter an Owned Share) and the amount of dividends, dividend equivalents and other distributions paid with respect to a Share during the vesting period beginning on the Grant Date.
SECTION 6
Purchase and Sale Rights
6.1 Restrictions. The Committee may impose such restrictions on any Shares as it deems necessary or advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which the Shares are then listed and/or traded, and under any blue sky or state securities laws.
6.2 Additional Conditions of Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or transferred, or (ii) to treat as owner of such Shares, to accord the right to vote as such owner, or to pay dividends to any transferee to whom such Shares have been transferred in violation of the Plan.
SECTION 7
Beneficiary Designation
7.1 Each Participant may, from time to time, name any Designated Beneficiary (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case the Participant should die before receiving any or all of his or her benefits under the Plan. Each beneficiary designation shall revoke all prior designations by the same Participant, must be in a form prescribed by the Committee and must be made during the Participant’s lifetime.
SECTION 8
Amendment, Modification and Termination; Adjustments
8.1 Amendment, Modification and Termination. The Board may at any time and from time to time alter, amend, modify or terminate the Plan in whole or in part, without the approval of the Company’s shareholders, except to the extent such approval is required by law. Subject to the terms and conditions of the Plan, the Committee may modify, extend or renew outstanding Awards under the Plan, or accept the surrender of outstanding Awards (to the extent not already exercised) and grant new Awards in substitution of them (to the extent not already exercised), in order to comply with the requirements of applicable law or otherwise. Notwithstanding the foregoing, no modification of an Award shall, without the prior written consent of the Participant, materially alter or impair any rights or obligations under any Award already granted under the Plan, except such an amendment made to comply with the requirements of applicable law.
8.2 Adjustment of Awards Upon the Occurrence of Certain Events.
(a) In General. If the Shares, as currently constituted, are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether because of a merger, consolidation, recapitalization, reclassification, split, reverse split, combination of shares, or otherwise, but not including a capital infusion from any source) or if the number of Shares is increased through the payment of a stock dividend, then the Committee shall substitute for or add to each Share underlying a Participant’s Restricted Stock Units the number and kind of shares of stock or other securities into which each outstanding Share was changed, for which each such Share was exchanged, or to which each such Share is entitled, as the case may be.
(b) Notice. The Committee shall give notice of any adjustment to each Participant who holds an Award that has been adjusted and the adjustment (whether or not such notice is given) shall be effective and binding for all Plan purposes.

8.3 Fractional Shares. Fractional Shares, whether resulting from any adjustment in Awards pursuant to Section 8.2 (Adjustment of Awards Upon the Occurrence of Certain Events) or otherwise, may be settled in cash or otherwise as the Committee determines.
8.4 Corporate Transaction. Any Award that has not been fully exercised before the date of a Change in Control may be settled or otherwise terminated on such date in the discretion of the Committee, unless a provision has been made in writing in connection with such transaction for the assumption of all Awards theretofore granted, or the substitution for such Awards of awards to acquire the stock of the surviving, resulting or acquiring corporation, with any adjustments as the Committee determines appropriate, in which event the Awards theretofore granted shall continue in the manner and under the terms so provided. Notwithstanding anything in the Plan to the contrary, any underwater Award that has not been fully exercised, and any Award that the Committee determines cannot become vested, before the date of consummation of the Change in Control may be canceled without consideration in the discretion of the Committee.
8.5 Tax Withholding. The Company shall have the right to deduct or withhold, or require a Participant to remit to the Company, an amount (either in cash or Shares) sufficient to satisfy any Withholding Tax.
SECTION 9
Miscellaneous Provisions
9.1 Successors. All obligations of the Company under the Plan or any Restricted Stock Unit Agreement shall be binding on any successor to the Company, whether the existence of the successor results from a direct or indirect purchase of all or substantially all of the Company’s stock, or a merger or consolidation, or otherwise.
9.2 Legal Construction.
(a) Number. Except where otherwise indicated by the context, any plural term used in the Plan includes the singular and any singular term includes the plural.
(b) Severability. If any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
9.3 Business Day. In the event the day prescribed for the performance of any act under the Plan, or deadline by which such act must be performed, shall fall on a day other than a Business Day, such day or deadline shall be extended until the close of business on the next succeeding Business Day.
9.4 Requirements of Law. The granting of Awards, the issuance of Shares and the payment of cash under the Plan shall be subject to all applicable laws, rules and regulations, and to any approvals by governmental agencies or national securities exchanges as may be required.
9.5 Rights of a Shareholder. A Participant shall not be, nor shall a Participant have any of the rights and privileges of, a shareholder until certificates for Shares have been issued upon settlement of Restricted Stock Units.
9.6 Securities Law Compliance.
(a) As to any individual who is, on the relevant date, an officer, director or greater than 10% percent beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act, or any successor rule. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.
(b) To the extent the Committee deems it necessary, appropriate or desirable to comply with state securities laws or practice and to further the purposes of the Plan, the Committee may, without amending the Plan, (i) establish rules applicable to Awards granted to Participants, including rules that differ from those set forth in the Plan, and (ii) grant Awards to such Participants in accordance with those rules that would require the application of the securities laws of any state.
9.7 Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments or deliveries of Shares not yet made to a Participant by the Company, the Participant’s rights are no greater than those of a general creditor of the Company. The Committee may authorize the establishment of trusts or other arrangements to meet the obligations created under the Plan, so long as the arrangement does not cause the Plan to lose its legal status as an unfunded plan.

9.8 Section 409A. Restricted Stock Units are intended to qualify for exemption from, or to comply with the requirements of, Section 409A, and the Plan shall be interpreted in a manner consistent with such intent. References in the Plan to a termination of “Service” and similar expressions shall mean a “separation from service” within the meaning of Section 409A. In the event that (i) the Committee determines that (x) any stock of the Company is publicly traded on an established securities market or otherwise, (y) the Participant is a “specified employee” within the meaning of Section 409A and (z) the Participant’s Restricted Stock Units do not qualify for exemption from Section 409A; and (ii) settlement of the Participant’s Restricted Stock Units is the result of the Participant’s separation from Service, then notwithstanding any provision herein or in the Participant’s Restricted Stock Unit Agreement to the contrary payment in settlement of such Restricted Stock Units shall be postponed until six months after the date of such separation from Service or, if earlier, the date of the Participant’s death.
9.9 Governing Law. To the extent not preempted by Federal law, the Plan and all agreements hereunder shall be construed and enforced in accordance with, and governed by, the laws of the State of New York, without giving effect to its conflicts of law principles that would require the application of the law of any other jurisdiction.

COTY

COTY INC.
350 FIFTH AVENUE
NEW YORK, NY 10118

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/coty2020**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D24626-P43900 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COTY INC.

The Board of Directors recommends a vote FOR all nominees, FOR proposals 2, 3, 4 and 6 and EVERY YEAR for proposal 5.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Beatrice Ballini
02) Joachim Creus
03) Nancy G. Ford
04) Olivier Goudet
05) Peter Harf
06) Johannes P. Huth
07) Paul S. Michaels
08) Sue Y. Nabi
09) Isabelle Parize
10) Erhard Schoewel
11) Robert Singer
12) Justine Tan

	Every Year	Every Two Years	Every Three Years	Abstain
5. Advisory vote on the frequency of an advisory vote on named executive officer compensation	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Form 10-K and the Proxy Card are available at www.proxyvote.com.

D24627-P43900

COTY INC.
Annual Meeting of Stockholders
November 3, 2020 8:30 A.M., ET
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Kristin Blazewicz and Sue Y. Nabi, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of COTY INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 A.M., ET on November 3, 2020, at www.virtualshareholdermeeting.com/coty2020, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side